United States
Securities and Exchange Commission
Washington
, D.C. 20549
SCHEDULE 14A
Proxy Statement
Pursuant
To Section 14(a) of
the Securities Exchange Act of 1934

x Filed by the Registrant	o Filed by a Party other than the Registrant

Check the appropriate box:
o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
x	Definitive Proxy Statement
o	Definitive Additional Materials
o	Soliciting Material under § 240.14a-12
PUBLIC STORAGE

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):
x	No fee required.
o	Fee paid previously with preliminary materials.
o	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Public Storage

Public Storage

2023

Proxy Statement

Public Storage
Contactless Access

701 Western Avenue

Glendale, California 91201

March 22, 2023

Dear Fellow Shareholders:

In 2022, we reached several important milestones in our Company’s history. First, we celebrated our 50th anniversary. During those first fifty years, we grew from a single development facility in El Cajon, California, to the most recognized brand in the self-storage industry, with nearly 2,900 properties serving 1.8 million customers in 40 states.

Second, we made significant progress on the organic and external growth strategy we announced at our first-ever Investor Day in 2021. We leveraged our iconic brand, unmatched scale and locations, four-factor external growth platform, growth-oriented balance sheet, and high-integrity and innovative culture to achieve record performance for our Company.

I am proud of what the best team in self-storage accomplished in 2022, including delivering record revenues of $4.2 billion and record net operating income of $3.1 billion; increasing our portfolio by 5.9 million square feet through acquisitions, development, and redevelopment (with an estimated market value of $1.2 billion at stabilization); and achieving the highest direct operating margin among public self-storage real estate investment trusts and record revenue per available square foot. We enhanced the customer experience and continued to transform our operating model. We also continued to take care of our team members, and we are proud to have been named a Great Place to Work®. As we look forward to the next 50 years, Public Storage is poised to continue leading the self-storage sector.

Against this backdrop, we are pleased to invite you to attend our 2023 Annual Meeting of Shareholders (the Annual Meeting) on Tuesday, May 2, 2023, in Washington, DC. We hope that you will attend the meeting in person. We encourage you to designate the proxies named on the proxy card to vote your shares even if you are planning to come. This will ensure that your common stock is represented at the meeting.

We furnish our proxy materials to shareholders primarily over the Internet. We believe this process expedites shareholders’ receipt of the materials, lowers the costs of the Annual Meeting, and conserves natural resources. The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at https://materials.proxyvote.com/default.aspx?ticker=74460D.

Thank you for your continued support of Public Storage. We look forward to seeing you at our Annual Meeting.

Sincerely,

Joseph D. Russell, Jr.

President and

Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

March 22, 2023

To our shareholders:

On behalf of the Board of Trustees, I invite you to attend the 2023 Annual Meeting of Shareholders (the Annual Meeting) of Public Storage at 8:00 a.m. Eastern Time on Tuesday, May 2, 2023, at The Ritz-Carlton Georgetown, 3100 S Street, NW, Washington, DC 20007.

Items of Business

1.	To elect thirteen Trustees to our Board of Trustees;

2.	To vote on an advisory resolution to approve the compensation of our named executive officers (Say-on-Pay);

3.	To vote on an advisory resolution regarding the frequency of future advisory resolutions to approve the compensation of our named executive officers (Say-on-Frequency);

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023;

5.	To vote on a shareholder proposal requesting that our Board of Trustees issue short- and long-term Scope 1-3 greenhouse gas reduction targets aligned with the Paris Agreement; and

6.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Record Date

Close of business on March 13, 2023.

Proxy Materials

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at https://materials.proxyvote.com/default.aspx?ticker=74460D.

Sincerely,

Nathaniel A. Vitan

Senior Vice President,

Chief Legal Officer and Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be Held on May 2, 2023: This Proxy Statement and our 2022 Annual Report on Form 10-K are available at the Investor Relations section of our website, publicstorage.com.

Public Storage  |  2023 Proxy Statement  |  i

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PROXY STATEMENT SUMMARY

This summary highlights information you will find in this proxy statement and does not contain all the information that you should consider. You should read the entire proxy statement carefully before voting.

2023 ANNUAL MEETING INFORMATION

Date and Time Tuesday, May 2, 2023 at 8:00 a.m. Eastern Time	Location The Ritz-Carlton Georgetown 3100 S Street, NW Washington, DC 20007	Record Date March 13, 2023	Proxy Mail Date March 22, 2023

Public Storage shareholders as of the record date are entitled to vote on the matters presented at the meeting.

Each common share, par value $0.10 per share (Common Stock), of the Company is entitled to one vote for each trustee nominee and one vote on each of the other matters presented.

AGENDA AND VOTING RECOMMENDATIONS

Proposal Number	Item	Board Recommendation	Vote Required	Page Reference

1	Election of Trustees	FOR Each Nominee	Majority of votes cast	14

2	Advisory Vote to Approve Compensation of Named Executive Officers (NEOs)	FOR	Non-binding vote	41

3	Advisory Vote on the Frequency of Future Advisory Votes to Approve NEO Compensation	EVERY 1 YEAR	Non-binding vote	85

4	Ratify Appointment of Ernst & Young LLP (EY) as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	FOR	Majority of votes cast	87

5	A Shareholder Proposal Requesting that our Board of Trustees Issue Short- and Long-Term Scope 1-3 Greenhouse Gas Reduction Targets Aligned with the Paris Agreement	AGAINST	Majority of votes cast	91

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2022 Highlights

2022 HIGHLIGHTS

2022 BUSINESS HIGHLIGHTS

Under the leadership of our President and Chief Executive Officer (CEO) Joseph D. Russell, Jr., and the senior management team, we achieved record performance in 2022 and successfully executed against the organic and external growth strategy detailed at our 2021 Investor Day (available on the Investor Relations section of our website at publicstorage.com). During 2022, our 50th Anniversary year, we focused on innovating across our business to enhance the storage experience of our customers and continue transforming our operating model. We also continued to opportunistically deploy our growth-oriented balance sheet to generate external growth. Moreover, we distributed $2.3 billion in special dividends to our shareholders in connection with PS Business Parks, Inc.’s sale to affiliates of Blackstone, Inc.

Record Financial Results, Unprecedented Multiyear Growth, and Superior Operating Performance

Record Revenues	$4.2billion	Record Net Operating Income(1)	$3.1billion

Portfolio addition through acquisitions, development, and redevelopment	5.9million sq ft	Est. market value of properties added (at stabilization)	$1.2billion

Increase in portfolio square footage since 2019	26%	Core FFO per Share Growth(1)	23%

80.2% Direct Operating Margin (Same Store)	Highest among self-storage REITs	Record Revenue per Available Square Foot (Same Store)	$20.61

(1)

Net operating income (NOI) and Core FFO per share are a non-GAAP measures. Refer to pages 27-29, 44, and F-30 of our 2022 Annual Report on Form 10-K filed on February 21, 2023, for information regarding NOI, including a reconciliation to GAAP net income. Refer to Appendix A for information regarding Core FFO per share, including a reconciliation to GAAP diluted earnings per share.

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2022 Highlights

2022 COMPENSATION HIGHLIGHTS

In 2022, the Company continued its focus on improving customer and employee experiences while delivering record performance for shareholders, further positioning the Company to create long-term growth and increased shareholder value. The Company believes that 2022 executive compensation was aligned with the Company’s strong performance.

The following is a summary of the Compensation and Human Capital (CHC) Committee’s decisions with respect to the key components of the 2022 compensation program for our NEOs:

•	Base Salaries. The CHC Committee did not change base salaries for 2022.

•

2022 Annual Cash Incentives. The 2022 annual cash incentive program was based on two criteria: (i) Core FFO growth (50% weighting), and (ii) individual management goals for each named executive officer based on the Company’s strategic plan, including, among other things, goals related to the Company’s ongoing digitization efforts, continued portfolio growth, the expansion of the Company’s ancillary businesses, and strong employee engagement and succession planning. The goals for each criteria were set by the CHC Committee at the start of the year. Based on the Company’s Core FFO growth and management’s performance against strategic goals, the CHC Committee awarded our NEOs their 2022 annual cash incentive on average at 112% of target.

•

Multi-Year Performance-Based RSUs. For 2022, the CHC Committee granted performance-based restricted stock units (RSUs) subject to a three-year (2022-2024) performance period, representing a change from its historical practice of using a one-year performance period. The 2022 performance-based RSUs are based on the Company’s relative Total Shareholder Return (TSR) performance as compared to both self-storage REIT competitors (weighted 60%) and S&P 500 REITs (weighted 40%).

•

Multi-year Performance-Based Options. The CHC Committee continued its practice of granting performance-based stock options subject to a three-year performance period. As with the 2022 performance-based RSUs, the 2022 performance-based options (2022-2024 performance period) are based on the Company’s relative TSR performance as compared to both self-storage REIT competitors (weighted 60%) and S&P 500 REITs (weighted 40%).

The CHC Committee believes that the foregoing 2022 compensation decisions, which we discuss in more detail in the Compensation Discussion and Analysis section, beginning on page 44, of this proxy statement, strike the appropriate balance between rewarding management for their performance, incentivizing our leaders to continue creating long-term value, and attracting and retaining strong executives in a competitive labor market. The 2022 program also reflected changes made in response to shareholder feedback, including granting equity awards 100% based on multi-year relative performance.

SUSTAINABILITY FRAMEWORK

Overview and Alignment with Company Strategy

We recognize the importance of operating in a responsible and sustainable manner that aligns with the Company’s long-term strategy and promotes the best interests of our Company and its stakeholders. For over 50 years, the Company’s corporate strategy has centered on one core philosophy: generate growth and create value by operating our properties and the Company for the long term. Through this strategy, we have achieved:

•	a geographically diversified property portfolio with a light environmental footprint;

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2022 Highlights

•	a high-integrity corporate culture, growth-oriented balance sheet, and unparalleled brand and operating platform that produce strong free cash flow with sustained growth;

•	a diverse and inclusive employee base with strong connections with our communities;

•	resilient operations and focused risk management; and

•	significant growth and sustainable value creation for our stakeholders.

The Company issues an annual Sustainability Report, which is available on our website at publicstorage.com, to provide transparent communication around our sustainability efforts, strategies, commitments, and progress. We will continue to keep long-term sustainable growth and value creation for our stakeholders at the forefront of our strategy and operations, and we will communicate our ongoing efforts to mitigate environmental, social, economic, political, data security, reputational, and other risks in addition to capitalizing on emerging sustainability-related opportunities.

Our Strategic Focus on Sustainable Long-Term Growth and Value Creation

We operate our business with a long-term focus, and our strategy prioritizes the Company’s resilience and performance in the decades to come.

The following framework underpins our sustainable long-term strategy:

ENVIRONMENTAL	SOCIAL	GOVERNANCE

OPERATIONS

•  Low environmental impact at property and corporate levels

•  Initiatives with a range of sustainability and economic benefits (e.g., solar, LED lighting, low water use landscaping)

•  Low property obsolescence and high resilience

•  Focus on stakeholders including employees, customers, communities, and investors

•  Corporate culture built on integrity, diversity and inclusion, accountability, entrepreneurship, and employee development

•  Cultural alignment with corporate strategy

•  Comprehensive Enterprise Risk Management (ERM) framework

•  Robust risk management practices including oversight, succession planning, legal, and regulatory compliance

•  Pay-for-performance philosophy

CAPITAL ALLOCATION

•  Low capital expenditures needed to maintain properties

•  Efficient-system initiatives to reduce energy and water use, carbon emission, and waste production

•  Redevelopment and adaptive reuse of older, less-efficient properties

•  Address underserved consumer storage needs

•  Help mitigate high costs of housing as a space alternative

•  Serve essential-business customers, including health professionals, charities, and tradespeople

•  Risk reduction via portfolio geographic diversity, cloud-based operating systems, cyber security, and data privacy initiatives

•  Resource allocation towards sustainability strategy and communication efforts

BALANCE SHEET

Low leverage, high permanent capital balance sheet that supports adaptation to the evolving risk environment, provides stability for our employees and customers, and enables execution of Public Storage’s long-term corporate strategy

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2022 Highlights

Board Oversight and Company Leadership

The Board’s commitment to effective oversight of the Company’s environmental, social, and governance (ESG) risks and opportunities and to ensuring the Company’s progress across our sustainability initiatives is reflected in its allocation of oversight responsibilities among its standing committees, which responsibilities are regularly reviewed.

Currently, the Nominating, Governance, and Sustainability (NGS) Committee has formal responsibility for leading the Board’s oversight of ESG matters including: (i) supporting the Board in overseeing company-level ESG policies and in identifying and overseeing risks associated with ESG matters; (ii) overseeing the Company’s Environmental, Social, and Governance Steering Committee (ESG Committee) and overseeing and monitoring management’s efforts and activities on ESG initiatives, including any Company ESG performance goals; and (iii) overseeing the Company’s disclosure practices related to ESG matters, including our annual Sustainability Report.

The Board is supported in its oversight of the Company’s ESG risks and opportunities by the ESG Committee, comprising our CEO and other senior executives across functions including executive management, enterprise risk management, audit, real estate, operations, human resources, finance, legal, construction, architecture, and investor relations. The ESG Committee assists the Company’s executive management in setting general strategy relating to ESG matters; implementing initiatives and policies based on that strategy; overseeing communications with our stakeholders; and assessing developments relating to, and improving the Company’s understanding of, ESG matters. The ESG Committee reports to and receives guidance from our Board through formal and informal meetings and interactions. This includes formal reporting to the NGS Committee, Audit Committee, and CHC Committee, in addition to informal reporting to the rest of the Board on a regular basis.

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2022 Highlights

Leading the Self-Storage Sector in Environmental Stewardship

Public Storage considers potential environmental impacts—both positive and negative—in our decision-making across the business.

We are pleased to present the following highlights from our environmental stewardship efforts in 2022:

Further Reductions to Our Low Environmental Impact

For 50 years, we have built and operated our properties to stand the test of time. We design our properties to have low obsolescence and high structural resilience, retaining functional and physical usefulness over many decades. This contrasts with other real estate types that require frequent reinvestment (i.e., capital expenditures) to stay current with consumer preference, remain competitive with newer construction, offset heavier wear-and-tear by users, and maintain structural operating efficiency.

Our property portfolio also has an inherently light environmental footprint, with carbon, water, and waste intensities that are on average 82% lower than other property types, including multifamily, office, industrial, and retail. Through our environmentally friendly capital initiatives, we have also achieved higher environmental efficiencies at our properties than our self-storage peers, emitting 27% less carbon per square foot and using 13% less water per square foot (on a same-store basis) than other public self-storage REITs.

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2022 Highlights

All data for the year 2021.

(1)	Consists of multifamily, office, industrial, and retail. Based on data from ULI Greenprint Performance Report, Vol. 12.
(2)	Includes Extra Space Storage Inc. (NYSE: EXR), CubeSmart (NYSE: CUBE), and Life Storage, Inc. (NYSE: LSI).

Moreover, we have achieved significant reductions in our same-store carbon emission, water, and waste intensities as a result of our ambitious initiatives, including a 27% reduction in our Scope 1 and Scope 2 greenhouse gas emissions (on a like-for-like basis) since 2018:

Responsibly Addressing Climate Change

We support global efforts to mitigate the impact of climate change. Over the past several years, we have taken proactive measures to improve our understanding and management of risks and opportunities related to climate change. We will continue to utilize our unique competitive advantages in furthering our environmental stewardship efforts and addressing the effects of climate change. Our commitment includes:

•	expanding our greenhouse gas emissions inventory to include Scopes 1, 2, and 3 for the entire portfolio, while enhancing our data collection processes and internal controls;

•	analyzing opportunities to work with our vendors and suppliers on emissions reductions;

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2022 Highlights

•	enhancing our internal processes and controls in anticipation of forthcoming SEC climate disclosure rules;

•

evaluating the potential feasible pathways toward adopting near, medium, and/or long-term greenhouse gas emissions reduction targets or other science-based, climate-focused targets aligned with the emissions reduction goals of the Paris Climate Agreement;

•	enhancing our environmental management system further to infuse sustainability across our organization, improve our program, and bolster the results of our sustainability efforts;

•	providing regular updates to our stakeholders on our ongoing efforts through our annual Sustainability Report; and

•

publicly disclosing detailed information on our greenhouse gas emissions (consistent with TCFD standards), including through the CDP, as well as information on energy and water usage, green energy generation, and similar metrics.

We will continue to address matters relating to climate change and sustainability in a thoughtful and responsible manner, and we seek to identify and act upon opportunities and initiatives that make sense from both sustainability and financial return on invested capital perspectives.

Our Social Commitments to Our Stakeholders

Our commitment to our stakeholders—including employees, customers, communities, investors, and suppliers—underpins our long-term successes. We actively engage with stakeholders and incorporate their views into our decision-making. In a world that is increasingly interconnected with faster information dissemination, rapid innovation, quicker decisions, and rising risk, stakeholder focus is a critical strategy element for Public Storage.

Diversity and Inclusion

Diversity Statement: We are united under one common goal—creating an inclusive and diverse workplace where all employees feel valued, included, and excited to be part of a best-in-class team. With nearly 5,900 team members from all different races, backgrounds, and life experiences, we celebrate inclusion and value the diversity each person brings to Public Storage. We believe our commitment to diversity and inclusion makes us a stronger company and instills a sense of pride across our teams and the customers we serve.

Our long-held belief in hiring the best has resulted in a diverse and inclusive workforce. Public Storage hires based on skills, personality, and experience without regard to age, gender, race, ethnicity, religion, sexual orientation, or other protected characteristic. We are proud to have a diverse and inclusive workforce that reflects the diversity of the customers we serve.

In addition, we disclose our annual Consolidated EEO-1 report, which reflects the race, ethnicity, and gender composition of our workforce on the Investor Relations section of our website at publicstorage.com. We also maintain policies regarding diversity, equal opportunity, pay-for-performance, discrimination, harassment, and labor (e.g., child, forced, and compulsory).

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2022 Highlights

Our commitment to fostering an environment where everyone feels valued and included extends not just throughout Public Storage but across the real estate industry. As one of the largest REITs—and the largest self-storage REIT—we are committed to leading the industry’s diversity and inclusion efforts. In this regard, in 2022, we made a founding donor contribution to the Nareit Dividends Through Diversity, Equity & Inclusion Giving Campaign. This initiative is directed at taking actionable and sustainable measures that support the recruitment, inclusion, development, and advancement of women, black professionals, other people of color, ethnically diverse individuals, and members of other under-represented groups in REITs and the publicly traded real estate industry. This follows our CEO’s signing of the CEO Action for Diversity and Inclusion pledge in 2021.

Development, Recognition, and Advancement

Our people power the Public Storage® brand. We empower all of our employees through our robust learning and development programs, which provide them with skills, tools, and knowledge so they not only grow as individuals but also contribute to the value of the organization through strong engagement.

Most of our new hires join us as Property Managers without any experience in the self-storage industry. Our hands-on new hire training program matches new hires with a Key Training Professional and provides close coaching and development from a District Manager. This equips our new teammates with the skills and confidence they need to manage a property within their first two weeks.

We have multiple career pathways for our property teams, and many choose to grow their entire career with us while learning new skills and taking on additional responsibility. Some choose to focus on developing people, many build their career around ensuring our customers receive exceptional service, and others pursue multi-unit property management. For those who enjoy the challenges that come with managing multi-unit portfolios and people, we offer our District Manager-in-Training program, which is a formal advancement program that equips participants with the skills they need to become successful District Managers at the Company.

Our experienced Learning and Development team leads our efforts to keep our employees informed, engaged, and motivated through relevant and timely training and development programs and Company-wide communications. Given the geographically dispersed nature of our workforce, we ensure employees have access to the tools and resources to be successful and develop critical skills that are relevant to a variety of careers.

•

Training and Development: We invest in robust training and development across all levels of the Company through multiple learning platforms and channels. This enables us to provide an exceptional employee experience and allows for accelerated new hire training, active professional and leadership development, and upward mobility across the Company. In 2022, our employees completed over 430,000 training events (averaging 73 hours per employee) to optimize internal skills development and advancement.

•

Advancement in Leadership: Leadership development is a critical component of our employee journey. Through our customized leadership programs, we equip leaders and aspiring leaders with the skills and tools they need to succeed as individual leaders and motivate and retain high performing teams. Adding to our leadership programs, this year we began development of a new leadership accelerator program for women and diverse employees. This program includes individual mentorship and hands-on experiences directed at further enhancing our bench of women and minority leaders and management succession planning.

•	Employee Recognition: We believe recognition is fundamental to an engaged team and productive workplace. We recognize our employees for their tenure and celebrate their

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2022 Highlights

achievements through our Employee Service Award program. In addition, we have an award winning digital Badge Appreciation program, which allows Public Storage team members formally to recognize each other. This program is extensively used, with nearly 65,000 recognition badges sent in 2022.

•

Employee Communication: We are committed to keeping employees informed and connected through regular, clear communication. We utilize multiple channels, including email communications and town halls, where we provide our employees the opportunity to ask questions of our leaders. Additionally, our monthly newsletter, The Insider, provides recent news and updates within the Company and spotlights employee recognition and development.

Employee Health and Well-Being

Public Storage is committed to the total well-being of all our employees and provides resources to help them achieve their goals and support them in times of need. We provide health plans, tools, and resources to empower our employees to explore their options and to evaluate what they need to achieve a healthy and balanced lifestyle. We have also developed programs that promote taking steps towards a healthy lifestyle through encouragement and team support.

Employee Engagement

Employee engagement is fundamental to our understanding of the effectiveness of our human capital management strategies. We conduct various surveys that measure commitment, motivation, and engagement, as well as soliciting broader employee feedback, which we use to help us improve.

Each year, we conduct a formal employee survey to measure engagement. In 2022, 74% of our employees participated in our employee engagement survey, and we were pleased to see employee engagement of 76%. We are committed to continuous listening and improvement for our employees, and our feedback tools have guided enhancements for our employees, including the development of additional career progression opportunities and enhancements to our employee compensation and benefits programs.

Our employee engagement efforts have also led to recognition outside of Public Storage. We are proud to be named a Great Place to Work® and included on the Forbes and Statista “America’s Best Large Employers” award list. We have also been recognized by Comparably, Inc. as a “Choice Employer” with an “A+” Culture Score based on employee responses across 18 culture metrics, among other recognitions.

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2022 Highlights

Human Rights

A core value at Public Storage is treating individuals with dignity and respect inside our organization and throughout our supply chain. Respect for human rights is fundamental to our success and the communities where we operate. Employees are united by values that demonstrate our insistence on “doing the right thing.” Our commitment to human rights embodies and reflects these values as they influence everything we do and serve as the guiding principles that drive Public Storage every day.

Our Human Rights Policy is available on our website at publicstorage.com.

We are pleased to highlight the following additional commitments to our stakeholders:

EMPLOYEES

•  Direct engagement and open door policy

•  Dedicated Learning and Development team

•  Development and upward mobility focus

•  Mandatory diverse candidate slates for all director-level and above openings

•  Defined career paths from entry-level to senior management

•  Ongoing training and job aids

•  Active succession planning at all levels

•  Health benefits for all employees, including part-time employees working at least 20 hours per week

•  New hire and ongoing training and development through Public Storage Online Academy

•  Engagement surveys (74% employee participation in employee engagement survey and 76% engagement score in 2022)

•  Unconscious bias training for all leaders

•  Wellness support programs, including mental wellness support

•  Monthly safety training at all properties

•  Annual safety training at Company headquarters

•  24-hour anonymous compliance hotline

•  Back up child care support for families

•  Monthly employee newsletter

CUSTOMERS	COMMUNITIES

• Direct engagement at properties • Direct engagement in customer care functions • Satisfaction surveys • Environmental best practice postings at properties	• Employee volunteering • Cleanliness and safety surrounding properties • Industry trade group memberships • Conference and event participation

INVESTORS	SUPPLIERS AND VENDORS

•  Investor Day in 2021 provided detailed insight into Company strategy, performance, and outlook

•  Ongoing Company presentations to update investors on macro and Company specific topics

•  Quarterly supplemental earnings disclosure

•  Quarterly earnings calls

•  Direct engagement with management team

•  Conference and event participation

•  Dedicated investor relations team

•  Direct engagement

•  ERM and compliance programs addressing anti-boycott, anti-bribery, export restriction, and trade sanction issues

•  Supplier code of conduct agreement focused on:

–  Prohibiting corrupt or unfair business practices

–  Antitrust and fair competition agreements

–  Employment law agreements, including involuntary, anti-discriminatory, and child labor

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2022 Highlights

Connecting with Our Communities

As the largest U.S. self-storage REIT, with operations in 40 states and every major metropolitan area, we have long been committed to giving back to the communities in which we operate. Our commitment to our communities is evident across our environmental initiatives to reduce energy, water, and waste intensities, our focus on diversity and inclusion, with an employee base that reflects the diversity of the communities we serve, and our guiding principle of “doing the right thing.” Many of our employees are active in our communities, including through volunteering their time and making charitable donations to organizations meaningful to them.

In 2022, we enhanced our commitment to our communities and our employees through the introduction of Public Storage Community Connects™. Public Storage Community Connects allows our employees to have a voice in selecting non-profit organizations throughout the communities we serve to which we make charitable contributions. For 2022, our employees helped select three non-profits across the country to receive our support in providing pediatric oncology, pediatric medicine, and other childcare and family services and support.

Responsible Governance Practices

Public Storage’s commitment to the highest ethical standards is the foundation of a governance structure that provides oversight and accountability, promotes fairness and compliance, and proactively manages risk. Governance is critical to our operational, financial, and reputational resilience.

Our Board oversees senior management to ensure the long-term interests of the Company and our stakeholders are best served. Our trustees take a proactive, focused approach to their oversight responsibilities. Our corporate governance is structured to foster principled actions, informed and effective decision making, and appropriate monitoring of performance, risk, and compliance. Trustee decisions are governed by the Corporate Governance Guidelines and Trustees’ Code of Ethics, in addition to individual committee charters.

Key aspects of our governance include:

Company-Wide	Board Structure and Composition

• Strong accountability and oversight • Pay-for-performance • Focus on legal and regulatory compliance • ERM program

•  Declassified (annually elected) Board

•  85% independent trustees

•  Lead independent trustee

•  Separate Chairman and CEO positions

•  Active Board refreshment (5 of the trustee nominees have joined the Board since 2020)

•  All Audit Committee members are financial experts

Shareholder Rights	Additional Practices

•  No poison pill

•  Right to call special meetings

•  Right to nominate trustees (proxy access)

•  Majority shareholder vote to amend charter, bylaws and approve M&A transactions

•  Majority vote requirements for trustee elections

•  Robust stock ownership guidelines

•  Clawback policy covering all compensation

•  Anti-hedging policy

•  No employment or severance agreements

•  Double-trigger equity vesting upon change of control

•  Political and charitable contributions policy

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2022 Highlights

Code of Conduct

Employees, executive management, and trustees must adhere and annually attest to our Code of Conduct, which includes policies and standards around personal, professional, and marketplace integrity; anonymous reporting of concerns; and protecting Company assets, records, and information. The Code of Conduct also covers the Foreign Corrupt Practices Act, antitrust and competition laws, anti-boycott laws, export control laws, insider trading laws, and equal opportunity, diversity, and anti-harassment standards. Executive management and trustees must also adhere to additional Codes of Ethics and Corporate Governance Guidelines.

Ongoing Board Refreshment

Our Board has demonstrated a commitment to board refreshment. Over one-third of our trustees, all independent, have served for less than three years.

As further described below under “Proposal 1: Election of Trustees,” beginning on page 15, our Board intends to decrease in size from fourteen to thirteen members effective at the Annual Meeting. The Board reached this determination, including the composition of the slate of nominees, by balancing a desire for a smaller, more efficient Board against a range of factors, including its commitment to refreshment, as well as the mix of skills, qualifications, and other attributes of the nominees.

Our Commitment

We are committed to a forward-looking and integrated approach to sustainability across our organization. We strive to further reduce the Company’s environmental footprint while bolstering our resilience in the face of environmental, economic, political, data security, reputational, and other risks. We will continually strengthen our unique competitive advantages in order to manage risk, create and act upon opportunity, and generate sustained long-term value for our stakeholders. Please refer to our Sustainability Report available on our website at publicstorage.com for additional information regarding our sustainability program, efforts, and commitment to our stakeholders.

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Proposal 1:

Election of Trustees

Our Board has nominated thirteen trustees, who, if elected by shareholders at our Annual Meeting, have agreed to serve until next year’s annual meeting of shareholders.

RECOMMENDATION: Vote FOR each nominee

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Proposal 1: Election of Trustees

PROPOSAL 1

ELECTION OF TRUSTEES

EXECUTIVE SUMMARY

Our Board has nominated thirteen trustees for election at this year’s Annual Meeting to hold office until the next annual meeting of shareholders.

Each of the thirteen nominees has agreed to be named in this proxy statement and to serve on the Board if elected. We expect all nominees to attend the Annual Meeting.

If any of our nominees becomes unavailable to stand for election, the proxies named on the proxy card intend to vote your Common Stock for the election of any substitute nominee proposed by the Board.

As discussed more fully below, the proposed slate of thirteen nominees represents a reduction from the Board’s current size of fourteen trustees and reflects the Board’s determination that reducing the size of the Board, while maintaining an appropriate mix of skills, experience, and personal qualities, creates an effective, well-functioning Board that serves the best interests of Public Storage and our shareholders. The Board will be reduced in size effective at the Annual Meeting.

The Board is responsible for overseeing management and providing sound governance on behalf of our shareholders. The Board and each of its committees have an active role in overseeing management of the Company’s risks, a responsibility that the Board believes is one of its most important areas of oversight.

The Board carries out its responsibilities through (1) the effective collaboration of our highly capable and experienced trustees; (2) a well-crafted Board structure, which includes separate individuals holding the positions of the CEO, the Chairman of the Board, and the Lead Independent Trustee; (3) a strong committee structure that enables trustees to provide the appropriate level of focused oversight and subject-matter expertise; and (4) adherence to our Corporate Governance Guidelines and Trustees’ Code of Ethics.

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Proposal 1: Election of Trustees

BOARD COMPOSITION HIGHLIGHTS

Each of our nominees is a current trustee and well-qualified to serve on our Board based on education, experience, and personal qualities. Our trustees provide a variety of points of view that improve the quality of dialogue, contribute to a more effective decision-making process, and enhance overall culture in the boardroom. Our trustee-nominees represent a diversity of professional experience, race, ethnicity, gender, age, and cultural background, including:

2023 Trustee Nominees
Independence	Gender Diversity

Racial Diversity*	Age Diversity

Tenure**

*	Racial diversity includes self-identification as a member of an underrepresented community.
**	Average tenure is 6.7 years.

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Proposal 1: Election of Trustees

BOARD EVALUATIONS AND NOMINATIONS

In our annual Board evaluation and nomination process, the NGS Committee evaluates our trustees—individually and as a group—in light of the current needs of the Board and the Company. This annual evaluation process reviews the effectiveness of the Board, its committees, and trustees, with a focus on Board composition, culture, and administration. In addition, during the course of the year, the NGS Committee discusses Board succession and reviews potential trustee candidates. The NGS Committee has in the past retained third parties to assist in identifying potential nominees.

Our annual evaluation process involves assessments at the Board, Board committee, and individual trustee levels under the direction of the NGS Committee Chair and the Chairman of the Board. Each trustee completes an anonymous written questionnaire, which is followed with an individual conversation with the NGS Committee Chair to review themes identified in the responses to the questionnaires and discuss other evaluation topics. Following conclusion of the individual interviews, the NGS Committee Chair discusses with the NGS Committee the aggregated results of the written questionnaires and the NGS Committee Chair’s conversations with individual trustees. The NGS Committee Chair also presents committee-specific feedback to each of the Audit Committee Chair and CHC Committee Chair and reports the results of the annual evaluation process to the full Board. This process assists the Board in determining the appropriate nominees for election based on current Company and Board needs. In addition, the NGS Committee takes into consideration its ongoing evaluation of potential new trustee candidates when recommending a slate of nominees for election to the Board at each annual meeting of shareholders.

As discussed more fully below under “Board Refreshment and Succession Strategy,” our 2022 Board evaluation process confirmed a belief within the Board that the Board should be reduced in size to facilitate greater efficiency and effectiveness. The result of the Board’s subsequent deliberations is the slate of thirteen nominees submitted for election at the Annual Meeting, reflecting a reduction in the Board’s size by one trustee while maintaining a robust mix of skills, experience, and personal qualities.

BOARD QUALIFICATIONS

The NGS Committee has developed a matrix of skills to assess the qualifications of trustee candidates, including:

•

core trustee attributes—independence, high integrity and ethical standards, public company service, risk management experience, understanding or experience with complex public companies or like organizations, and ability to work collegially and collaboratively with other trustees and management;

•	diversity enhancing qualities—age, tenure, gender, and diverse background, including membership in underrepresented communities; and

•

additional professional skills, experience, and knowledge, such as financial literacy, industry experience, operational management experience, capital markets/banking expertise, corporate governance, ESG and sustainability experience, real estate, technology, marketing, tax, senior executive experience, and other expertise that may be important to oversight of the Company’s operations and strategic objectives.

The NGS Committee considers all these relevant attributes of each Board candidate with the goal of nominating a diverse slate of candidates with an appropriate combination of skills, experience, and personal qualities that will best serve the Board and its committees, our Company, and our shareholders.

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Proposal 1: Election of Trustees

BOARD REFRESHMENT AND SUCCESSION STRATEGY

Our Board and the NGS Committee understand the importance of Board refreshment. We aim to strike a balance between the knowledge that comes from longer-term service on the Board with the new experience, ideas, and energy that can come from adding new trustees. We regularly consider whether the range of our Board’s tenure appropriately encompasses trustees who have historic institutional knowledge of Public Storage and the competitive environment, complemented by newer trustees with varied backgrounds, perspectives, and skills. As a result of our ongoing Board refreshment efforts, the average tenure of the thirteen trustees submitted for re-election at the Annual Meeting is 6.7 years.

The NGS Committee takes a strategic approach to refreshment and succession planning. The NGS Committee’s approach includes considering the Company’s business strategy, regularly refining its list of the skills necessary for effective Company oversight over the short- and long-term, regularly assessing how the current Board meets these targeted skills, and identifying skills and backgrounds that should be bolstered by adding new trustees.

These ongoing strategic assessments are supported and informed by the rigorous annual evaluation process performed under the direction of the NGS Committee Chair and the Chairman of the Board at the Board, Board committee, and individual trustee levels.

We also consider any meaningful changes in the job responsibilities or business associations of a trustee in the event of any such change. Our Corporate Governance Guidelines and Trustees’ Code of Ethics permit the NGS Committee to request that a trustee resign if such change impairs the trustee’s effectiveness. The NGS Committee also takes into account anticipated trustee retirements as it considers its long-term Board composition goals. In addition, as part of our shareholder engagement dialogue, we have in the past discussed with our investors the composition and performance of our Board, and we will continue to do so upon request or as otherwise appropriate.

As noted above, our 2022 Board evaluation process confirmed the Board’s belief that the number of trustees should be reduced in order to facilitate a more efficiently- and effectively-functioning Board. Accordingly, beginning in late 2022 and continuing into early 2023, the NGS Committee, led by the NGS Committee Chair, the Chairman of the Board, and the Lead Independent Trustee, considered how best to reduce the size of the Board. The NGS Committee weighed the core trustee attributes, diversity qualities, and additional professional skills, experience, and knowledge of each of our existing trustees against the Board’s and Company’s perceived needs, the desired size of the Board, and other feedback identified through the 2022 Board evaluation process.

After deliberation, the NGS Committee recommended to the Board, and the Board agreed, that the Board should be reduced in size to thirteen trustees effective at the Annual Meeting, as reflected in the slate of nominees submitted for election. Assuming the election of this year’s proposed trustee nominees, we believe we will have a good balance between tenured trustees with significant experience with the Company and newer trustees with fresh perspectives. The proposed slate of nominees constitutes a strong, independent Board that will be well-positioned to navigate the current challenging business environment and accelerate the Company’s growth and accomplishment of key corporate objectives for the benefit of all of our stakeholders.

BOARD FOCUS ON DIVERSITY

Board succession and ensuring an appropriate diversity of views and experience are key focus areas for the NGS Committee and the Board. Our Board, including the nominees submitted for election at the Annual Meeting, reflects diverse perspective and a complementary mix of skills, experience, and

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Proposal 1: Election of Trustees

backgrounds that we believe are paramount to our ability to represent the interests of all stakeholders. Our Board recognizes the importance of diversity and supports management’s efforts to enhance all aspects of diversity throughout the Company.

Our trustee nominees, 85% of whom are independent, have a broad range of experience in varying fields, including real estate, finance, financial reporting, banking, international affairs, governance, marketing, retail, operations, legal, and cybersecurity/technology. A majority of our trustees hold or have held directorships at other U.S. public companies. Five of our trustee nominees, in addition to our Chairman and our CEO, have served as CEOs, and all have demonstrated superb leadership and analytical skills gained from deep experience in management, finance, and corporate governance.

Four of our trustee nominees are women, and four are racially diverse or self-identify as being from an underrepresented community. Additionally, our Chairman and our CEO have provided meaningful in-person opportunities for the Board to interact with key members of management beyond our executive officers on a quarterly basis. Half of our current executive officers are diverse (including our Chief Administrative Officer and Chief Legal Officer). Similarly, 52% of our nearly 5,900 employees are people of color and 67% of our employees are female.

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Proposal 1: Election of Trustees

NOMINEE QUALIFICATIONS

The Board has nominated thirteen trustees, all of whom are incumbents elected at our 2022 annual meeting of shareholders.

We recommend that you vote FOR each nominee.

Nominee	Age	Principal Professional Background	Trustee Since	Committee Membership

Ronald L. Havner, Jr.	65	Chairman of the Board; Retired Chief Executive Officer of Public Storage	2002

Tamara Hughes Gustavson (Independent Trustee)	61	Real Estate Investor; Philanthropist	2008

Leslie S. Heisz (Independent Trustee)	62	Retired Managing Director of Lazard Frères	2017	NGS

Shankh S. Mitra (Independent Trustee)	42	Chief Executive Officer of Welltower Inc.	2021	CHC

David J. Neithercut (Lead Independent Trustee)	67	Retired President and Chief Executive Officer of Equity Residential	2021	NGS

Rebecca Owen (Independent Trustee)	61	Retired President of CEI Realty Inc.; Former Chief Legal Officer of Clark Enterprises, Inc.	2021	Audit

Kristy M. Pipes (Independent Trustee)	63	Retired Managing Director and Chief Financial Officer of Deloitte Consulting	2020	Audit (Chair) and NGS

Avedick B. Poladian (Independent Trustee)	71	Retired Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc.	2010	Audit and CHC (Chair)

John Reyes (Independent Trustee)	62	Retired Chief Financial Officer of Public Storage	2019

Joseph D. Russell, Jr.	63	President and CEO of Public Storage; Former Chief Executive Officer of PS Business Parks, Inc.	2019

Tariq M. Shaukat (Independent Trustee)	50	President, Bumble	2019	Audit

Ronald P. Spogli (Independent Trustee)	74	Co-Founder of Freeman Spogli & Co.; Former Ambassador to the Italian Republic and the Republic of San Marino	2010	NGS (Chair) and CHC

Paul S. Williams (Independent Trustee)	63	Retired Partner at Major, Lindsey & Africa; Former President of the National Association of Corporate Directors (NACD) Chicago Chapter	2021	CHC and NGS

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Proposal 1: Election of Trustees

TRUSTEE NOMINEES SKILLS SUMMARY

The Board believes that our trustee nominees provide Public Storage with the combined skills, experience, and personal qualities needed for an effective and engaged Board.

CEO or Senior Executive Experience	●			●	●	●	●	●	●	●	●	●	●

Public Board Experience	●	●	●	●	●	●	●	●		●			●

Relevant Industry Experience	●	●		●	●	●		●	●	●		●

Financial or Tax Experience	●		●	●	●	●	●	●	●		●	●

Corporate Governance Experience	●	●	●		●	●	●	●			●	●	●

Enterprise Risk Management or Crisis Management Experience	●	●	●	●	●	●	●	●	●	●	●	●	●

M&A/Capital Markets/Capital Allocation Experience	●		●	●	●	●	●	●	●	●	●	●	●

Succession Planning/Human Capital Management Experience	●	●	●	●	●	●	●	●	●	●	●	●	●

Cybersecurity Experience	●		●			●	●	●			●

Technology/Data Analytics Experience							●		●		●

Brand Marketing or Consumer Facing/Retail Experience	●			●	●				●	●	●	●

International Executive or Global Company Board Experience	●		●				●				●	●	●

Legislative/Regulatory or Legal Experience						●						●	●

Gender Diversity		●	●			●	●

Racial Diversity*				●					●		●		●

Major Shareholder		●

*	Includes self-identification as being from an underrepresented community.

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Proposal 1: Election of Trustees

TRUSTEE NOMINEE BIOGRAPHIES

Age: 65 Trustee since: 2002 Trustee Qualification Highlights: Risk Management Cybersecurity Extensive leadership experience and Company and industry knowledge; financial and M&A expertise

Ronald L. Havner, Jr.

Chairman

Mr. Havner joined the Board in November 2002 and has served as Chairman since August 2011. Mr. Havner served as Chief Executive Officer of Public Storage from November 2002 until his retirement on January 1, 2019. Mr. Havner joined Public Storage in 1986 and held a variety of senior management positions prior to becoming Chief Executive Officer.

Mr. Havner has served as Chairman of the Board of Public Storage’s affiliate, Shurgard Self Storage SA (Shurgard) (EURONEXT: SHUR) since completion of its initial public offering in October 2018. He also serves as a director of AvalonBay Communities, Inc. (NYSE: AVB). Mr. Havner previously served as Chairman of the Board of PS Business Parks, Inc. (PS Business Parks; previously listed on the NYSE) from March 1998 until its sale in July 2022 and as a director of California Resources Corp. (NYSE: CRC) from December 2014 to May 2018. He was the 2014 Chairman of the Board of Governors of Nareit.[1]

Mr. Havner’s qualifications for the Board include his extensive leadership experience and Company and industry knowledge. Having served as Chief Executive Officer for 17 years, Mr. Havner provides an invaluable perspective in Board discussions about the historic operations and strategic direction of the Company.

Age: 61 Trustee since: 2008 Trustee Qualification Highlights: Risk Management Previous experience at the Company; ongoing investment; charitable board experience

Tamara Hughes Gustavson

Real Estate Investor; Philanthropist

Ms. Gustavson joined the Board in November 2008. She was previously employed by Public Storage from 1983 to 2003, serving most recently as Senior Vice President, Administration. During the past nine years, Ms. Gustavson has supervised her personal business investments and engaged in charitable activities. Ms. Gustavson currently serves as chairperson for the Board of Trustees of American Homes 4 Rent (NYSE: AMH) and also serves on the Board of Trustees of the William Lawrence and Blanche Hughes Foundation and the Board of Trustees of the University of Southern California. Ms. Gustavson is our largest single shareholder and owns approximately 9.9% of the Company’s Common Stock.

Ms. Gustavson’s qualifications for election to the Board include her previous managerial experience at Public Storage and her ongoing investment and charitable board experience. In addition, as the largest individual shareholder of the Company, Ms. Gustavson provides the Board with a shareholder’s perspective in Board discussions about the operations and strategic direction of the Company.

[1]

In evaluating Mr. Havner’s nomination, the NGS Committee considered that Mr. Havner received the support of 88% of votes cast at our 2022 annual meeting of shareholders, which was slightly below the average of our other trustees. We believe this difference may be attributable to Mr. Havner’s commitments, at the time, to three other public company boards. As a result of the sale of PS Business Parks to affiliates of Blackstone, Inc. in 2022, Mr. Havner currently serves on only two other public company boards. After considering Mr. Havner’s commitments, including that one of the other boards to which Mr. Havner belongs—Shurgard—is a Public Storage affiliate, and his performance as Chairman of the Board, the NGS Committee concluded that Mr. Havner’s other board memberships do not affect his ability fully and effectively to discharge his duties to Public Storage. Mr. Havner has consistently attended all Board meetings, devotes sufficient time to the affairs of the Company, and has substantial experience that is of particular relevance to the Company, including his familiarity with Shurgard.

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Proposal 1: Election of Trustees

Age: 62

Trustee since: 2017

Committees:

NGS

Trustee Qualification Highlights:

Risk Management Cybersecurity

Business expertise across a number of industries; financial expertise; public company board experience

Leslie S. Heisz

Retired Managing Director of Lazard Frères

Ms. Heisz joined the Board in February 2017. She is an experienced investment banking and finance executive. Ms. Heisz joined Lazard Frères, a financial advisory and asset management firm and independent investment bank, in 2003 as a senior advisor and served as a managing director from 2004 through April 2010, providing strategic financial advisory services for clients in a variety of industries. Ms. Heisz was previously a managing director of Dresdner Kleinwort Wasserstein and its predecessor for six years, specializing in mergers and acquisitions, as well as leveraged finance, and leading the Gaming and Leisure Group and the Los Angeles office.

Ms. Heisz has been a member of the Board of Directors of Kaiser Permanente since January 2015 and Edwards Lifesciences (NYSE: EW) since July 2016. Ms. Heisz has also served on the board of various Capital Group/American Funds clusters since January 2019, most recently joining the AFIS/FoF/Fixed Income cluster in December 2022. She previously served on the Boards of Directors of Ingram Micro Inc. (NYSE: IM), Towers Watson (NASDAQ: WLTW), HCC Insurance Holdings, Inc., and International Game Technology (NYSE: IGT).

Ms. Heisz’s qualifications for election to the Board include her financial expertise and diverse business experiences across a number of industries, including deep finance and strategic advisory skills. She has also had extensive corporate governance experience serving on several public company boards.

Age: 42 Trustee since: 2021 Committees: CHC Trustee Qualification Highlights: Risk Management Extensive experience in the real estate industry; financial and capital allocation expertise

Shankh S. Mitra

Chief Executive Officer of Welltower Inc.

Mr. Mitra joined the Board in January 2021. He has served as the Chief Executive Officer of Welltower Inc. (NASDAQ: WELL), a publicly traded real estate investment trust that invests in seniors housing operators, post-acute providers, and health systems, since August 2018. Previously, Mr. Mitra served as Welltower’s Chief Investment Officer from August 2018 to January 2023, Senior Vice President—Investments from January 2018 to August 2018, and Senior Vice President—Finance & Investments from January 2016 to January 2018. From July 2013 to December 2015, Mr. Mitra served as Portfolio Manager, Real Estate Securities at Millennium Management. Mr. Mitra served as Senior Analyst at Citadel Investment Group from April 2012 to June 2013 and Fidelity Investments from June 2009 to March 2012.

Mr. Mitra has served as a director of Welltower Inc. since October 2020.

Mr. Mitra’s qualifications for election to the Board include his extensive experience in the real estate industry and his financial acumen and expertise in capital allocation.

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Proposal 1: Election of Trustees

Age: 67 Trustee since: 2021 Committees: NGS Trustee Qualification Highlights: Risk Management Extensive experience in REITs; financial and leadership expertise; corporate governance expertise

David J. Neithercut

Retired President and Chief Executive Officer of Equity Residential

Mr. Neithercut joined the Board in January 2021. He served as the Chief Executive Officer of Equity Residential (NYSE: EQR), a publicly traded real estate investment trust that invests in apartments, from January 2006 until retirement in December 2018 and as President from May 2005 to September 2018. Previously, Mr. Neithercut served as Executive Vice President—Corporate Strategy from January 2004 to May 2005, and Executive Vice President and Chief Financial Officer from February 1995 to August 2004.

Mr. Neithercut has served on the Board of Trustees of Equity Residential since 2006 and is a member of its Executive Committee. He became a member of the Board of Trustees of Americold Realty Trust (NYSE: COLD) in 2019 and currently chairs its Investment Committee and serves on the Compensation Committee. Mr. Neithercut was formerly a director of General Growth Properties, Inc. (previously listed on the NYSE). He also served as the 2015 Chairman of the Board of Governors of Nareit.

Mr. Neithercut’s qualifications for election to the Board include his deep experience in the REIT space, financial expertise, and his long and successful track record in executive leadership positions.

Age: 61

Trustee since: 2021

Committees:

Audit

Trustee Qualification Highlights:

Risk Management Cybersecurity

Extensive real estate experience; legal and governance experience; capital allocation, and succession planning experience

Rebecca Owen

Retired President of CEI Reality, Inc.; Former Chief Legal Officer of Clark Enterprises, Inc.

Ms. Owen joined the Board in January 2021. Ms. Owen has served as the Chairman and founder of Battery Reef, LLC, a commercial real estate investment and management company, since January 2019. From 1995 until January 2019, she served in various roles at Clark Enterprises, Inc., a private investment firm, and its affiliated companies, including as President and Chief Investment Officer of CEI Realty, Inc., the real estate investment arm of Clark Enterprises, Inc., from 2015 to 2019, and Chief Legal Officer of Clark Enterprises, Inc. from 1995 to 2017.

Ms. Owen has served on the Board of Directors of Willscot Mobile Mini Holdings Corp. (NASDAQ: WSC), a business services provider specializing in flexible workspace and portable storage solutions, since November 2021, and she is a member of its Nominations and Corporate Governance and Compensation Committees (she also previously served on that board and its Audit Committee from April 2019 to June 2020). In addition, Ms. Owen has served on the Board of Directors of Carr Properties, a private real estate investment trust, since 2013, on the Board of Directors of The Feil Organization, a private commercial real estate investment and management company, since 2022, and on the Real Estate Investment Advisory Committee of ASB Capital Management, LLC, a registered investment advisor, since 2017. Previously, Ms. Owen served on the Board of Directors of Jernigan Capital, Inc. (NYSE: JCAP) from December 2018 to November 2020.

Ms. Owen qualifies as one of the Company’s Audit Committee financial experts and her qualifications for the Board include her significant experience as both an executive and director in the real estate industry.

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Proposal 1: Election of Trustees

Age: 63

Trustee since: 2020

Committees:

Audit (Chair) and NGS

Trustee Qualification Highlights:

Risk Management Cybersecurity

Extensive leadership and financial expertise and other public company board experience; information technology expertise

Kristy M. Pipes

Former Managing Director and Chief Financial Officer of Deloitte Consulting

Ms. Pipes joined the Board in October 2020. Ms. Pipes previously served as Managing Director and Chief Financial Officer of Deloitte Consulting, a management consultancy firm with operations in the United States, India, Germany, and Mexico, where she managed the finance function. Ms. Pipes held various leadership positions, including serving on the firm’s Management Committee and Consulting Operations Committee. Prior to joining Deloitte in 1999, Ms. Pipes was Vice President and Manager, Finance Division, at Transamerica Life Companies and Senior Vice President and Chief of Staff for the President and Chief Executive Officer (among other senior management positions) at First Interstate Bank of California.

Ms. Pipes joined the Board of Directors of AECOM (NYSE: ACM) in September 2022, and she also serves as a director of ExlService Holdings, Inc. (NASDAQ: EXLS) and Savers/Value Village. She served as a director of PS Business Parks (previously listed on the NYSE) from July 2019 until its merger with affiliates of Blackstone in July 2022.

Ms. Pipes qualifies as one of the Company’s Audit Committee financial experts, and her qualifications for election to the Board include her extensive financial analysis, operational, technology, and risk management expertise. Ms. Pipes also brings deep management and leadership experience to the Board, having held several senior leadership positions during her career.

Age: 71

Trustee since: 2010

Committees:

CHC (Chair) and Audit

Trustee Qualification Highlights:

Risk Management Cybersecurity

Accounting and financial expertise and other public company board experience; extensive knowledge of the real estate industry

Avedick B. Poladian

Retired Executive Vice President and Chief Operating Officer of Lowe Enterprises

Mr. Poladian joined the Board in February 2010. From 2007 to the end of 2016, Mr. Poladian held the positions of Executive Vice President and Chief Operating Officer for Lowe Enterprises, a diversified national real estate company that he joined in 2003. Mr. Poladian was with Arthur Andersen from 1974 to 2002 as Managing Partner, Pacific Southwest.

He serves as a director of funds managed by Western Asset Management Funds, including two publicly traded funds, and is a director of Occidental Petroleum Corporation (NYSE: OXY). Mr. Poladian is also a member of the Board of Councilors of the USC Sol Price School of Public Policy, the Board of Advisors of the Ronald Reagan UCLA Medical Center, and the YMCA of Metropolitan LA. He previously served on the boards of California Pizza Kitchen (previously listed on Nasdaq) and California Resources Corporation (NYSE: CRC).

Mr. Poladian qualifies as one of the Company’s Audit Committee financial experts and provides the Board expert perspective in financial management and analysis. Mr. Poladian has extensive knowledge of the real estate industry and key business issues by virtue of his service in a senior management position at one of the world’s largest accounting firms and his experience as Chief Operating Officer and Chief Financial Officer of a diversified real estate company. Through his experience with other public companies, Mr. Poladian brings valuable insight into our business and corporate governance.

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Proposal 1: Election of Trustees

Age: 62 Trustee since: 2019 Trustee Qualification Highlights: Risk Management Leadership and experience at the Company as former CFO; accounting, capital management, and financial expertise

John Reyes

Retired Senior Vice President and Chief Financial Officer of Public Storage

Mr. Reyes joined the Board in January 2019. Mr. Reyes served as Senior Vice President and Chief Financial Officer of Public Storage from 1996 until his retirement effective January 1, 2019. Mr. Reyes joined Public Storage in 1990 and served in various positions until his promotion to Chief Financial Officer in 1996. From 1983 to 1990, Mr. Reyes was employed by EY as a Certified Public Accountant.

In considering the nomination of Mr. Reyes for election to the Board, the Board considered Mr. Reyes’s extensive accounting and financial expertise, his experience in having served as the Company’s Senior Vice President and Chief Financial Officer from 1996 to January 1, 2019, as well as Mr. Reyes’s tenure with the Company of almost 30 years. As our former Chief Financial Officer, he is able to provide unique insights into our Company’s financial reporting, controls, and risk management, as well as capital management processes and assessments. Mr. Reyes provides invaluable perspective in Board discussions about the historic operations and strategic direction of the Company.

Age: 63 Trustee since: 2019 Trustee Qualification Highlights: Risk Management Extensive leadership experience; extensive Company and industry knowledge

Joseph D. Russell, Jr.

President and Chief Executive Officer of Public Storage

Mr. Russell joined the Board in January 2019. Mr. Russell has been President of Public Storage since July 2016 and has served as its Chief Executive Officer since January 1, 2019. Previously, Mr. Russell was President and Chief Executive Officer of PS Business Parks (previously listed on the NYSE) from August 2002 until July 2016. Mr. Russell served on the Board of Directors of PS Business Parks from August 2003 until its sale in July 2022. Mr. Russell serves on the Executive Committee of the Board of Governors of Nareit. Before joining PS Business Parks, Mr. Russell was employed by Spieker Properties, Inc. (Spieker; previously listed on the NYSE), an owner and operator of office and industrial properties in Northern California, and its predecessor, for more than ten years. Mr. Russell served as an officer of Spieker when it became a publicly traded REIT in 1993.

Mr. Russell’s qualifications for election to the Board include his leadership experience and Company and industry knowledge, including his almost 30-year involvement with publicly traded REITs and extensive experience with self-storage, office, and industrial real estate. Mr. Russell provides management’s perspective in Board discussions about the operations and strategic direction of the Company.

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Proposal 1: Election of Trustees

Age: 50

Trustee since: 2019

Committees:

Audit

Trustee Qualification Highlights:

Risk Management Cybersecurity

Extensive experience in marketing, consumer-facing issues, and technology; leadership experience

Tariq M. Shaukat

President of Bumble

Mr. Shaukat joined the Board in July 2019. He has been President of Bumble Inc. since July 2020. Prior to that, he was President of Google Cloud at Google LLC, where he oversaw operating and customer-based initiatives to accelerate growth across all lines of business, including analytics and machine learning. Prior to joining Google LLC in 2016, Mr. Shaukat was Executive Vice President and Chief Commercial Officer at Caesars Entertainment Corporation, after initially joining the company in 2012 as Executive Vice President and Chief Marketing Officer. His responsibilities included oversight of revenue management, marketing, information technology, and analytics across all business lines. Prior to Caesars Entertainment Corporation, Mr. Shaukat was a Partner at McKinsey & Company and held leadership positions at various technology-based companies.

Mr. Shaukat qualifies as one of the Company’s Audit Committee financial experts. Mr. Shaukat’s qualifications for election to the Board include his extensive digital, marketing, technology, cybersecurity, and data analytics experience. In addition, Mr. Shaukat brings his proven leadership and unique perspective to the Board.

Age: 74

Trustee since: 2010

Committees:

NGS (Chair) and

CHC

Trustee Qualification Highlights:

Risk Management

Broad-ranging investment banking and executive experience; experience in corporate governance and government and international relations

Ronald P. Spogli

Co-Founder of Freeman Spogli & Co.

Former Ambassador to the Italian Republic and the Republic of San Marino

Mr. Spogli joined the Board in February 2010. Mr. Spogli co-founded Freeman Spogli & Co. (Freeman Spogli), a private investment firm dedicated to middle-market companies positioned for growth, in 1983. Freeman Spogli has invested over $5.7 billion in 70 portfolio companies with an aggregate transaction value of over $28 billion and has completed over 180 add-on acquisitions with its portfolio companies. He served as the United States Ambassador to the Italian Republic and the Republic of San Marino from August 2005 until February 2009.

Mr. Spogli also serves on the Board of Overseers of the Hoover Institution at Stanford University and on the Boards of Trustees of the W. M. Keck Foundation, the Center for American Studies in Rome, Italy, and White Bridge Investments, an Italian investment company. Previously, Mr. Spogli served as the Vice Chair of The J. Paul Getty Trust.

Mr. Spogli’s qualifications for election to the Board include his broad-ranging board and executive responsibilities for a variety of companies engaged in consumer businesses in which the firm of Freeman Spogli has investments. In addition, Mr. Spogli’s experience in government and international relations provides helpful insight in the European countries where Public Storage has investments.

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Proposal 1: Election of Trustees

Age: 63

Trustee since: 2021

Committees:

CHC and NGS

Trustee Qualification Highlights:

Risk Management

Extensive experience in corporate governance; human capital management expertise; public company board experience

Paul S. Williams

Retired Partner, Major, Lindsey & Africa

Former President, National Association of Corporate Directors, Chicago Chapter

Mr. Williams joined the Board in January 2021. Mr. Williams served as a Partner and Managing Director of Major, Lindsey & Africa, LLC, an executive recruiting firm, from 2005 to 2018. He also served as Director of Global Diversity Search, assisting legal organizations in enhancing their diversity. Mr. Williams is the immediate past President of the Chicago Chapter of the National Association of Corporate Directors. From 2001 through 2005, Mr. Williams served as Executive Vice President, Chief Legal Officer & Corporate Secretary of Cardinal Health, Inc. (NYSE: CAH), a provider of products and services to healthcare providers and manufacturers.

Mr. Williams has served on the Board of Directors of Air Transport Services Group (NASDAQ: ATSG), a provider of aircraft leasing and air cargo transportation and related services, since January 2021. Mr. Williams also served on the Boards of Directors of Compass Minerals (NYSE: CMP), a producer of salt, plant nutrients, and magnesium chloride for distribution primarily in North America, from June 2009 until his retirement in February 2023, and Romeo Power, Inc. (NYSE: RMO), an energy technology company, from December 2020 until completion of its sale to Nikola Corporation in October 2022.

Additionally, Mr. Williams served as a director of Essendant, Inc. (NASDAQ: ESND), a publicly traded national wholesale distributor of business products, from 2014 through 2019 and served as a director of Bob Evans Farms, Inc. (NASDAQ: BOBE), a publicly traded owner and operator of restaurants, from 2007 through 2017. He also served as Lead Independent Director of State Auto Financial Corporation (NASDAQ: STFC), a publicly traded property and casualty insurance company, on whose board he served from 2003 to 2015. Since early 2020, Mr. Williams has served on the board of directors of a large cluster of funds in the American Funds mutual fund family (part of the privately-held Capital Group).

Mr. Williams’s qualifications for the Board include his extensive legal, regulatory, and corporate governance experience. In addition, Mr. Williams brings substantial executive management leadership experience and a strong background in human resources and talent development, including with respect to diversity and inclusion.

VOTE REQUIRED AND RECOMMENDATION

For the election of trustees, trustee nominees receiving an affirmative vote of a majority of the votes cast at the Annual Meeting will be elected. For purposes of the vote on this proposal, abstentions and broker non-votes will not affect the vote.

The Board recommends voting FOR all trustee nominees.

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CORPORATE GOVERNANCE

BOARD ENGAGEMENT AND OVERSIGHT

Our Board has been a critical resource for senior management and has provided invaluable insight and oversight, including as senior management formulated and implemented the organic and external growth strategy the Company shared at its 2021 Investor Day. The Board and our senior leadership team engage regularly and collaborate closely to ensure the Company meets its commitments to all stakeholders, including our employees, customers, and our shareholders.

One of the Board’s highest priorities continues to be guiding the development and execution of the Company’s long-term strategy. The Board remains focused on working with management to develop strategies to accelerate growth and create long-term value for our shareholders.

GOVERNANCE STRUCTURE

Our Board oversees our CEO and other senior management to ensure that the long-term interests of the Company and our shareholders are best served. We expect our trustees to take a proactive, focused approach to executing their oversight responsibilities.

Our governance structure is designed to foster principled actions, informed and effective decision-making, and appropriate monitoring of performance, risk, and compliance. Our key governance documents, including our Corporate Governance Guidelines and Trustees’ Code of Ethics, Code of Conduct, Code of Ethics for Senior Financial Officers, and our committee charters, are available on the Investor Relations section of our website at publicstorage.com or by writing to Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary. We will disclose any substantive amendments to or waivers of any of our ethics policies and standards on our website and in accordance with Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE) requirements.

BOARD LEADERSHIP STRUCTURE

One of the Board’s key responsibilities is to determine the optimal leadership structure to provide effective oversight of management. As a result, the Board does not have a policy as to whether the roles of Chairman and CEO should be separated or combined. The Board believes that Public Storage shareholders are best served when the Board has flexibility to consider the relevant facts and circumstances to ensure that the Board leadership structure best reflects the needs of the Company at that time.

Prior to January 1, 2019, when Ronald L. Havner, Jr., retired as CEO, the roles of Chairman and CEO were combined and held by Mr. Havner. Upon Mr. Havner’s retirement, the Board determined that he would remain Chairman of the Board, and the roles of Chairman and CEO have been separately held by Mr. Havner and Mr. Russell, respectively, since January 1, 2019.

The Chairman typically attends our annual meeting of shareholders and has the power to call special meetings of shareholders. The Chairman also has the power to call meetings of the Board and act as chairman of such meetings. In addition to conversations our Chairman has with shareholders at our annual meetings, the Chairman may also participate in informal meetings with shareholders. The Chairman regularly engages with the CEO, Lead Independent Trustee, chairs of Board committees, and other members of the Board regarding issues related to Board structure. The Chairman also assists the CHC Committee with the annual performance review of our CEO.

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Our Board established the position of Lead Independent Trustee in 2011 to provide for an independent leadership role on the Board when the roles of Chairman and CEO are combined or when the Chairman is otherwise not independent. Notwithstanding that the Chairman and CEO roles were separated on January 1, 2019, we maintain the Lead Independent Trustee role as a matter of good corporate governance and to bolster the independence of the Board.

We describe more fully the role of the Lead Independent Trustee in our Corporate Governance Guidelines. Among other things, the Lead Independent Trustee presides at all executive sessions of the independent trustees and assists in the recruitment and selection of new trustees. When the roles of Chairman and CEO are combined, the Lead Independent Trustee assists the CHC Committee with the annual performance review of our CEO. Our Lead Independent Trustee is David Neithercut, who was appointed in January 2021. Mr. Neithercut’s prior experience as chief executive officer of a large publicly-traded REIT, including with respect to risk oversight, is particularly valuable in his role as the Lead Independent Trustee.

BOARD COMMITTEES

The three standing committees of the Board are the Audit, Compensation, and NGS Committees. The Board has determined that each member of the Audit, CHC, and NGS Committees is independent in accordance with NYSE rules.

Each committee has a charter that generally states the purpose of the committee and outlines the committee’s structure and responsibilities. Each committee reviews the adequacy of its charter annually. The following lists the number of meetings held by each committee in 2022:

Committee	Number of Meetings in 2022

Audit	6

Compensation and Human Capital	5

Nominating, Governance, and Sustainability	4

The current membership and primary areas of responsibility of our Board committees are as follows:

Audit Committee

Members: Kristy M. Pipes (Chair), Rebecca Owen, Avedick B. Poladian, and Tariq M. Shaukat

•	Oversees the accounting and financial reporting processes of the Company

•

Oversees our ERM framework and, specifically, financial, cybersecurity, and other information technology risks relating to the Company, including steps management has taken to monitor and control financial and cybersecurity risk exposure

•

Monitors: (i) the integrity of our financial statements; (ii) our compliance with legal or regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and public accountants

•	Responsible for the appointment, compensation, and oversight of our independent registered public accounting firm

•	Oversees the accuracy and reliability of the Company’s quantitative public disclosures relating to ESG matters

•	All four members of our Audit Committee qualify as financial experts and meet the SEC and NYSE’s heightened independence requirements for audit committee members

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Compensation and Human Capital Committee

Members: Avedick B. Poladian (Chair), Michelle Millstone-Shroff, Shankh S. Mitra, Ronald P. Spogli, and Paul S. Williams

•

Evaluates, either as a committee or together with other independent trustees, our CEO’s performance and sets the CEO’s compensation level based on this evaluation, including incentive and equity-based compensation plans

•	Sets the amount and form of compensation for the executive officers who report to the CEO

•	Administers the Company’s equity and incentive compensation plans

•

Reviews and discusses with management the Compensation Discussion and Analysis (CD&A) to be included in the proxy statement and recommends to the Board inclusion of the CD&A in the Company’s Annual Report on Form 10-K and annual proxy statement

•

Assists the Board in overseeing the Company’s strategies and policies for human capital development and training, including diversity and inclusion, Company culture and engagement, and management succession planning, and coordinates with other Board committees on such matters as appropriate

•

Periodically reviews and evaluates the compensation for trustees, including Board and committee retainers, equity-based compensation, and such other forms of compensation as it may consider appropriate, and recommends to the Board, as appropriate, changes to such compensation

•	Provides a description of the processes and procedures for the consideration and determination of executive compensation for inclusion in the Company’s annual proxy statement

•	Prepares the Compensation and Human Capital Committee Report for inclusion in the Company’s annual proxy statement

•

Reviews and discusses, at least annually, the Company’s processes for evaluating whether any risks arising from the Company’s compensation policies and practices are reasonably likely to have any material adverse effects, and the Company’s management of such risks

•	Oversees the advisory shareholder votes on the Company’s executive compensation programs and policies and the frequency of such votes, and evaluates the CHC Committee’s performance annually

Nominating, Governance, and Sustainability Committee

Members: Ronald P. Spogli (Chair), Leslie S. Heisz, David J. Neithercut, Kristy M. Pipes, and Paul S. Williams

•

Assists the Board in identifying individuals qualified to become Board members, recommending nominees to the Board to fill vacancies and new appointments, and ensuring that the Board reflects diversity of experience, skills, background, gender, race, and/or ethnicity

•	Prior to each annual meeting of shareholders, recommends to the Board a slate of nominees for election as trustees

•	Reviews and makes recommendations to the Board on Board organization, structure, and succession

•	Assists the Board in evaluating the performance of the Board and its committees

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•	Conducts preliminary reviews of trustee independence

•	Reviews and makes recommendations for committee appointments to the Board

•	Assesses and makes recommendations to the Board on corporate governance matters

•

Develops and assesses the adequacy of the Corporate Governance Guidelines and Trustees’ Code of Ethics, Code of Conduct, and other governance policies on an ongoing basis and recommends any changes to the Board

•	Administers the Company’s stock ownership guidelines for trustees and executive officers, including granting hardship exceptions

•	Oversees new trustee orientation and continuing education opportunities for trustees

•	Supports the Board in developing and maintaining Company-level policies on ESG matters

•

Oversees the Company’s ESG Committee and oversees and monitors management’s efforts and activities on ESG initiatives, including any Company ESG performance goals, and coordinates with other Board committees on such matters as appropriate

•	Oversees the Company’s disclosure practices related to ESG matters, including the Company’s Sustainability Report, and coordinates with other Board committees on such matters as appropriate

•	Oversees political and charitable contributions and other public policy matters

PROXY ACCESS

Our Amended and Restated Bylaws (Bylaws) provide for proxy access, thereby giving our shareholders an even greater voice in trustee elections. A shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding Common Stock continuously for at least three years may include in our proxy materials trustee nominees constituting up to the greater of two trustees or 20% of the number of trustees on the Board, provided that the shareholder and the nominees satisfy the eligibility requirements in our Bylaws. There are no qualifying shareholder nominations for inclusion in our proxy statement.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board is responsible for overseeing our Company-wide approach to the identification, assessment, and management of short-term, intermediate-term, and long-term risks facing the Company. The Board recognizes its responsibility for overseeing the assessment and management of risks that may threaten successful execution of our long-term strategies, and the Board consults with outside advisors and experts when necessary. All of our trustees bring risk management experience from their principal occupation or other professional experience, including service on other boards and attendance at pertinent seminars and director education programs.

The Board’s risk management processes include a comprehensive ERM framework focused on:

•	evaluating the risks facing the Company and aligning the Company’s efforts to mitigate those risks with its strategy and risk appetite;

•	communicating and improving the Company’s understanding of its key risks and responsive actions; and

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•	providing the Board with a measurable way to exercise its oversight responsibilities over the Company’s risk assessment and risk management efforts.

Critical components of our risk oversight framework include regular assessments among risk owners to identify and assess key risks facing the Company. Our executive team calibrates risk owner assessments across each of our key risk categories and leads efforts to identify mitigation controls to reduce the Company’s exposure to risks.

To ensure our risk profile is appropriately reflected in our public disclosures, members of our legal and finance teams, as well as our Vice President, Enterprise Risk and Compliance, participate in quarterly meetings with the Audit Committee regarding risk oversight.

Oversight for certain specific risks falls under the responsibilities of our Board committees. The committees regularly advise the full Board of their oversight activities.

The Audit Committee focuses on financial, reputational, legal, information security, and other risks affecting the Company. The Audit Committee also discusses the Company’s policies with respect to risk assessment and risk management. The Audit Committee engages quarterly with members of management, including from the finance, legal, enterprise risk and compliance, information technology, and internal audit functions, as well as external experts as appropriate, to assess the risk environment, including current and anticipated risks, and the Audit Committee in turn provides reports to the full Board.

•

Oversight of Financial Risks. The Audit Committee, which comprises entirely independent trustees and financial experts, is responsible for assisting the Board in fulfilling its oversight of the effectiveness of the accounting and financial reporting processes of the Company and audits of its financial statements, including the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent registered public accountants’ qualifications, independence, and performance; and the scope and results of internal audits, the Company’s internal controls over financial reporting, and the performance of the Company’s internal audit function.

•

Oversight of Information Security Risks. The Audit Committee also oversees cybersecurity and other information technology risks affecting the Company. Management reports quarterly to the Audit Committee regarding information security. All four members of our Audit Committee have cybersecurity experience from their principal occupation or other professional experience. See “Corporate Governance—Cybersecurity” on page 34 for more information about how the Audit Committee and the Company are committed to properly addressing cybersecurity risks we face in today’s global business environment.

The Compensation and Human Capital Committee focuses on risks related to our compensation program, including evaluating appropriate compensation incentives relating to the compensation of our executives and employees, our human capital, and management succession matters.

•

Oversight of Compensation Risks. The CHC Committee annually considers a report from management in their review of the Company’s processes for evaluating potential risks related to compensation policies and practices applicable to all employees and the Company’s management of such risks. Most recently, in February 2023, the CHC Committee considered the Company’s Annual Report on Form 10-K and also considered and discussed with management its conclusion that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.

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In connection with preparing the report for the CHC Committee’s consideration, members of our senior management team, including our CEO and Chief Administrative Officer, reviewed the target metrics for all of our employee incentive compensation plans. At the completion of the review, management and the CHC Committee concluded that our incentive compensation plans did not create undue risks for the Company.

The Nominating, Governance, and Sustainability Committee focuses on risks associated with succession planning, corporate governance, Board effectiveness, ESG, and public policy matters, including political and charitable contributions. The NGS Committee also supports the Board in identifying and overseeing risks associated with ESG and sustainability matters and, as appropriate, coordinates with other Board committees on such matters (such as the CHC Committee with respect to ESG-related compensation metrics and social and human capital issues and the Audit Committee with respect to internal controls regarding ESG reporting).

Our Board and Board committees regularly receive presentations from management on risks to the business. Additionally, all trustees have access to members of management if a trustee wishes to follow up on items discussed outside of the Board or committee meeting.

CYBERSECURITY

Public Storage devotes significant resources to protecting and continuing to improve the security of our computer systems, software, networks, and other technology assets. Our security efforts are designed to preserve the confidentiality, integrity, and continued availability of all information owned by, or in the care of, the Company and protect against, among other things, cybersecurity attacks by unauthorized parties attempting to obtain access to confidential information, destroy data, disrupt or degrade service, sabotage systems, or cause other damage. We are also committed to compliance with applicable data privacy requirements, and, in this regard, our data security program is supported by policies and procedures, as well as third party contractual provisions, directed at protecting the privacy of our, our customers’, and our employees’ data.

Board Oversight

Our Board considers cybersecurity risk one of the most significant risks to our business. The Board has delegated to the Audit Committee oversight of cybersecurity and other information technology risks affecting the Company. The Audit Committee periodically evaluates our cybersecurity strategy to ensure its effectiveness. Management provides quarterly reports to the Audit Committee regarding cybersecurity and other information technology risks, and the Audit Committee in turn provides reports to the full Board.

As part of our Board refreshment efforts in recent years, we have focused on adding trustees with information technology skills. Currently, six members of our Board, including all four members of our Audit Committee, have cybersecurity experience from their principal occupation or other professional experience. In addition, several members of our Board and Audit Committee have received or are pursuing various board-level cybersecurity certifications, such as the NACD Cyber-Risk Oversight certification and the Digital Directors Network certification on Cyber Risk Governance for Public Company Corporate Directors. Several trustees have also attended third-party director education courses on cybersecurity, including cyber risk governance, and data privacy issues and trends in the last year.

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Cybersecurity Risk Identification and Management

A dedicated team of technology professionals works throughout the year to monitor all matters of risk relating to cybersecurity. Our Chief Technology Officer and our Vice President, Management Information Systems, oversee our information security program and report to our executive management team through our Chief Administrative Officer. Their teams are responsible for leading enterprise-wide cyber resilience strategy, policy, standards, architecture, and processes.

We identify and address information security risks by employing a defense-in-depth methodology, consisting of both proactive and reactive elements, that provides multiple, redundant defensive measures and prescribes actions to take in case a security control fails or a vulnerability is exploited. We leverage internal resources, along with strategic external partnerships, to mitigate cybersecurity threats to the Company. We have partnerships for Security Operations Center (SOC) services, penetration testing (PENTEST), incident response (IR), and various third-party assessments. We deploy both commercially available solutions and proprietary systems to manage threats to our information technology environment actively.

Our cybersecurity oversight infrastructure is part of our internal control environment, and our controls include information security standards. In addition, we are certified against top information security standards, specifically the Payment Card Industry Data Security Standard (PCI DSS), to ensure we comply with this rigorous standard specifically for the safe handling and protection of credit card data. Annually, we are assessed, either internally or by an independent third-party, against the National Institute of Standards and Technology (NIST) Cyber Security Framework. We also have policies and procedures to oversee and identify the cybersecurity risks associated with our use of third-party service providers, including the regular review of SOC reports, relevant cyber attestations, and other independent cyber ratings. These processes include technical controls and processes, as well as contractual mechanisms to mitigate risk. Additionally, throughout the year, we utilize reports prepared by our external partners, which provide an independent ranking of our cybersecurity maturity and coverage, to assess our cyber proficiency on a standalone basis and comparatively against peers and other companies. Our cyber proficiency consistently ranks as “advanced.” We also regularly engage appropriate external resources regarding emerging threats to navigate the diverse cybersecurity landscape.

In addition to ensuring adequate safeguards are in place to minimize the chance of a successful cyber-attack, the Company has established well-defined response procedures to address any cyber event that may occur despite these robust safeguards. These response procedures are designed to identify, analyze, contain, and remediate such cyber incidents to ensure a timely, consistent, and compliant response to actual or attempted data incidents impacting the Company. Each year, the Company tests these response procedures, including through disaster response and business continuity plan exercises, in our continuous effort to adapt to the evolving threat landscape. These exercises are intended to challenge and validate our information security response and resources through simulated cybersecurity incidents, including engagement of outside cybersecurity legal counsel, other third party partners, executive management, and our Board.

The Company takes data protection seriously and ensures every employee understands their role in keeping Public Storage safe from cyber-attacks. We employ a robust information security and training program for our employees, including mandatory computer-based training, regular internal communications, and ongoing end-user testing to measure the effectiveness of our information security program. As part of this commitment, we require our employees to complete a Cybersecurity Awareness eCourse and acknowledge our Information Security policy each year. In addition, we have an established schedule and process for regular phishing awareness campaigns that are designed to

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emulate real-world contemporary threats and provide immediate feedback (and, if necessary, additional training or remedial action) to employees.

We have experienced no material information security breaches in the last three years. As such, we have not spent any material amount of capital on addressing information security breaches in the last three years, nor have we incurred any material expenses from penalties and settlements related to a material breach during this same time.

We believe we are adequately insured against losses related to a potential information security breach, and we maintain cybersecurity insurance coverage that we believe is appropriate for the size and complexity of our business.

POLITICAL AND CHARITABLE CONTRIBUTIONS

Our NGS Committee oversees the Company’s political and charitable contributions and other public policy matters. In order to facilitate accountability and informed decision-making with respect to the Company’s political contributions, the NGS Committee has adopted Political and Charitable Contributions Guidelines that apply to contributions or expenditures of corporate funds to various political entities, charitable organizations, and certain causes. Contributions subject to the Guidelines must be approved by a management committee and/or the NGS Committee. Decisions are made based on, among other things, a determination that the amount and recipient are aligned with the Company’s strategy, values, policies, and business objectives, and are made without regard for the private political preferences of officers or trustees. All contributions are required to be reported quarterly to the NGS Committee.

BOARD ORIENTATION AND EDUCATION

Each new trustee participates in an orientation program and receives materials and briefings concerning our business, industry, management, and corporate governance policies and practices. We provide continuing education for all trustees through board materials and presentations, including third-party presentations, discussions with management, and the opportunity to attend external board education programs. In addition, all Board members have access to resources of the National Association of Corporate Directors through a Company membership.

TRUSTEE INDEPENDENCE

We require that a majority of the Board be independent in accordance with NYSE rules. To determine whether a trustee is independent, the Board must affirmatively determine that there is no direct or indirect material relationship between the Company and the trustee.

•

85% of the Board is Independent. The Board has determined that all of our trustee nominees are independent except for Ronald L. Havner, Jr. and Joseph D. Russell, Jr. The Board reached this determination after considering all relevant facts and circumstances, responses to trustee questionnaires, and transactions and relationships, if any, between us, our affiliates, our executive officers, and their affiliates, and each trustee and their affiliates.

•

The Audit, CHC, and NGS Committees are 100% Independent. The Audit, CHC, and NGS Committees are composed exclusively of independent trustees. The Board determined that all members of the Audit Committee satisfied the heightened independence requirements for audit committee members, and all of the members of the CHC Committee satisfied the heightened independence requirements for compensation committee members, in each case, in accordance with NYSE and SEC rules.

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•

Compensation Committee Interlocks and Insider Participation. No member of the CHC Committee (i) was, during the year ended December 31, 2022, or had previously been, an officer or employee of the Company, or (ii) had any material interest in a transaction with the Company or a business relationship with, or any indebtedness, to the Company. No interlocking relationships existed during the year ended December 31, 2022, between any member of the Board or the CHC Committee and an executive officer of the Company.

COMMUNICATIONS WITH THE BOARD

Shareholders and interested parties can communicate with any of the trustees, individually or as a group, by writing to them in care of Corporate Secretary, Public Storage, 701 Western Avenue, Glendale, California 91201. We will forward each communication intended for the Board and received by the Corporate Secretary related to the operation of the Company and not otherwise commercial in nature to the specified party following its clearance through normal security procedures.

TRUSTEE ATTENDANCE

The Board held seven meetings in 2022, including telephonic meetings. We do not have a policy regarding trustee attendance at the annual meeting of shareholders, but expect trustees to attend. All of our trustees serving on the Board at that time attended the 2022 annual meeting of shareholders. Each trustee attended at least 75% of the aggregate number of Board meetings and committee meetings for the committees on which they served, if any.

COMPENSATION OF TRUSTEES

Trustees who are not also Public Storage employees (non-management trustees) receive compensation for their service. The Board determines the form and amount of compensation for non-management trustees after consideration of the recommendation of the CHC Committee. The Board has approved the mix of cash and equity compensation described below.

Cash Retainers. Retainers are paid quarterly in cash and are prorated when a trustee joins the Board (or in the case of the Lead Independent Trustee, when an appointment is made) other than at the beginning of a calendar year. Below are the annual retainers that non-management trustees were entitled to receive during 2022 for Board service:

Compensation	Amount

Board member	$120,000

Lead Independent Trustee supplemental retainer	$20,000

Audit Committee Chair supplemental retainer	$10,000

Other standing Committee Chair supplemental retainer	$5,000

Committee Member	$7,500

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Trustee Deferral Program. Pursuant to the Non-Management Trustee Compensation and Deferral Program (the Trustee Deferral Program), non-management trustees may elect to receive all or a portion of their cash retainers either in cash, in shares of unrestricted Common Stock under the 2021 Equity and Performance-Based Incentive Compensation Plan (the 2021 Plan), or in fully-vested deferred stock units (DSUs) under the 2021 Plan.

Non-management trustees must make the election in writing in advance of the calendar year to which the election relates (or, when a non-management trustee joins the Board, within 30 days of joining the Board). If chosen, the shares of unrestricted stock and/or the DSUs will be granted to the non-management trustee at the end of each calendar quarter based on the cash retainer earned for that quarter and converted into a number of shares or units based on the closing price for the Common Stock on the NYSE on such date. If a non-management trustee chooses to receive fully-vested DSUs, the trustee’s election must also indicate (1) when the units will be settled, such as the trustee’s separation from service (including retirement), a specified future date, or January 1 of the year following a chosen anniversary of the grant date, and (2) whether the units will be settled in a lump sum or in annual installments (not to exceed 10 years). Notwithstanding a trustee’s election, the DSUs will be settled in a lump sum upon the trustee’s earlier death or disability or upon an earlier change of control of Public Storage. In any event, the DSUs will be settled in shares of Common Stock.

Equity Awards

•

One-time Onboarding Award. The Company maintains a longstanding practice pursuant to which it grants to each new non-management trustee, upon initial election by the Board or the shareholders to serve as a trustee, a one-time non-qualified stock option to purchase 15,000 shares of Common Stock at an exercise price equal to the closing price for the Common Stock on the NYSE on such date, which vests in three equal annual installments based on continued service.

•

Annual Option Award. In addition, each non-management trustee annually receives a non-qualified stock option to acquire 5,000 shares of Common Stock, which vests in three equal annual installments based on continued service. The annual grants are made immediately following the annual meeting of shareholders at an exercise price equal to the closing price for the Common Stock on the NYSE on such date.

Upon the retirement of a non-management trustee, the vesting of any equity awards granted to the trustee for his/her service on the Board and not otherwise deferred will accelerate effective on his/her retirement date from the Board. Additional terms and conditions may be set forth in the award agreement governing the non-management trustee’s equity awards. Unless otherwise defined in an award agreement, retirement is defined as a retirement from the Board pursuant to any mandatory retirement policy or at a time when the non-management trustee (x) is at least age 55, (y) has provided Services (as defined in the 2021 Plan) for a minimum of 10 years to the Company or its subsidiaries or affiliates (or previously provided Services to PS Business Parks or its subsidiaries or affiliates), and (z) the sum of his or her age and years of Service is at least 80.

In addition, upon the retirement of a non-management trustee, the trustee may exercise his/her vested options during the one-year period following his/her retirement date from the Board or, if shorter, the period from his/her retirement date from the Board until the expiration of the original term of the options. If not exercised within such period, the vested options will automatically terminate at the end of such period.

Following the retirement of a non-management trustee, any DSUs received under the Trustee Deferral Program will be delivered as elected in the trustee’s election form.

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Unvested equity awards (RSUs and options) held by non-management trustees who are former Public Storage executives will continue to vest under the terms of the Company’s equity incentive plans for so long as the trustee continues to provide service to the Company. Those awards will not qualify for accelerated vesting as described above upon the retirement of the non-management trustee.

TRUSTEE AND EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES

Pursuant to the Board’s stock ownership guidelines, we expect each trustee to beneficially own Common Stock equal in market value to three times the amount of the annual cash retainer for Board member service. Each non-management trustee shall attain his or her ownership within five years from the date of election or appointment.

In 2022, we increased the stock ownership guidelines applicable to our executive officers. Our CEO is expected to beneficially own Common Stock equal in value to six times his or her base salary (increased from five times), and our other executive officers are expected to beneficially own Common Stock equal in value to four times their base salary (increased from three times), in each case within five years of appointment or promotion. In addition, each new executive officer is expected to establish an initial Common Stock ownership position within one year of his or her appointment as an executive officer.

In the event a trustee or executive officer does not attain the target by the applicable date or maintain the target after such date, he or she shall retain shares of the Common Stock equal in value to 50% of the net after-tax shares received upon any stock option exercise or upon the vesting of any RSUs until the applicable ownership target is achieved.

Only shares of Common Stock owned by the non-management trustee or executive officer, vested DSUs held by the non-management trustee, shares of Common Stock owned jointly by him/her and his/her spouse, and shares owned by his/her spouse or beneficially for his/her children or in the PS 401(k) Profit Sharing Plan (the 401(k) Plan) are counted for determining compliance with these guidelines. We do not count unvested time-based RSUs or unvested or unexercised stock options when determining compliance with these guidelines. Refer to “Share Ownership of Trustees and Management” on page 80 of this proxy statement for information on beneficial ownership of shares of Common Stock by trustees and management.

The NGS Committee administers these stock ownership guidelines and may modify their terms and grant hardship exceptions in its discretion. As of the date of this proxy statement, all of our non-management trustees who have served for five years or more exceeded his/her stock ownership requirement. Each non-management trustee who has served for less than five years and each of our executive officers is currently on track to attain his or her applicable ownership guideline by the end of the applicable accumulation period.

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2022 TRUSTEE COMPENSATION

The following table presents the compensation provided by the Company to our trustees for the fiscal year ended December 31, 2022.

Trustee	Fees earned or paid in cash		Option Awards(1)(2)	Total

Ronald L. Havner, Jr.	$120,000	(3)	$427,417	$547,417

Tamara Hughes Gustavson	$120,000		$427,417	$547,417

Leslie S. Heisz	$135,000		$427,417	$562,417

Michelle Millstone-Shroff	$135,000		$427,417	$562,417

Shankh S. Mitra	$135,000	(3)	$427,417	$562,417

David J. Neithercut	$155,000	(3)	$427,417	$582,417

Rebecca Owen	$135,000	(3)	$427,417	$562,417

Kristy M. Pipes	$145,000		$427,417	$572,417

Avedick B. Poladian	$140,000		$427,417	$567,417

John Reyes	$120,000	(3)	$427,417	$547,417

Joseph D. Russell, Jr.(4)	—		—	—

Tariq M. Shaukat	$127,500		$427,417	$554,917

Ronald P. Spogli	$140,000	(3)	$427,417	$567,417

Paul S. Williams	$135,000	(3)	$427,417	$562,417
(1)

Reflects the fair value of the grant on April 28, 2022, of stock options to acquire 5,000 shares of Common Stock, except for Mr. Russell. Given his position as an executive officer of the Company, Mr. Russell did not receive any option awards as a trustee for 2022. For a more detailed discussion of the assumptions used in the calculation of these amounts, refer to Note 11 to the Company’s audited financial statements for the year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K.

(2)

As of December 31, 2022, each non-management trustee had the following number of options outstanding: Mr. Havner: 640,302, of which 609,321 were fully vested and exercisable; Ms. Gustavson: 15,489, of which 5,163 were fully vested and exercisable; Ms. Heisz: 30,979, of which 20,653 were fully vested and exercisable; Ms. Millstone-Shroff: 25,817, of which 6,884 were fully vested and exercisable; Mr. Mitra: 18,933, none of which were fully vested and exercisable; Mr. Neithercut: 25,817, of which 6,884 were fully vested and exercisable; Ms. Owen: 20,653, of which 1,721 were fully vested and exercisable; Ms. Pipes: 25,817, of which 12,047 were fully vested and exercisable; Mr. Poladian: 51,630, of which 41,304 were fully vested and exercisable; Mr. Reyes: 454,407, of which 431,688 were fully vested and exercisable; Mr. Shaukat: 30,980, of which 20,654 were fully vested and exercisable; Mr. Spogli: 51,630, of which 41,304 were fully vested and exercisable; and Mr. Williams: 25,817, of which 6,884 were fully vested and exercisable.

(3)

Pursuant to the Company’s Trustee Deferral Program, each of Messrs. Havner, Mitra, Neithercut, Reyes, and Spogli elected to receive all of his 2022 Board fees in DSUs, Mr. Williams elected to receive 65% of his 2022 Board fees in DSUs, and Ms. Owen elected to receive all of her 2022 Board fees in unrestricted shares of Common Stock, in each case as follows: Mr. Havner, 384 DSUs; Mr. Mitra, 432 DSUs; Mr. Neithercut, 496 DSUs; Mr. Reyes, 384 DSUs; Mr. Spogli, 447 DSUs; Mr. Williams, 282 DSUs; and Ms. Owen, 432 shares of Common Stock. Each DSU represents the right to receive one share of Common Stock. The DSUs will be settled in shares of unrestricted Common Stock as follows: for each of Messrs. Havner, Reyes, and Williams, in a lump upon his separation from service as a trustee; for Mr. Mitra, in a lump sum on January 1, 2025; for Mr. Neithercut, in a lump sum on January 1, 2033; and for Mr. Spogli, in a lump sum on January 1 of the calendar year following his separation from service as a trustee, or, in each case, in a lump sum upon the trustee’s earlier death or disability or upon a change of control of the Company. The number of DSUs or shares of Common Stock, as applicable, granted represents the quotient of the dollar amount of that portion of the cash retainers earned for each quarter elected by the trustee to be paid in DSUs or fully vested shares of Common Stock divided by the Company’s closing stock price on the grant date, rounded up to the nearest whole share.

(4)	Given his position as an executive officer of the Company, Mr. Russell did not receive any compensation for his service as a trustee in 2022.

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Proposal 2:

Advisory Vote to Approve

Executive Compensation

Approve, on an advisory basis, the compensation paid to the Company’s NEOs as discussed and disclosed in the CD&A, the compensation tables, and any related material contained in this proxy statement.

RECOMMENDATION: Vote FOR the approval, on an advisory basis, of the compensation of the Company’s NEOs

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Proposal 2: Approve Executive Compensation

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the Exchange Act), we provide our shareholders the opportunity to vote on the compensation program for our NEOs through a nonbinding annual advisory vote (Say-on-Pay proposal). Although the vote on the Say-on-Pay proposal is advisory and nonbinding, the Compensation and Human Capital Committee values the opinions of our shareholders and will continue to consider the outcome of the vote and other sources of shareholder feedback when making future compensation decisions.

In 2022, we achieved record Company performance, including record revenues of $4.2 billion, NOI of $3.1 billion, and Core FFO per share of $15.92. We successfully executed against the corporate strategy detailed at our 2021 Investor Day, accelerating our portfolio growth through acquisitions, development, redevelopment, and our third-party management platform; achieving organic growth powered by innovation; and deploying our growth-oriented balance sheet while expanding career opportunities for our front-line teammates and increasing employee engagement. Our strategy, including a focus on the health and safety of our customers and employees, has further positioned the Company for sustainable long-term growth and value creation.

We believe our compensation program for NEOs helped Public Storage deliver strong performance in 2022, despite the market volatility and economic uncertainty experienced through the year.

We are asking our shareholders to indicate their support for the compensation of our NEOs as disclosed in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the shareholders of Public Storage approve, on an advisory basis, the compensation paid to Public Storage’s Named Executive Officers, as disclosed in this proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.”

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast is necessary for the approval, on an advisory basis, of the compensation of our NEOs. For purposes of the vote on this proposal, abstentions and broker non-votes will not affect the vote.

The Board recommends a vote FOR approval

of our executive compensation

as described in this proxy statement.

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Proposal 2: Approve Executive Compensation

OUR NAMED EXECUTIVE OFFICERS

The following executive officers were NEOs in 2022:

•	Joseph D. Russell, Jr., age 63—Please see Mr. Russell’s biography in the section entitled “Proposal 1: Election of Trustees” in this proxy statement on page 26.

•

H. Thomas Boyle, age 40—Mr. Boyle has served as our Chief Financial Officer (CFO) since January 1, 2019, and Chief Investment Officer since January 1, 2023. Previously, Mr. Boyle was Vice President and Chief Financial Officer, Operations, from November 2016, when he joined the Company, until January 2019. Prior to joining the Company, Mr. Boyle served in roles of increasing responsibilities with Morgan Stanley since 2005, from analyst to his last role as Executive Director, Equity and Debt Capital Markets.

•

Natalia N. Johnson, age 45—Ms. Johnson has served as our Chief Administrative Officer since August 4, 2020. Previously, Ms. Johnson was Senior Vice President, Chief Human Resources Officer, from April 2018, and prior to that was Senior Vice President of Human Resources, a position she held since joining the Company in July 2016. Prior to joining Public Storage, Ms. Johnson held a variety of senior management positions at Bank of America, including Chief Operating Officer for Mortgage Technology and Human Resources Executive for the Mortgage Business, and worked for Coca-Cola Andina and San Cristóbal Insurance.

•

Nathaniel A. Vitan, age 49—Mr. Vitan has served as Chief Legal Officer and Corporate Secretary since April 20, 2019, and was previously Vice President and Chief Counsel—Litigation & Operations since joining the Company in June 2016 until April 2019. Prior to joining Public Storage, he was Assistant General Counsel for Altria Client Services LLC from 2008 to 2016, and before then was a Trial and Appellate Practice attorney at Latham & Watkins LLP.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CD&A provides a detailed description of our executive compensation philosophy and program and the factors we believe shareholders should consider in evaluating our Say-on-Pay proposal.

OVERVIEW OF COMPENSATION PHILOSOPHY AND PRACTICES

Record Performance While Further Positioning the Company for Sustainable Growth

We achieved record Company performance in 2022, including record revenues, record NOI, and record Core FFO per share, and we successfully executed against the corporate strategy detailed at our 2021 Investor Day. The Company focused on our people and customers, innovation-powered organic growth, multi-factor external growth, the utilization of our growth-oriented balance sheet, and sustainable long-term growth and value creation.

Highlights from our record performance include:

(1)

NOI and Core FFO per share are non-GAAP measures. Refer to pages 27-29, 44, and F-30 of our Annual Report on Form 10-K filed on February 21, 2023 for information regarding NOI, including a reconciliation to GAAP net income. Refer to Appendix A for information regarding Core FFO per share, including a reconciliation to GAAP diluted earnings per share.

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The Company strengthened its leadership position among the self-storage REITs through continued income generation and margin out-performance, reflecting our tangible competitive advantages and unique operating model transformation. Below are various 2022 performance highlights for Public Storage as compared to the self-storage REITs (Extra Space Storage Inc. (NYSE: EXR), CubeSmart (NYSE: CUBE), Life Storage, Inc. (NYSE: LSI), and National Storage Affiliates (NYSE: NSA)):

*	Same-store metrics per Company disclosures.

We also continued our leadership position with respect to external growth during 2022, expanding our portfolio by 5.9 million square feet at a cost of $958 million through the acquisition, development, and redevelopment of self-storage properties. Since 2019, we have added significantly more square footage to our portfolio than any of our REIT peers, creating significant growth and value when combined with our operating performance.

*	Includes acquisition properties previously announced as closed or under contract subsequent to December 31, 2022, as applicable.

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Organic Growth Powered by Innovation

•  Achieved record same store performance including:

•  94.9% average occupancy

•  $21.73 average rents per occupied square foot

•  14.8% revenue growth

•  17.1% direct NOI growth

•  80.2% direct NOI margin

•  Enhanced over 550 properties through Property of Tomorrow, a comprehensive upgrade and rebranding program that improves the customer experience

•  Online, contactless eRental® lease accounted for over 55% of move-ins versus 30%, on average, for the online leases of our self-storage REIT peers

•  Our Public Storage App, which provides customers with convenient phone-based digital gate access, bill payment, and account management capabilities, has been downloaded over 2.6 million times and received a 4.6 out of 5.0 rating in the Apple App Store versus a 2.7 rating, on average, for the less comprehensive apps of our three self-storage REIT peers

•  AI-based bots in the customer care call center accounted for approximately 25% of customer service interactions following implementation

•  Added nearly 100 self-service kiosks across the portfolio as part of our operating model transformation

•  Achieved average of 4.7 out of 5.0 stars from customers in Google Reviews

Multi-Factor Acceleration of Portfolio Growth

•  Acquired 74 properties, adding 4.7 million square feet to our portfolio at a total cost of $730.5 million

•  Delivered 23 developed and redeveloped properties at a total cost of $227.2 million—adding 1.4 million square feet to our portfolio—through the only in-house development program among self-storage REITs

•  Maintained a development pipeline comprising 4.6 million square feet at a total cost of $1 billion for future growth and value creation

•  Added 60 properties to our third-party management platform and acquired three properties from our third-party management program

Our Growth-Oriented Balance Sheet

•  Redeemed $500 million in 2.37% notes with cash on hand

•  Issued $250 million of preferred equity at a rate of 4.1%

•  Maintained a growth-oriented balance sheet—one of the strongest in the REIT industry—at 3.4x net debt plus preferred to trailing twelve month EBTIDA

•  The only U.S. REIT to have Moody’s A2 and S&P A credit ratings

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Our People

•  Maintained a diverse workforce comprising approximately 67% females and 52% people of color

•  Continued our commitment to diversity, equity, and inclusion, following our CEO’s 2021 signing of the CEO Action for Diversity and Inclusion Pledge with a founding contribution to the Nareit Dividends Through Diversity, Equity & Inclusion Giving Campaign

•  Recognized as a Great Place to Work® and included on the Forbes and Statista “America’s Best Large Employers” award list

•  Continued to provide rent-free housing, including utilities, to 30% of our property workforce

•  Completed over 430,000 training events (averaging 73 hours per employee) to optimize internal skills development and advancement

•  Nearly 65,000 badges of appreciation as part of our employee recognition program

•  Realized an employee engagement score of 76% with 74% of employees participating in our annual engagement survey

Our strategic and operational strengths resulted in the following total shareholder returns over the one-year and three-year periods:

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Our Compensation Philosophy and Practices Align Executive Pay with Performance and Long-Term Value-Creation

The Board and the CHC Committee believe that it is critical to Public Storage’s long-term success to:

•	attract and retain exceptional executives in a competitive labor market;

•	create the proper incentives that encourage executive share ownership and align executive compensation with Company performance and the creation of long-term value;

•

motivate our executives to achieve the Company’s performance goals by putting a substantial portion of each executive’s compensation “at risk” and by tying a significant portion of executive compensation to the Company’s achievement of pre-established performance criteria; and

•	provide a total compensation package that is competitive and appropriate to each executive’s experience, responsibilities, and performance.

The following key features of our compensation program reflect our philosophy:

What We Do	What We Don’t Do

☑   Substantial portion of our NEOs’ compensation is “at risk”

☑   High percentage of executive compensation in equity

☑   Long equity vesting periods promote retention and align pay with long-term value creation

☑   Robust stock ownership guidelines and strong clawback provisions

☑   100% of long-term equity compensation subject to multi-year relative performance

☑   Double-trigger for accelerated vesting of equity upon a change in control

☒   No employment, “golden parachute,” or severance agreements with our NEOs

☒   No guaranteed bonus or salary increase arrangements with our NEOs except for new hires

☒   No excessive perquisites

☒   No repricing of stock options

☒   No tax gross ups

☒   No supplemental retirement plans

☒   No hedging against price fluctuations in the Company’s securities

Our Compensation Process is Disciplined, Balanced, and Responsive to Our Shareholders

The CHC Committee determines our compensation philosophy and makes all final compensation decisions for our CEO and other NEOs. It has the authority to select, retain, and terminate advisors and other experts (including independent compensation consultants) as it deems appropriate, and in 2022 it retained Ferguson Partners Consulting (Ferguson) to assist with the design of our compensation program.

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Our annual compensation process for NEOs includes the following features:

1	The Board annually reviews the Company’s strategy and business plans

2	The Board and the CHC Committee discuss and establish Company and individual performance goals consistent with the Company’s strategy and business plans

3	The CHC Committee periodically reviews Company and NEO performance, consulting with the Board and our CEO as appropriate (and as detailed below)

4	At year end, the CHC Committee solicits the views of the Board on the performance of all our NEOs. In addition, our CEO shares his assessment of the other NEOs’ performance against their goals and his recommendation on compensation for the CHC Committee’s consideration

The factors the CHC Committee considers in making all final compensation decisions for our NEOs include:

Company Performance, Strategic Execution, and Individual Performance. The CHC Committee considers the Company’s annual and long-term financial performance in light of operating conditions; management’s execution against the Company’s strategic plan and their goals, with a focus on management’s contributions to long-term value creation; and established priorities and goals.

Board and CEO Views. The CHC Committee solicits the views of the Board on performance of all NEOs, particularly for Mr. Russell.

The CHC Committee also solicits Mr. Russell’s views on (1) compensation of the other NEOs and (2) Company-wide compensation matters. The CHC Committee, at its discretion, may also solicit the views of other members of the management team, including our Chief Administrative Officer. Mr. Russell does not vote on items before the CHC Committee and is not present during the CHC Committee’s discussion and determination of his compensation. The CHC Committee sets the CEO’s base salary, bonus, and equity compensation using its independent judgment and analysis.

Appropriate Pay Mix and Use of Deferred Compensation Subject to Lengthy Vesting Periods. The CHC Committee considers what mix of cash and equity compensation attracts and retains exceptional talent and properly incentivizes management to focus on the creation of long-term value without excessive risk-taking. In this regard, the CHC Committee believes that emphasizing the use of equity compensation (primarily in the form of performance-based RSUs and performance-based stock options) with long vesting periods—longer than any of our peer companies—is a highly effective way of incentivizing our executives to remain with the Company and focus on long-term value creation. Through the use of long vesting periods, we link our NEOs’ realized compensation to our long-term stock performance.

Shareholder Engagement and Feedback. We believe in maintaining an ongoing dialogue with our shareholders and seek their feedback on a wide range of issues, including our compensation practices. Our 2022 compensation program reflects enhancements that we made in response to shareholder

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feedback, including shifting our granted equity awards to be 100% based on multi-year relative performance (measured against both our self-storage REIT competitors and the S&P 500 REITs).

Every year we provide our shareholders the opportunity to vote on an advisory basis on our NEO compensation, and we consider this to be one measure of shareholder support for our compensation program. Our Say-on-Pay proposal received nearly 94% support in 2022, which we believe reflects shareholder support for ongoing improvements we have made to our executive compensation programs over the last several years.

The CHC Committee is committed to continuing to strengthen the alignment of our executive compensation programs with the Company’s strategy and focus on long-term value creation.

Compensation Surveys and Other Market Data. Each component of compensation we pay to our NEOs—salary, annual cash incentive, and equity—is based on the CHC Committee’s assessment of each individual’s job scope and responsibilities and consideration of market compensation. In balancing these and other considerations, including the feedback of our shareholders, the CHC Committee uses comparison data from various companies to guide in its review and determination of the various components of our executive compensation plans, including total target compensation and the appropriate mix of cash and equity compensation. The CHC Committee uses market compensation information to:

•	understand how other public companies design executive compensation plans to align executive pay with long-term value creation; and

•	assist the Company in offering competitive compensation levels to attract and retain exceptional executives in the diverse industry sectors within which we compete for executive talent.

Market data is part of the diverse toolkit the CHC Committee uses to set fair and competitive compensation levels that help drive the creation of long-term value while mitigating undue risk-taking and attracting and retaining top talent.

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The CHC Committee has the sole authority to engage and terminate any compensation consultant to assist in the evaluation of trustee or executive compensation, and has the sole authority to approve the fees (up to $50,000) and other terms of retention of such compensation consultants.

In 2022, the CHC Committee engaged Ferguson as its independent compensation consultant to assist with its review of compensation for the senior management team. Ferguson advised the CHC Committee on a variety of subjects, including peer group benchmarking, compensation plan design and trends, pay-for-performance analytics, and other compensation topics. While Ferguson provided data and analyses and made recommendations for the compensation program, the CHC Committee made all decisions regarding the compensation of the NEOs.

The CHC Committee annually reviews the composition of our peer group to ensure that each company’s relevant attributes remain comparable to ours. We are one of the largest REITs, ranking seventh among U.S. REITs based on total capitalization and fifth based on equity market capitalization as of December 31, 2022. The CHC Committee believes it is appropriate to focus on companies within the real estate sector, including REITs, as well as other respected companies from other industries with similarly large market capitalization and asset, operational, and employee footprints. These are representative companies that face many of the same strategic and operational considerations we do and against which we compete for executive talent:

Rationale for Inclusion	Companies Included

S&P 500 Self-Storage REITs (1x)	Extra Space

Non-S&P 500 Self-Storage REITs (2x)	CubeSmart, Life Storage

S&P 500 REITs with at least 1,000 employees (10x)	AvalonBay, Crown Castle, Digital Realty, Equinix, Equity Residential, Essex, Prologis, Simon Property, Vornado, Weyerhaeuser

Other S&P 500 REITs (4x)	Boston Properties, Realty Income, Ventas, Welltower

Non-REITs with relevant asset, operational, and employee footprints (2x)	Domino’s Pizza, Yum Brands

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For 2022, our peer group comprised the following companies:

Company	Industry	Total Capitalization ($MM)

Prologis, Inc. (NYSE: PLD)	Industrial	$134,615

Crown Castle Inc. (NYSE: CCI)	Communications	$86,692

Equinix, Inc. (Nasdaq: EQIX)	Data Center	$77,139

Simon Property Group, Inc. (NYSE: SPG)	Regional Mall	$69,703

Realty Income Corporation (NYSE: O)	Single Tenant Retail	$60,611

Public Storage (NYSE: PSA)	Self-Storage	$60,562

Digital Realty Trust, Inc. (NYSE: DLR)	Data Center	$48,752

Yum! Brands, Inc. (NYSE: YUM)*	Restaurants	$48,664

Welltower Inc. (NYSE: WELL)	Health Care	$47,961

SBA Communications Corporation (NYSE: NMS)	Communications	$45,476

AvalonBay Communities, Inc. (NYSE: AVB)	Multifamily	$31,079

Equity Residential (NYSE: EQR)	Multifamily	$30,832

Ventas, Inc. (NYSE: VTR)	Health Care	$30,821

Extra Space Storage Inc. (NYSE: EXR)	Self-Storage	$29,152

Boston Properties, Inc. (NYSE: BXP)	Office	$28,073

Weyerhaeuser Company (NYSE: WY)	Timber	$27,888

Essex Property Trust, Inc. (NYSE: ESS)	Multifamily	$20,348

Domino’s Pizza, Inc. (NYSE: DPZ)*	Restaurants	$17,815

Vornado Realty Trust (NYSE: VNO)	Office	$14,995

CubeSmart (NYSE: CUBE)	Self-Storage	$12,222

Life Storage, Inc. (NYSE: LSI)	Self-Storage	$11,971

Source: S&P Capital IQ, year to date as of December 31, 2022. Domino’s Pizza, Inc. and Yum! Brands, Inc. reflect Total Enterprise Value as of December 31, 2022.

*	Denotes peers outside of the real estate sector with relevant asset, operational, and employee footprints.

The CHC Committee evaluates our peer group annually and may make adjustments or refinements to this peer group based on new or changed circumstances, including the relevant size or operations of our peers relative to ours. Following adjustments to the peer group made in 2021, for 2022, the CHC determined to leave the composition of the peer group the same.

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OUR 2022 NEO COMPENSATION PROGRAM

The CHC Committee designed the 2022 compensation program to be consistent with our pay-for-performance philosophy. Given the strong support expressed by shareholders for the 2020 and 2021 compensation programs, the CHC Committee largely retained the design of these programs with certain further enhancements. The following are the key components of the Company’s 2022 compensation program. The CHC Committee’s ultimate 2022 performance awards are described in the section that follows.

Incentivizing and Rewarding Performance through At-Risk Pay

Our executive compensation design is simple, effective, and links pay to performance and the creation of long-term value. We pay our NEOs a mix of cash and equity, the substantial majority of which is “at risk” and tied to achieving performance objectives set by the CHC Committee in light of the Company’s long-term strategy and the current business environment. We promote responsible growth and risk management and align the interests of our executives with the interests of our shareholders by using performance-based equity awards that are subject to long, above-market vesting periods as the predominant form of compensation. The main elements of our executive compensation program are summarized as follows:

Compensation Type		Pay Element	Primary Objectives

Fixed Pay	Cash Compensation	Base Salary	• The only fixed element of compensation, provides stable income and compensation for day-to-day responsibilities • Helps attract and retain exceptional talent
At-Risk Pay		Annual Performance-Based Cash Incentive	• Aligns compensation with business strategy • Motivates and rewards achievement of predefined annual financial and strategic goals
	Equity Compensation	Multi-Year Performance-Based RSUs Multi-Year Performance-Based Stock Options

•  Drive sustainable performance through achievement of predetermined financial and other goals

•  Align the interest of executives with those of shareholders

•  Help retain executive talent through extended vesting schedule (5 years)

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2022 At-Risk Compensation of Our NEOs

We believe that paying a significantly larger percentage of total compensation to our NEOs in performance-based cash and equity incentive awards advances our pay-for-performance compensation philosophy. The following charts depict for Mr. Russell, our CEO, and for all of our NEOs together, the split between (i) compensation tied to the achievement of performance goals, consisting of performance-based options, performance-based RSUs, and annual cash incentive awards, and (ii) compensation not tied to performance goals, consisting of base salary. The amounts below include performance-based options, performance-based RSUs, and annual cash incentive awards that would have been paid assuming target achievement for 2022.

2022 CEO Compensation	2022 NEO Compensation

CASH COMPENSATION

Base Salaries. Consistent with the CHC Committee’s philosophy that executive compensation should be more heavily weighted towards performance-based, at-risk compensation, the CHC Committee set the following base salaries for our NEOs, which comprise a small percentage of each NEO’s potential compensation when compared to performance-based, at-risk compensation:

Executive	2022 Base Salary

Joseph D. Russell, Jr.	$800,000

H. Thomas Boyle	$550,000

Natalia N. Johnson	$500,000

Nathaniel A. Vitan	$425,000

These salaries are unchanged from 2021 and reflect the CHC Committee’s determinations as informed by, among other things, peer and market practice.

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2022 Annual Cash Incentive Program. Similar to prior years, the CHC Committee structured the 2022 annual cash incentive program to be based both on a financial performance metric and the Company’s achievement of strategic management goals. For the Company financial performance metric, the CHC Committee chose growth in Core FFO goals instead of NOI goals, as used in previous years, to better align with overall Company financial performance. The CHC Committee weighted the Core FFO growth metric and the achievement of predefined strategic management goals metric equally at 50%.

The CHC Committee selected growth in Core FFO as the Company performance metric because Core FFO, a widely-accepted measure of a REIT’s earnings, is a strong indicator of management’s operational effectiveness and a foundational metric for measuring the Company’s execution of its long-term strategy.

Core FFO for these purposes was defined as the Company’s funds from operations excluding the impact of (i) foreign currency exchange gains and losses, (ii) charges related to the redemption of preferred securities, and (iii) certain other non-cash and/or nonrecurring income or expense items primarily representing the impact of loss contingency accruals and casualties, unrealized gain on private equity investments and our equity share of merger transaction costs, severance of a senior executive, and lease termination income from our equity investees.

The CHC Committee approved the following 2022 performance targets and award levels:

Core FFO Growth Achieved	Award (as a Percentage of Target)

<17%	0%

17% – <19%	50%

19% – <21%	75%

21% – <23%	100%

23% – 25%	125%

>25%	150%

In setting the Core FFO growth targets for 2022, the CHC Committee considered a number of factors, including the Company’s 2022 strategy and financial forecasts and existing competitive conditions. Based on these factors, the CHC Committee determined that a threshold of 17% and a target level of 21% to 23% growth would be appropriately challenging for the Company to achieve and would result in the delivery of substantial shareholder value.

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In addition to Core FFO growth, the CHC Committee continued to utilize a strategic management goals component to the annual cash incentive program, amounting to 50% of each targeted award. The CHC Committee believes this component emphasizes the importance of the contributions of the executive team as a group to the successful execution of the Company’s strategic plan.

The Company goals for the 2022 annual cash incentive program were to:

2022 Strategic Goals

•  Continue the digital transformation of the Company’s business

•  Achieve strong external portfolio growth, including through the acceleration of acquisition and development pipelines

•  Expand the Company’s “industry as a customer” initiatives, including through the acceleration of the Company’s insurance offerings and third party management business

•  Achieve strong employee engagement and succession planning for critical roles in the Company

The following table sets forth the target 2022 cash incentive awards for each of our NEOs:

Executive	2022 Target Cash Incentive Award

Joseph D. Russell, Jr.	$1,200,000

H. Thomas Boyle	$825,000

Natalia N. Johnson	$500,000

Nathaniel A. Vitan	$425,000

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PERFORMANCE-BASED EQUITY COMPENSATION

In February 2022, the CHC Committee approved the 2022 equity award program for NEOs. The key elements of our 2022 equity compensation program were as follows.

100% MULTI-YEAR PERFORMANCE-CONTINGENT EQUITY + PERFORMANCE BASED ENTIRELY ON RELATIVE TSR PERFORMANCE + SHAREHOLDER ALIGNMENT WITH LONGER-TERM VESTING

Multi-Year Approach	Balance Between RSUs and Options	Payouts Based Entirely on Relative TSR	Emphasis on Self-Storage Peers	Long-Term Vesting
• Entirety of NEO equity compensation is contingent on a three-year (2022-2024) performance period	• 60% of each NEO’s target equity award was in the form of performance-based RSUs • 40% of each NEO’s target equity award was in the form of performance-based options

•  For both the performance-based RSUs and the performance-based options, the Company’s TSR performance over the performance period will be measured relative to the performance of the self-storage peers and the S&P 500 REITs index

• 60% of each award is based on the Company’s TSR performance relative to the self-storage peers • 40% of each award is based on the Company’s TSR performance relative to the S&P 500 REITs index

•  Performance for all awards will be measured at the end of a three-year performance period, with 60% of earned awards vesting upon certification by the CHC Committee and the remaining 40% vesting in equal annual installments over the following two years

Multi-Year Performance-Based Equity Awards. For 2022, the CHC Committee granted each of our NEOs a combination of multi-year performance-based RSUs and multi-year performance-based options. All awards are subject to a three-year (2022-2024) performance period and are based entirely on the Company’s total shareholder return from share price appreciation and dividends (TSR) over the performance period relative to the TSR of the self-storage peers and of the S&P 500 REITs index.

The 2022 equity program includes several enhancements as compared to the 2021 program: (1) all awards are subject to a three-year performance period, reflecting a transition from a one-year performance period for the RSU component, (2) all awards are based entirely on relative TSR performance, reflecting a transition from the use of a TSR modifier only for the 2021 performance-based options, and (3) a rebalancing of the relative TSR performance to have a greater focus on our performance measured against that of the direct self-storage REIT competitors while still preserving a portion of performance tied to other S&P 500 REITs in light of our significant size differential to our direct peers. The CHC Committee believes that these enhancements further align the interests of our NEOs with those of our shareholders by incentivizing our executives to create sustainable long-term value.

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For each award (RSUs and options), the CHC Committee weighted the award 60% based on the Company’s TSR over the performance period as compared against the weighted average TSR of the Company’s direct self-storage peers (Extra Space, CubeSmart, Life Storage, and National Storage) and 40% based on the Company’s TSR over the performance period as compared against the weighted average TSR of the REITs in the S&P 500. Each award is subject to a minimum performance threshold below which no award would ultimately be earned. The approved performance targets and award levels are as follows:

Three-Year Performance Period		Three-Year Performance Period

60% TSR vs. Self-Storage Peers (EXR, CUBE, LSI, NSA) Weighted Average	Award (as a Percentage of Target)	40% TSR vs. S&P 500 REITs Weighted Average	Award (as a Percentage of Target)

<80%	0%	<80%	0%

80% – <90%	25%	80% – <90%	25%

90% – <100%	75%	90% – <100%	75%

100% – <106%	100%	100% – <106%	100%

106% – <116%	125%	106% – <116%	125%

116% – 125%	150%	116% – 125%	150%

>125%	200%	>125%	200%

In setting these relative TSR performance levels, the CHC Committee considered the Company’s historical relative TSR performance as compared to both the self-storage peers and the S&P 500 REITs. The CHC Committee determined that a threshold of 80% relative TSR performance and a target level of 100% to 106% would be appropriately challenging for the Company to achieve and would result in strong alignment between the interests of our NEOs and our shareholders’ recognition of value over the long term.

For each NEO, the CHC Committee established a target dollar value of performance-based equity awards. As between performance-based RSUs and performance-based options, the Compensation CHC determined to grant 60% of each NEO’s award in RSUs and 40% in options. The following table sets forth the 2022 target performance-based RSU and performance-based option awards granted to our NEOs:

	2022 Target RSU Award (Five-Year Vesting Period)		2022 Target Option Award (Five-Year Vesting Period)

NEO	Target Value*	Target Number	Target Value*	Target Number

Joseph D. Russell, Jr.	$3,035,520	8,551	$2,023,680	30,213

H. Thomas Boyle	$2,177,610	6,134	$1,451,740	21,674

Natalia N. Johnson	$1,451,700	4,089	$967,800	14,449

Nathaniel A. Vitan	$1,140,000	3,211	$760,000	11,347

*

The target values reflect the dollar value of awards the CHC Committee approved in February 2022. In accordance with this approval, the approved dollar value of performance-based RSUs was converted into a target number of RSUs using the closing price of the Company’s Common Stock on the grant date, and the approved dollar value of performance-based options was converted into a target number of options using a Black-Scholes model. The approved dollar values shown here differ from the grant date fair values reported in the

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Summary Compensation Table, which were calculated in accordance with FASB ASC Topic 718 using a Monte Carlo simulation that assesses the probability of satisfying the relative market performance hurdles over the remainder of the performance period and will fluctuate in value throughout the performance period depending upon the Company’s relative performance.

To further align this component of NEO compensation with long-term shareholder value creation, the CHC Committee again implemented an extended vesting period for any awards that are earned upon satisfaction of the performance metrics. Three-fifths of any multi-year performance-based RSU or option award will vest upon achievement of the performance targets at the conclusion of the three-year performance period, with the remaining vesting ratably over the next two years.

2022 EARNED INCENTIVE COMPENSATION

The following is a summary of the incentive compensation earned by our NEOs for 2022. The CHC Committee believes that these awards reasonably reward our NEOs for exemplary performance through a softening and volatile economic environment during the year, appropriately recognize management’s contributions to the successes the Company achieved in 2022, and are consistent with the Company’s pay-for-performance compensation philosophy.

2022 Annual Cash Incentives. As described above, the 2022 annual cash incentive program was based 50% on achievement of Core FFO growth targets, and 50% on achievement of predetermined strategic management goals.

With respect to the Core FFO growth metric, in 2022 the Company achieved year-over-year Core FFO growth of 23.1%. As a result, the CHC Committee approved the 2022 annual cash incentive award attributable to Core FFO at 125% of target.

Core FFO Growth Achieved	Award (as a Percentage of Target)

<17%	0%

17% – <19%	50%

19% – <21%	75%

21% – <23%	100%

23% – 25%	125%

>25%	150%

Actual Result – 23.1%	125%

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With respect to the strategic management goals component of the annual cash incentive program, the CHC Committee considered the NEOs’ achievement of goals tied to the Company’s strategy, including:

Digital Transformation of the Company’s Business

•  Extended digital rental agreement usage to 55% of move-ins, as compared to 30% of move-ins for our self-storage peers

•  Completed development of remote customer care opportunities and began roll-out to several markets

•  In the final stages of becoming the first company to achieve digital access across 100% of properties among our self-storage peers

External Portfolio Growth

•  Acquired 74 properties, adding 4.7 million square feet to our portfolio

•  Delivered 23 developed and redeveloped properties, adding 1.4 million square feet to our portfolio

•  Maintained a development pipeline comprising 4.6 million square feet

Expansion of “Industry as a Customer” Initiatives

•  Added 60 properties to our Third-Party Management platform

•  Launched our Savvy Storage Insurance Program®, extending the success of our Orange Door Storage Insurance Program® to unaffiliated third parties

Strong Employee Engagement and Succession Planning

•  Received prestigious Great Place to Work® recognition based entirely on employee feedback

•  Recognized by Forbes as one of America’s Best Large Employers for 2022

•  Completed a strategic review of all management positions to confirm appropriate succession plans are in place

Based on the Company’s Core FFO growth and management’s performance against strategic management goals, the annual cash incentive awards were paid on average at 112% of target.

2020 Multi-Year Performance-Based Stock Option Awards. In March 2020, the CHC Committee granted each of our NEOs multi-year performance-based options. This was the CHC Committee’s first use of multi-year performance awards. Multi-year performance awards were adopted in response to shareholder feedback emphasizing the importance of long-term performance-based equity compensation, and have remained a core piece of the Company’s NEO compensation programs each year since.

The 2020 multi-year performance-based options were based on the Company’s achievement of net asset value (NAV) per share growth and total shareholder value (TSV) growth over the three-year period from January 1, 2020 through December 31, 2022. Over the three-year performance-period, the Company achieved NAV growth of 43% and TSV growth of 60%. As a result, the CHC Committee approved the earning of the 2020 performance-based options at 125% of target.

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NAV Growth (2020-2022) Achieved	TSV Growth (2020-2022) Achieved	Award (as a Percentage of Target)

<3%	<14%	0%

3% – <5%	14% – <16%	75%

5% – 7%	16% – 18%	100%

>7%	>18%	125%

Actual Result – 43%	Actual Result – 60%	125%

Accordingly, the number of 2020 performance-based options earned by each NEO was as follows: Mr. Russell, 103,275; Mr. Boyle, 77,456; Ms. Johnson, 64,546; and Mr. Vitan, 64,546, in each case as adjusted pursuant to the anti-dilution provisions of the Public Storage 2016 Equity and Performance-Based Incentive Compensation Plan for the special cash dividend of $13.15 per share of Common Stock paid on August 4, 2022. Three-fifths of these options vested on March 6, 2023 following certification of performance by the Compensation Committee, and the remaining portion will vest ratably over the next two years.

Other Outstanding Multi-Year Performance-Based Awards. Given that the three-year performance periods of the 2021 multi-year performance-based option awards and the 2022 multi-year performance-based option and RSU awards do not end until December 31, 2023 and December 31, 2024, respectively, no portion of these awards were earned in 2022. Below is the status of each of the Company’s multi-year performance-based equity awards granted since 2020:

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2023 COMPENSATION OUTLOOK AND ENHANCEMENTS

As a result of our consistently strong “Say-on-Pay” support by investors, which most recently garnered 93.7% support “for” in 2022, the CHC Committee elected to maintain a similar compensation program design for 2023. In February 2023, the CHC Committee approved a compensation program for our NEOs that continues to emphasize performance-based incentive compensation. The CHC Committee believes the 2023 compensation program aligns our NEOs’ interests with those of our shareholders by incentivizing our executives to create sustainable long-term value. Additionally, as previously announced, David Lee, our Chief Operating Officer, was appointed as an executive officer of the Company effective February 21, 2023. We expect that Mr. Lee will be one of our NEOs for 2023 and, accordingly, have included him in the description of our 2023 compensation program below.

The following summarizes the incentive components of our 2023 compensation program:

•	Annual cash incentive. The annual cash incentive will continue to be based on a financial performance metric (Core FFO growth) and management strategic goals.

•

Equity awards. Consistent with the 2022 program, all 2023 equity awards will be based on a three-year performance period tied to the Company’s relative TSR performance as compared to both self-storage REIT competitors and the S&P 500 REITs index. The 2023 equity award structure can be seen in the illustrations below:

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The following summarizes the key elements of our 2023 compensation program:

Compensation Type		Pay Element	2023 Executive Compensation Plan Design

Fixed Pay	Cash Compensation	Base Salary	• Base salaries are as follows: Mr. Russell—$800,000; Mr. Boyle—$600,000; Ms. Johnson—$530,000; Mr. Vitan—$425,000; and Mr. Lee—$425,000
At-Risk Pay		Annual Performance-Based Bonus

•  Eligibility will be based on two criteria: (i) Core FFO growth (50% weighting) and (ii) management goals based on the Company’s strategic plan (50% weighting)

•  Bonus targets (as a percentage of base salary) are as follows: Mr. Russell—150%; Mr. Boyle—150%; Ms. Johnson—132%; Mr. Vitan—100%; and Mr. Lee—100%

	Equity Compensation	Multi-Year Performance-Based RSUs and Options

•  Program remains unchanged from 2022 and eligibility will be based on relative TSR performance as measured against (i) self-storage REIT competitors (60% weighting) and (ii) the S&P 500 REITs index (40% weighting)

•  60% of the award will be in the form of performance-based RSUs and 40% will be in the form of performance-based stock options

•  Three-fifths of earned awards will vest at the conclusion of the three-year performance period, with the remaining vesting ratably over the next two years

•  The CHC Committee approved the following target dollar value of performance-based RSU and option awards subject to the above performance and vesting conditions:

Mr. Russell—$3,035,520 of RSUs and $2,023,680 of options; Mr. Boyle—$2,550,000 of RSUs and $1,700,000 of options; Ms. Johnson—$1,900,000 of RSUs and $1,275,000 of options; Mr. Vitan—$972,000 of RSUs and $648,000 of options; and Mr. Lee—$630,000 of RSUs and $200,000 of options

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION—SECTION 162(m)

The CHC Committee considers the tax deductibility of compensation as one factor when considering executive compensation program alternatives. Due to its tax status as a REIT, the Company must generally distribute its taxable income to shareholders. To the extent that compensation is not deductible, taxable income will be higher and so distributions to shareholders may be higher than they would be otherwise.

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The CHC Committee has in the past approved and has reserved the right in the future to approve compensation that does not qualify for deductibility in circumstances it deems in the Company’s best interests.

Prior to January 1, 2018, Section 162(m) imposed a $1,000,000 per person limit on the annual tax deduction for compensation paid to the Company’s current CEO and certain other executive officers.

Certain “performance-based” compensation exceeding $1,000,000 annually paid to the executives was excluded from Section 162(m)’s limitation and was deductible if certain requirements were met. The Company generally designed awards of stock options, certain restricted stock units, and cash incentives to qualify as deductible “performance-based” compensation.

The tax reform legislation signed into law on December 22, 2017 (the Tax Cuts and Jobs Act), further limited the deductibility of executive compensation, effective January 1, 2018. Section 162(m) still imposes a $1,000,000 per person limit on the annual tax deduction for compensation paid to the Company’s current CEO and certain other executive officers. But, the legislation repealed the exclusion for “performance-based” compensation and expanded the group of employees subject to the limitation to include the chief financial officer and certain former executive officers.

Compensation awarded before November 3, 2017, which otherwise qualified as “performance based,” may continue to be deductible in the future as the cash compensation is paid, the restricted stock units vest, and the stock options are exercised, under certain interim relief provisions of the Tax Cuts and Jobs Act. However, due to ambiguities and uncertainties about how the revised Section 162(m) should apply, it is uncertain whether previous awards that the CHC Committee believed to be “performance based” compensation will be deductible going forward.

Under the 2021 Plan, the limit on the aggregate value of cash and non-cash awards, other than stock options and SARs, that the Company may grant to any individual in any calendar year, is $15 million.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The CHC Committee of the Board of Trustees of Public Storage has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on this review and discussion, the CHC Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Public Storage for the fiscal year ended December 31, 2022.

The following independent trustees, who comprise the CHC Committee, provide this report:

The Compensation and Human Capital Committee

Avedick B. Poladian (Chair)

Michelle Millstone-Shroff

Shankh S. Mitra

Ronald P. Spogli

Paul S. Williams

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table. The following table sets forth information concerning the compensation earned by each of our NEOs for the years ended December 31, 2022, 2021, and 2020.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Joseph D. Russell, Jr.	2022	$800,000	$—	$3,977,156	$3,062,086	$1,350,000	$12,200	$9,201,442

President and Chief Executive Officer	2021	800,000	—	5,518,800	2,630,953	1,396,800	11,600	10,358,153
	2020	700,000	—	1,695,600	1,758,928	630,000	16,400	4,800,928

H. Thomas Boyle	2022	$550,000	$—	$2,852,985	$2,196,661	$948,750	$12,200	$6,560,596

Chief Financial and Investment Officer	2021	550,000	—	3,851,662	2,137,649	960,300	11,600	7,511,211
	2020	550,000	—	1,271,700	1,319,196	495,000	11,400	3,647,296

Natalia N. Johnson	2022	$500,000	$—	$1,901,835	$1,464,406	$565,000	$12,200	$4,443,441

Chief Administrative Officer	2021	500,000	—	2,621,430	1,644,345	582,000	11,600	5,359,375
	2020	441,667	—	1,250,560	1,099,330	450,000	11,400	3,252,957

Nathaniel A. Vitan	2022	$425,000	$—	$1,493,468	$1,150,019	$448,375	$12,200	$3,529,062

Chief Legal Officer and Corporate Secretary	2021	425,000	—	2,414,475	1,644,345	467,500	11,600	4,962,920
	2020	350,000	—	847,800	1,099,330	315,000	11,400	2,623,530
(1)

The amounts in this column reflect the aggregate grant date fair value of performance-based RSU awards for each year calculated in accordance with FASB ASC Topic 718. For 2022, the grant date fair value calculations are based on a Monte Carlo simulation model that assesses the probability of satisfying the relative market performance hurdles over the remainder of the performance period. The value of the 2022 awards as of the grant date assuming achievement at the highest level of performance conditions are as follows: Mr. Russell, $6,071,552; Mr. Boyle, $4,355,385; Ms. Johnson, $2,903,353; and Mr. Vitan, $2,279,938. For further discussion regarding the assumptions used in this valuation, refer to Note 11 to the Company’s audited financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K. For 2021, the values reflected include both the grant date fair value of the 2021 performance-based RSU awards and, as previously disclosed in the Company’s SEC filings, the value attributable to COVID-19 related modifications made by the CHC Committee in 2021 to the 2020 performance-based RSU awards.

(2)

The amounts in this column reflect the aggregate grant date fair value of multi-year performance-based option awards for each year calculated in accordance with FASB ASC Topic 718. For 2022, the grant date fair value calculations are based on a Monte Carlo simulation model that assesses the probability of satisfying the relative market performance hurdles over the remainder of the performance period, as well as a Black-Scholes valuation. The value of the 2022 awards as of the grant date assuming achievement at the highest level of performance conditions are as follows: Mr. Russell, $4,229,042; Mr. Boyle, $3,033,802; Ms. Johnson, $2,022,488; and Mr. Vitan, $1,588,288. For further discussion regarding the assumptions used in this valuation, refer to Note 11 to the Company’s audited financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K.

(3)

The amounts shown in this column reflect annual cash incentive awards for NEOs that are based on pre-established performance targets set early in the year. In February 2023, the CHC Committee approved the annual cash incentive payouts at an average of 112% of target. See the “Compensation Discussion and Analysis” section of this proxy statement for further discussion of the 2022 performance targets and payouts.

(4)

The amounts shown in this column for all NEOs reflect contributions to each officer’s 401(k) Plan account (3% of the annual cash compensation up to a maximum of $11,400 for 2020 and 4% of the annual cash compensation up to a maximum of $11,600 for 2021 and $12,200 for 2022). For Mr. Russell, the amounts shown in 2020 include a $5,000 payment for attending in person a meeting of the board of directors of the Company’s insurance subsidiary.

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Grants of Plan-Based Awards. The following table sets forth information relating to estimated future payouts under non-equity incentive plan awards, stock options, and RSUs granted pursuant to our equity incentive plans during the year ended December 31, 2022, to each of our NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			All Other RSU Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)(3)
		Threshold	Target	Maximum	Threshold	Target	Maximum

Joseph D. Russell, Jr.
Cash Incentive(4)		300,000	1,200,000	1,500,000	—	—	—	—	—	—	—
Performance-Based RSUs	2/28/22	—	—	—	2,137	8,551	17,102	—	—	—	3,977,156
Performance-Based Stock Options	2/28/22	—	—	—	7,553	30,213	60,426	—	—	355.02	3,062,086

H. Thomas Boyle
Cash Incentive(4)		206,250	825,000	1,031,250	—	—	—	—	—	—	—
Performance-Based RSUs	2/28/22	—	—	—	1,533	6,134	12,268	—	—	—	2,852,985
Performance-Based Stock Options	2/28/22	—	—	—	5,418	21,674	43,348	—	—	355.02	2,196,661

Natalia N. Johnson
Cash Incentive(4)		125,000	500,000	625,000	—	—	—	—	—	—	—
Performance-Based RSUs	2/28/22	—	—	—	1,022	4,089	8,178	—	—	—	1,901,835
Performance-Based Stock Options	2/28/22	—	—	—	3,612	14,449	28,898	—	—	355.02	1,464,406

Nathaniel A. Vitan
Cash Incentive(4)		106,250	425,000	531,250	—	—	—	—	—	—	—
Performance-Based RSUs	2/28/22	—	—	—	802	3,211	6,422	—	—	—	1,493,468
Performance-Based Stock Options	2/28/22	—	—	—	2,836	11,347	22,694	—	—	355.02	1,150,019
(1)

The amounts shown in these columns represent the range of possible payouts for annual cash incentive, performance-based RSU, and performance-based stock option awards granted in 2022 pursuant to the 2021 Plan based upon achievement of applicable performance targets.

(2)

The amounts shown in this column reflect the grant date fair value of performance-based RSU and performance-based stock option awards calculated in accordance with FASB ASC Topic 718 and as described more fully in footnotes 1 and 2 to the Summary Compensation Table, above.

(3)

Both the performance-based RSU and performance-based stock option awards reflected in this table are subject to a three-year (2022-2024) performance period. Three-fifths of these awards granted to each of Mr. Russell, Mr. Boyle, Ms. Johnson, and Mr. Vitan will vest upon achievement of the performance target at the conclusion of the performance period, with the remaining vesting ratably over the next two years.

(4)

In February 2023, the CHC Committee approved annual cash incentive payouts at an average of 112% of target as follows: Mr. Russell, $1,350,000; Mr. Boyle, $948,750; Ms. Johnson, $565,000; and Mr. Vitan, $448,375.

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Option Exercises and Stock Vested In 2022. The following table provides information about options exercised by and RSU awards vested for the NEOs during the year ended December 31, 2022.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Joseph D. Russell, Jr.	—	—	3,800	1,359,884

H. Thomas Boyle	—	—	2,569	909,387

Natalia N. Johnson	—	—	2,480	882,334

Nathaniel A. Vitan	—	—	1,330	450,925
(1)

Value realized represents the difference between the market price of our Common Stock on the NYSE at the time of exercise and the exercise price of the options. Does not reflect any tax or other required withholdings.

(2)	Value realized was calculated by multiplying the number of shares vesting by the closing price of our Common Stock on the NYSE on the vesting date as follows:

Name	RSU Vesting Date	Fair Market Value of PSA ($)

Joseph D. Russell, Jr.	2/16/22	351.72

	2/28/22	355.02

	3/8/22	367.20

H. Thomas Boyle	2/16/22	351.72

	3/8/22	367.20

	12/31/22	280.19

Natalia N. Johnson	2/16/22	351.72

	3/5/22	377.36

	3/8/22	367.20

	8/4/22	330.57

Nathaniel A. Vitan	2/16/22	351.72

	5/27/22	335.77

	12/31/22	280.19

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Outstanding Equity Awards in 2022. The following table sets forth certain information concerning outstanding equity awards held by the NEOs at December 31, 2022.

		Option Awards(1)					Stock Awards(2)

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(3)	Number of Securities Underlying Options (#) Unexercisable(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(4)

Joseph D. Russell, Jr.	2/28/2022	—	—	62,404	343.76	2/28/2032	—		—	—	—
	2/28/2022	—	—	—	—	—	—		—	17,102	4,791,809
	2/16/2021	—	—	123,930	222.66	2/16/2031	—		—	—	—
	2/16/2021	—	—	—	—	—	18,750	(5)	5,253,563	—	—
	2/16/2021	—	—	—	—	—	7,200	(3)	2,017,368	—	—
	3/6/2020	—	—	103,275	221.68	3/6/2030	—		—	—	—
	3/8/2019	—	—	—	—	—	1,500	(3)	420,285	—	—
	3/8/2019	12,393	8,262	—	207.52	3/8/2029	—		—	—	—
	3/8/2019	—	—	—	—	—	3,125	(6)	875,594	—	—
	2/28/2018	—	—	—	—	—	2,500	(6)	700,475	—	—
	3/10/2017	20,655	—	—	213.09	3/10/2027	—		—	—	—
	7/1/2016	25,818	—	—	245.79	7/1/2026	—		—	—	—
	TOTAL	58,866	8,262	289,609			33,075		9,267,285	17,102	4,791,809

H. Thomas Boyle	2/28/2022	—	—	44,766	343.76	2/28/2032	—		—	—	—
	2/28/2022	—	—	—	—	—	—		—	12,268	3,437,371
	2/16/2021	—	—	100,692	222.66	2/16/2031	—		—	—	—
	2/16/2021	—	—	—	—	—	12,500	(5)	3,502,375	—	—
	2/16/2021	—	—	—	—	—	5,400	(3)	1,513,026	—	—
	3/6/2020	—	—	77,456	221.68	3/6/2030	—		—	—	—
	3/8/2019	—	—	—	—	—	1,200	(3)	336,228	—	—
	3/8/2019	9,294	6,197	—	207.52	3/8/2029	—		—	—	—
	3/8/2019	—	—	—	—	—	2,344	(6)	656,765	—	—
	12/31/2017	—	—	—	—	—	450	(6)	126,086	—	—
	12/5/2016	15,491	—	—	205.71	12/5/2026	—		—	—	—
	TOTAL	24,785	6,197	222,914			21,894		6,134,480	12,268	3,437,371

Natalia N. Johnson	2/28/2022	—	—	29,844	343.76	2/28/2032	—		—	—	—
	2/28/2022	—	—	—	—	—	—		—	8,178	2,291,394
	2/16/2021	—	—	77,455	222.66	2/16/2031	—		—	—	—
	2/16/2021	—	—	—	—	—	7,500	(5)	2,101,425	—	—
	2/16/2021	—	—	—	—	—	4,320	(3)	1,210,421	—	—
	8/4/2020	—	—	—	—	—	1,200	(3)	336,228	—	—
	3/6/2020	—	—	64,546	221.68	3/6/2030	—		—	—	—
	3/8/2019	—	—	—	—	—	900	(3)	252,171	—	—
	3/8/2019	6,195	4,132	—	207.52	3/8/2029	—		—	—	—
	3/8/2019	—	—	—	—	—	1,250	(6)	350,238	—	—
	3/5/2018	—	—	—	—	—	1,200	(6)	336,228	—	—
	8/5/2016	10,327	—	—	225.38	8/5/2026	—		—	—	—
	TOTAL	16,522	4,132	171,845			16,370		4,586,711	8,178	2,291,394

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		Option Awards(1)					Stock Awards(2)

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(3)	Number of Securities Underlying Options (#) Unexercisable(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(4)

Nathaniel A. Vitan	2/28/2022	—	—	23,436	343.76	2/28/2032	—		—	—	—
	2/28/2022	—	—	—	—	—	—		—	6,422	1,799,380
	2/16/2021	—	—	77,455	222.66	2/16/2031	—		—	—	—
	2/16/2021	—	—	—	—	—	7,500	(5)	2,101,425	—	—
	2/16/2021	—	—	—	—	—	3,600	(3)	1,008,684	—	—
	3/6/2020	—	—	64,546	221.68	3/6/2030	—		—	—	—
	5/27/2019	2,065	4,131	—	228.74	5/27/2029	—		—	—	—
	5/27/2019	—	—	—	—	—	1,250	(6)	350,238	—	—
	12/31/2018	—	—	—	—	—	80	(3)	22,415	—	—
	12/31/2017	—	—	—	—	—	300	(6)	84,057	—	—
	TOTAL	2,065	4,131	165,437			12,730		3,566,819	6,422	1,799,380
(1)

On August 4, 2022, we paid a special cash dividend of $13.15 per share of Common Stock to shareholders of record as of August 1, 2022. Stock options that were outstanding at the time of the special dividend were adjusted pursuant to the anti-dilution provisions of the Company’s equity and performance-based incentive compensation plans. The anti-dilution adjustments proportionately increased the number of outstanding stock options and reduced the exercise prices of outstanding stock options by a conversion rate of 1.03275. All option amounts reflected in this table reflect the anti-dilution adjustments.

(2)

Stock awards consist of RSUs and performance-based RSUs granted to the NEOs, and the values shown assume a price of $280.19 per share, the closing price for our Common Stock on the NYSE on December 30, 2022.

(3)	These options or RSUs vest in five equal annual installments, beginning one year from the grant date.
(4)

Three-fifths of these multi-year performance-based options and performance-based RSUs will vest following certified achievement of applicable performance targets at the conclusion of the applicable three-year performance period, with the remaining vesting ratably (assuming the performance conditions were met) over the subsequent two years beginning one year from the grant date (for the 2020 and 2021 awards) or the date the CHC Committee certifies performance (for the 2022 awards). As of December 31, 2022, performance exceeded target for the March 6, 2020, February 16, 2021, and February 28, 2022 grants and, as such, is reflected at a maximum payout of 125%, 150%, and 200%, respectively and in accordance with the terms of the applicable awards.

(5)

These performance-based RSUs vest in five equal annual installments, beginning one year following certification by the CHC Committee of the level of achievement of the performance targets at the conclusion of the one-year performance period.

(6)	These RSUs vest in eight equal installments, beginning one year from the grant date.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments upon Termination. We do not have employment agreements with any NEO that provide for future payments upon termination of employment with the Company.

We do not have a formal severance policy for payments upon termination of employment, whether through voluntary or involuntary termination, other than as specifically set forth in our 2021 Plan (and applicable predecessor plans), 401(k) Plan, Retirement Equity Vesting Policy, or as required by law. The following indicates our general practice:

•	any vested stock options following a voluntary termination of employment must be exercised within 30 days following the individual’s last date of employment;

•	all unvested stock options, restricted shares, and/or RSUs are forfeited (except in the case of death or disability or a qualifying retirement); and

•	accrued and unused vacation pay is paid in a lump sum.

Payments upon Death or Disability. In the event of the death or permanent and total disability of an NEO:

•	all outstanding unvested time-based stock options and unvested time-based RSUs accelerate and vest upon the officer’s death or permanent and total disability;

•

all outstanding unvested performance-based stock options and unvested performance-based RSUs vest based on target performance if within the performance period and actual performance if the performance period has been completed;

•	all such stock options may be exercised during the one-year period following the date of death or permanent and total disability (but before the termination date of the option); and

•	the officer or his/her estate will receive payments under Public Storage’s life insurance program or disability plan, as applicable.

Payments upon Retirement. NEOs participate in our Retirement Equity Vesting Policy on the same terms as other employees. The Retirement Equity Vesting Policy is intended to recognize long-tenured employees who have contributed to the growth and success of the Company. Specifically, in the event of an NEO’s qualifying retirement:

•	all outstanding unvested time-based stock options and unvested time-based RSUs accelerate and vest on the date of retirement;

•

all outstanding unvested performance-based stock options and unvested performance-based RSUs (i) will be forfeited if the NEO retires prior to the end of the first year of the performance period; (ii) will continue to vest through the end of the performance period based on actual performance, with the earned amount pro-rated for the number of days the NEO worked for the Company during such period if the NEO retires during the performance period on or after the first year of the performance period; or (iii) will vest based on actual performance if the NEO retires after the end of the performance period; and

•

all such vested stock options may be exercised during the one-year period following the date of retirement or the date the CHC Committee determines the achievement of the performance targets, whichever is later (but before the termination date of the option).

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In order for an NEO to be eligible for potential acceleration of equity award vesting under the Retirement Equity Vesting Policy, all eligibility conditions must be satisfied, including: (1) the NEO must be at least 55 years old and have been in service for at least 10 years, and the sum of the employee’s age and total years of service must be at least 80; (2) the NEO must provide at least 12 months’ prior written notice of his or her intention to retire; (3) the NEO must enter into a written separation agreement; and (4) the Equity Awards Committee of the Board must, in its sole discretion, approve the application of the Retirement Equity Vesting Policy to the NEO.

Payments upon Change in Control. Under the 2021 Plan, the vesting of outstanding awards will not accelerate unless two conditions are met. First, the Company must experience a qualifying change in control. Second, one of the following conditions must also be met: (a) for a change of control where such awards will be assumed or continued by the surviving entity, the holder’s employment must be terminated without “cause” (as defined in the 2021 Plan) within one year following the change of control, or (b) such awards must be terminated in connection with the change of control.

If the awards are to be terminated in connection with a change of control, then:

•	all outstanding unvested time-based stock options and unvested time-based RSUs will be deemed to accelerate and vest immediately prior to the change of control; and

•

all performance goals and conditions with respect to outstanding unvested performance-based stock options and unvested performance-based RSUs shall be deemed to have been satisfied immediately prior to the occurrence of such change of control based on either actual performance as of a date reasonably close to the date of the change of control or target performance, as determined by the CHC Committee in its sole discretion, and such awards shall become payable pro-rata based on the portion of the applicable performance period completed as of the change of control.

A “change of control” is defined in the plan to include generally the following:

•	the dissolution or liquidation of Public Storage or merger in which Public Storage does not survive;

•	the sale of substantially all Public Storage assets;

•

merger in which the Company is the surviving corporation but after which the Company’s shareholders immediately prior to such merger cease to own their shares or other equity interest in the Company; or

•	any transaction that results in any person or entity owning 30% or more of the combined voting power of all classes of our shares.

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Estimated Value of Accelerated Awards. The following table shows the estimated value of the acceleration of vesting of unvested equity awards pursuant to the termination events described above that trigger acceleration assuming the event occurred as of December 31, 2022, and using the value of our Common Stock on December 30, 2022 (the last trading day of the year) of $280.19 per share.

Name	Value of all outstanding unvested options(1)	Value of all outstanding unvested RSUs(2)	Total

Joseph D. Russell, Jr.
Death or Disability Termination	$11,396,148	$11,663,189	$23,059,337
Qualifying Retirement	11,396,148	10,385,242	21,781,390
Termination on Change of Control	11,396,148	10,385,242	21,781,390
All Other Terminations	—	—	—

H. Thomas Boyle
Death or Disability Termination	$8,844,160	$7,853,165	$16,697,325
Qualifying Retirement(3)	—	—	—
Termination on Change of Control	8,844,160	6,936,384	15,780,544
All Other Terminations	—	—	—

Natalia N. Johnson
Death or Disability Termination	$7,047,536	$5,732,407	$12,779,943
Qualifying Retirement(3)	—	—	—
Termination on Change of Control	7,047,536	5,121,313	12,168,849
All Other Terminations	—	—	—

Nathaniel A. Vitan
Death or Disability Termination	$6,959,803	$4,466,509	$11,426,312
Qualifying Retirement(3)	—	—	—
Termination on Change of Control	6,959,803	3,986,543	10,946,346
All Other Terminations	—	—	—
(1)

Represents the difference, if positive, between the exercise price of unvested options that would be accelerated as a result of the termination and the closing price of our Common Stock on the NYSE on December 30, 2022. If the exercise price exceeds the closing price of our Common Stock on the NYSE on December 30, 2022, then the value presented is zero.

(2)	Represents the number of unvested RSUs that would be accelerated as a result of the termination multiplied by the closing price of our Common Stock on the NYSE on December 30, 2022.
(3)	Does not meet the conditions for a qualifying retirement as of December 31, 2022.

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Proposal 2: Approve Executive Compensation

PAY RATIO DISCLOSURE

SEC rules require us to disclose the ratio of annual total compensation of our CEO, Joseph D. Russell, Jr., to the annual total compensation of our median employee (excluding Mr. Russell). As of December 31, 2022, we had 5,864 talented and dedicated employees performing the following functions:

•

Approximately 81% (4,737) of our employees work at one of our self-storage facilities serving our customers. We generally pay these on-site Property Managers on an hourly basis. The median annual total compensation for these employees in 2022 was $31,401.

•

Approximately 6% (323) of our employees manage on-site Property Managers and assist them in providing our customers superior service. The median annual total compensation for these employees in 2022 was $126,035.

•	Approximately 6% (375) of our employees work in our call centers and assist potential customers and existing customers. The median annual total compensation for these employees in 2022 was $29,032.

•

Approximately 7% (429) of our employees are corporate employees, including our executive management team and our finance, legal, information technology, and human resources personnel. The median annual total compensation for these employees in 2022 was $160,726.

The ratio presented below is a reasonable estimate calculated in a manner consistent with SEC rules. We selected the median employee based on the 5,864 full-time and part-time workers employed by the Company and its consolidated subsidiaries as of December 31, 2022. In identifying our median employee, we used annual base wages, and for those employees who were employed by us for less than the full fiscal year, we annualized their compensation. We did not apply any cost-of-living adjustments as part of the calculation.

Based on these calculations, our median employee is one of our 4,737 employees who work at one of our self-storage facilities serving our customers. This employee is paid on an hourly basis. The 2022 annual total compensation for our median employee as determined based on SEC rules was $33,379. The 2022 annual total compensation for our CEO as determined based on SEC rules was $9,201,442. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2022 is 276 to 1.

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PAY VERSUS PERFORMANCE TABLES
The following table sets forth information
concerning
the compensation paid to our CEO and to our other NEOs compared to Company performance for the years ended December 31,
2022
, 2021, 2020, and 2019.

Year	Summary Compensation Table Total Pay for CEO (1)(2)	CAP to CEO (3)	Average Summary Compensation Table Total Pay for Other NEOs (1)(2)	Average CAP to Other NEOs (3)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income (5)	Core FFO per share (6)
					TSR	Peer TSR (4)

2022	$9,201,442	$(1,902,305)	$4,844,366	$(2,183,334)	$163	$130	$4,366,274	$15.92

2021	10,358,153	41,035,570	5,944,502	25,331,675	205	178	1,959,639	12.93

2020	4,800,928	4,537,499	3,174,594	2,999,877	123	123	1,361,227	10.61

2019	4,289,200	3,360,014	2,854,897	1,378,312	109	127	1,525,651	10.75
(1)
The CEO for each year shown in the table was Joseph D. Russell and the other NEOs were H. Thomas Boyle, Natalia N. Johnson, and Nathaniel A. Vitan; Lily Y. Hughes was a former other NEO through May 2019.

(2)
The 2021 values reflected in this column reflect both the grant date fair value of the 2021 performance-based RSU awards and the value attributable to

COVID-19

related modifications made by the CHC Committee in 2021 to the 2020 performance-based RSU awards. See the footnotes to Summary Compensation Table (SCT) on page 66 for further detail regarding the amounts in this column.

(3)
Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards” and “Option Awards” columns of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting ye ar; (ii) adding t
he amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards. The following tables reflect
the adjustments made to SCT total compensation to compute CAP for our CEO and average CAP for our other
NEOs
:

CEO

Year	SCT Total Pay	Minus SCT Equity Awards	Plus Value of New Unvested Awards as of 12/31	Plus Annual Change in Value of Prior Years Awards that Remain Unvested	Plus Value of New Vested Awards	Plus Change in Value of Prior Years Awards that Vested During Year	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards/ Accrued Dividends	Equals CAP

2022	$9,201,442	$7,039,242	$6,790,064	$(11,479,301)	$—	$(74,804)	$—	$699,536	$(1,902,305)

2021	10,358,153	8,149,753	23,991,640	14,299,544	—	382,986	—	153,000	41,035,570

2020	4,800,928	3,454,528	2,426,400	627,126	—	24,573	—	113,000	4,537,499

2019	4,289,200	2,873,000	1,479,800	166,619	—	152,395	—	145,000	3,360,014

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Proposal 2: Approve Executive Compensation

Other NEOs (Average)

Year	SCT Total Pay	Minus SCT Equity Awards	Plus Value of New Unvested Awards as of 12/31	Plus Annual Change in Value of Prior Years Awards that Remain Unvested	Plus Value of New Vested Awards	Plus Change in Value of Prior Years Awards that Vested During Year	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards/ Accrued Dividends	Equals CAP

2022	$4,844,366	$3,686,458	$3,555,957	$(7,193,033)	$—	$(68,454)	$—	$364,288	$(2,183,334)

2021	5,944,502	4,771,302	14,860,625	8,860,496	—	349,979	—	87,375	25,331,675

2020	3,174,594	2,295,972	1,771,553	271,223	—	20,974	—	57,505	2,999,877

2019	2,854,897	1,928,880	1,147,777	49,699	—	68,772	892,020	78,067	1,378,312
(4)
Reflects the cumulative TSR of the Company and the S&P 500 Equity REITs Index for the year ended December 31, 2019, the two years ended December 31, 2020, the three years ended December 31, 2021, and the four years ended December 31, 2022, assuming a $100 investment at the closing price on December 31, 2018 and the reinvestment of all dividends.

(5)	Amounts in thousands.
(6)	Refer to Appendix A for information regarding Core FFO, including a reconciliation to GAAP diluted earnings.
Recent Share Price Volatility Impact On CAP.
The SEC definition of CAP includes changes over the reporting year in the value of unvested equity awards that still remain subject to forfeiture at the end of the year. The fair values of our performance options, as calculated in accordance with the SEC definition, are very sensitive to changes in stock price, and during periods of significant share volatility the fair values of these awards can change dramatically from year to year. During these periods of volatility the CAP” for the reporting year can be significantly different (higher or lower) than the SCT total pay for that year.
For example, in 2021, our share price increased 62% for the year (one of the biggest one year changes in our history) and 64% from our March 2020 award grant dates. This historic share price change was the principal driver of the more than 500% increase in the value of our unvested March 2020 performance option awards in 2021, and thus the principal cause of 2021 CAP being significantly higher than 2021 SCT total pay. In 2022, our share price decreased by 25%, which resulted in a more than 38% decrease in the value of the March 2020 performance options and resulted in 2022 CAP being negative and well below 2022 SCT total pay.
CAP Compared to Realized Pay.
The CAP data set forth in the table above does not reflect amounts actually realized by our NEOs. A significant portion of the CAP amounts shown relate to changes in the values of unearned or unvested awards over the course of the reporting year. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our share price. Specifically, as described in detail in the “Compensation Discussion and Analysis” section above, our performance equity awards are subject to multi-year performance conditions tied to relative TSR and other financial performance metrics, and all our equity awards are further subject to lengthy time-based vesting conditions that exceed peer practices. The ultimate values actually realized by our NEOs from these unvested equity awards, if any, will not be determined until the awards fully vest and, in the case of options, are exercised.
The following table illustrates the significant difference between CAP and realized pay, in each case as compared to SCT total pay. Realized pay as set forth in this table is the aggregate value of cash compensation paid (computed consistently with SCT total pay and CAP), the value of dividends and

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dividend equivalents paid on unvested equity awards (computed consistently with CAP), and the fair value at the vesting date of stock awards that fully vest in the reporting year and the intrinsic value at the vesting
date (i.e., the value that would be realized on immediate exercise on the vesting date) of option awards that fully vest in the reporting year.

	CEO			Other NEOs (Average)

Year	SCT Total Pay	Realized Pay	CAP	SCT Total Pay	Realized Pay	CAP

2022	$9,201,442	$5,431,540	$(1,902,305)	$4,844,366	$2,590,905	$(2,183,334)

2021	10,358,153	3,845,336	41,035,570	5,944,502	2,231,378	25,331,675

2020	4,800,928	2,400,973	4,537,499	3,174,594	1,427,702	2,999,877

2019	4,289,200	2,166,281	3,360,014	2,854,897	1,497,059	1,378,312
Relationship of CAP to Performance.
The following graphs illustrate the relationship during
2019-2022
of the CAP for our CEO and the average CAP for our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the S&P 500 Equity REITs Index, (ii) our GAAP net income (amounts in thousands), and (iii) our Core FFO per share (in each case as set forth in the table above).

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Financial Performance Measures.
The most important financial performance measures used by the Company in setting pay-for-performance
compensation for the most recently completed fiscal year are described in the table below. The manner in which these measures, together with certain non-financial
performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in the “Compensation Discussion and Analysis” section of this proxy statement.

Significant Financial Performance Measures

Core FFO Per Share Growth

TSR Performance (versus the TSR of the S&P 500 Equity REITs Index)

TSR Performance (versus the Company’s Self-Storage REIT Competitors)
The Board recommends a vote
FOR
approval
of the compensation of our NEOs
as described in this proxy statement.

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Share Ownership of Trustees and Management

SHARE OWNERSHIP OF TRUSTEES AND MANAGEMENT

The following table sets forth information as of March 13, 2023 concerning the beneficial ownership of shares of Common Stock by each of our trustees, the CEO, the CFO, and the other two most highly compensated persons who were executive officers of the Company on December 31, 2022, and all trustees and executive officers as a group. Except as otherwise indicated and subject to applicable community property and similar statutes, each trustee and executive officer has sole voting and investment power over his or her shares.

Name	Shares of Common Stock Beneficially Owned(1)		Percent of Class(1)

Ronald L. Havner, Jr.	861,554	(2)	*

Tamara Hughes Gustavson	17,286,434	(3)	9.8%

Leslie S. Heisz	28,269		*

Michelle Millstone-Shroff	15,662		*

Shankh S. Mitra	16,159	(4)	*

David J. Neithercut	16,508		*

Rebecca Owen	10,759		*

Kristy M. Pipes	15,489		*

Avedick B. Poladian	77,467		*

John Reyes	605,819		*

Joseph D. Russell, Jr.	142,258		*

Tariq M. Shaukat	27,063		*

Ronald P. Spogli	55,055		*

Paul S. Williams	16,067		*

H. Thomas Boyle	83,861		*

Natalia N. Johnson	64,712		*

Nathaniel A. Vitan	44,273		*

All trustees and executive officers as a group (18 persons)	19,367,802	(2)(3)(4)	10.9%
*	Less than 1%
(1)

Represents shares of Common Stock beneficially owned as of March 13, 2023. Includes options to purchase shares of Common Stock exercisable within 60 days of March 13, 2023 or, in the case of non-management trustees who are eligible for retirement, options to purchase shares of Common Stock that are subject to acceleration upon retirement within 60 days of March 13, 2023, as follows: Mr. Havner, 531,864 shares; Ms. Gustavson, 10,326 shares; Ms. Heisz, 25,816 shares; Ms. Millstone-Shroff, 15,490 shares; Mr. Mitra, 8,606 shares; Mr. Neithercut, 15,490 shares; Ms. Owen, 10,327 shares; Ms. Pipes, 15,489 shares; Mr. Poladian, 41,304 shares; Mr. Reyes, 449,244 shares; Mr. Russell, 124,962 shares; Mr. Shaukat, 25,815 shares; Mr. Spogli, 46,467 shares; Mr. Williams, 15,490 shares; Mr. Boyle, 74,357 shares; Ms. Johnson, 57,316 shares; and Mr. Vitan, 40,793 shares. Also includes fully vested DSUs that will be settled in shares of Common Stock as elected by each non-management trustee upon his or her separation from service, as follows: Mr. Havner, 1,890 DSUs; Ms. Heisz, 455 DSUs; Mr. Mitra, 432 DSUs; Mr. Neithercut, 1,018 DSUs; Mr. Reyes, 1,890 DSUs; Mr. Shaukat, 834 DSUs; Mr. Spogli, 1,588 DSUs; and Mr. Williams, 577 DSUs. The percentage held is calculated using the outstanding shares of Common Stock on March 13, 2023 of 175,795,336.

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Share Ownership of Trustees and Management

(2)

Includes (a) 315,277 shares held indirectly in a family trust account for which Mr. Havner and his spouse serve as trustees, and (b) 8,000 RSUs granted February 19, 2015 with an original vesting date of April 1, 2016, which remain subject to deferred receipt in accordance with an election by Mr. Havner under the Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan to defer receipt of the shares underlying 10,000 such RSUs in equal annual installments during the period April 1, 2021 through April 1, 2030. Does not include 1,900 shares held by Mr. Havner’s spouse in an IRA for which Mr. Havner disclaims beneficial ownership.

(3)

Includes 11,348 shares of Common Stock held jointly by Ms. Gustavson and B. Wayne Hughes, Jr., as to which they share investment power. Also includes 1,300 shares held by Ms. Gustavson’s spouse and 5,500 shares held jointly with her spouse, as to all of which they share investment power. Also includes 295,000 shares held by a limited liability company of which Ms. Gustavson is a member and manager.

(4)	Includes 7,121 shares held in a margin account. Since January 1, 2022, these shares have served, and may in the future serve, as collateral for a margin loan.

The following table sets forth information as of the dates indicated with respect to persons known to us to be the beneficial owners of more than 5% of the outstanding shares of Common Stock:

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class

The Vanguard Group(1) 100 Vanguard Boulevard Malvern, PA 19355	20,619,751	11.7%

Tamara Hughes Gustavson(2)	17,286,434	9.8%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	16,781,174	9.6%

State Street Corporation(4) State Street Financial Center One Lincoln Street Boston, MA 02111	11,358,471	6.5%

Cohen & Steers, Inc.(5) 280 Park Avenue 10th Floor New York, NY 10017	9,044,538	5.2%
(1)

This information is as of December 30, 2022 and is based solely on a Schedule 13G/A filed on February 9, 2023 by The Vanguard Group to report that it (including affiliates) does not have sole voting power with respect to any shares of Common Stock, and has shared voting power with respect to 371,576 shares of Common Stock, sole dispositive power with respect to 19,821,805 shares of Common Stock, and shared dispositive power with respect to 797,946 shares of Common Stock.

(2)

This information is as of March 13, 2023 and is based in part on a Schedule 13D filed by Tamara Hughes Gustavson on August 12, 2021. The number of shares of Common Stock owned also reflects transactions reported on Form 4s through March 13, 2023. Includes 11,348 shares of Common Stock held jointly with B. Wayne Hughes, Jr., as to which Ms. Gustavson and Mr. Hughes share voting and dispositive power, and 10,326 shares of Common Stock subject to options to purchase shares exercisable within 60 days of March 13, 2023. The address for Ms. Gustavson is c/o Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary.

(3)

This information is as of December 31, 2022 and is based solely on a Schedule 13G filed on January 24, 2023 by BlackRock, Inc. to report that it (including affiliates) has sole voting power with respect to 15,336,821 shares of Common Stock and sole dispositive power with respect to 16,781,174 shares of Common Stock, and does not have shared voting power or shared dispositive power with respect to any shares of Common Stock.

(4)

This information is as of December 31, 2022 and is based solely on a Schedule 13G/A filed on January 31, 2023 by State Street Corporation to report that it (including affiliates) does not have sole voting power or sole dispositive power with respect to any shares of Common Stock, has shared voting power with respect to 8,372,937 shares of Common Stock, and has shared dispositive power with respect to 11,334,122 shares of Common Stock.

(5)

This information is as of December 31, 2022 and is based solely on a Schedule 13G/A filed on February 14, 2023 by Cohen & Steers, Inc. to report that (a) it has sole voting power with respect to 6,945,161 shares of Common Stock, shared voting power with respect to no shares of Common Stock, sole dispositive power with respect to 9,044,538 shares of Common Stock, and shared dispositive power with respect to no shares of Common Stock, (b) Cohen & Steers Capital Management, Inc. has sole voting power with respect to 6,925,111 shares of Common Stock, shared voting power with respect to no shares of Common Stock, sole dispositive power with respect to 8,996,349 shares of Common Stock, and shared dispositive power with respect to no shares of Common Stock, (c) Cohen & Steers UK Limited has sole voting power with respect to 15,476 shares of Common Stock, shared voting power with respect to no shares of Common Stock, sole dispositive power with respect to 43,615 shares of Common Stock, and shared dispositive power with respect to no shares of Common Stock, and (d) Cohen & Steers Ireland Limited has sole voting power with respect to 4,574 shares of Common Stock, shared voting power with respect to no shares of Common Stock, sole dispositive power with respect to 4,574 shares of Common Stock, and shared dispositive power with respect to no shares of Common Stock.

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Additional Information About Trustees, Executive Officers, and Management

ADDITIONAL INFORMATION ABOUT TRUSTEES, EXECUTIVE OFFICERS, AND MANAGEMENT

Incentive Compensation Recoupment Policy (Clawback Policy). The Board has adopted an Incentive Compensation Recoupment Policy, which applies to our executive officers, our controller, and our Vice President, Finance Operations. Pursuant to this policy, in the event the Company’s financial results (a) are restated due to material noncompliance with any financial reporting requirement or (b) have been determined by the Board to have been materially misstated, then an independent committee of the Board may require any covered officer to repay to the Company all or part of any “Excess Compensation” that such officer had previously received. Excess Compensation is defined as that part of the cash or equity incentive compensation received by a covered officer during the three-year period preceding the restatement or material misstatement determination that was in excess of the amount that such officer would have received had such incentive compensation been calculated based on the restated or corrected financial results. The Company is analyzing the new clawback rules proposed by the NYSE in February 2023 and will make any necessary amendments to the Clawback Policy in advance of the compliance deadline.

Anti-Hedging Policy. Our insider trading policy includes an anti-hedging provision that prohibits trustees, officers, and employees from directly or indirectly engaging in hedging against future declines in the market value of any securities of the Company. Hedging transactions include the purchase of financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. The objective of this policy is to enhance alignment between the interests of our trustees, officers, and employees and those of our shareholders.

Policy Regarding Pledging of Shares. Our securities trading policy discourages (but does not prohibit) our insiders from pledging shares of Common Stock or holding shares of Common Stock in a margin account. None of our trustees or executive officers currently pledge their Common Stock. Mr. Mitra holds 7,121 shares in a margin account, and, since January 1, 2022, these shares have served, and may in the future serve, as collateral for a margin loan. We believe that, given the number of shares involved and his financial profile, Mr. Mitra’s existing arrangement does not present a significant risk of lender foreclosure or an unexpected sale of large volumes of Common Stock by insiders on the open market. In our Board’s view, this arrangements is unlikely to result in adverse effects to shareholders.

Related Party Transaction Approval Policies and Procedures. The Audit Committee, in accordance with its charter, reviews and approves, as applicable, all related party transactions involving our executive officers and trustees, Shurgard, and, prior to its merger with affiliates of Blackstone, Inc. (Blackstone) in July 2022, PS Business Parks, unless approved by the Board (with the interested trustees abstaining) or by another independent committee of the Board. In addition, our trustees and executive officers are required to disclose any actual or potential conflicts of interest to the Company. In accordance with our Corporate Governance Guidelines and Trustee’s Code of Ethics and the NGS Committee charter, our NGS Committee is responsible for evaluating any actual or potential conflicts of interest relating to our executive officers and trustees and for making recommendations to the Board with respect to any action to be taken. Any trustee with an actual, potential, or apparent conflict of interest may not participate in the decision-making process related to conflict.

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Additional Information About Trustees, Executive Officers, and Management

Relationships and Transactions with the Hughes Family. Tamara Hughes Gustavson, a trustee, holds less than a 0.1% equity interest in, and is a manager of, a limited liability company that owns 65 self-storage facilities in Canada. Two of Ms. Gustavson’s adult children own the remaining equity interest in the limited liability company. These facilities operate under the Public Storage® trade name under a royalty-free, non-exclusive license agreement in place since 1993, when the Hughes family privately owned both the U.S. concern that ultimately became the Public Storage REIT, and the company owning the Canadian facilities.

With respect to this relationship, the Company does not make any payments to the entity that owns the Canadian facilities or its affiliates, and the owner and its affiliates do not make any payments to the Company. Our subsidiaries reinsure risks relating to any loss of goods stored by customers in these facilities and received a portion of the premiums paid by such customers (net of amounts retained by a third party program administrator and insurance company) of approximately $2.2 million for the year ended December 31, 2022. We have a right of first refusal, subject to limitations, to acquire these facilities or the applicable ownership entities if their owners agree to sell them.

Trademark Agreement and Transactions with Shurgard. Pursuant to a trademark license agreement, we receive monthly royalty fees from Shurgard for the use of the Shurgard® tradename equal to 1% of Shurgard’s gross revenues. Shurgard paid us $3.5 million for the year ended December 31, 2022, for royalty fees in connection with its use of the Shurgard® tradename.

Common Management/Board Members with Shurgard and PS Business Parks. Ronald L. Havner, Jr., Chairman of Public Storage, is also Chairman of the Board of Directors of Shurgard. Additionally, prior to PS Business Parks’ merger with affiliates of Blackstone in July 2022, Mr. Havner served as PS Business Parks’ Chairman of the Board of Directors and each of Joseph D. Russell, Jr., President and CEO and Trustee of Public Storage, and Kristy M. Pipes, Trustee of Public Storage, served as directors of PS Business Parks.

Sale of Interest in PS Business Parks and Related Transactions. On July 20, 2022, pursuant to an Agreement and Plan of Merger, dated April 24, 2022, PS Business Parks completed a merger transaction (the PSB Merger) with affiliates of Blackstone. In connection with the PSB Merger, each share of PS Business Parks common stock and each common unit of partnership interest we held in PS Business Parks, totaling to a 41% common equity interest in PS Business Parks, were converted into the right to receive the merger consideration of $187.50 per share or unit, including a $5.25 per share or unit closing cash dividend, and a $0.22 per share or unit prorated quarterly cash dividend, for a total of $187.72 per share or unit. As a result, at closing of the PSB Merger, we received a total of $2.7 billion of cash proceeds in exchange for our 41% common equity interest.

Additionally, on July 8, 2022, we acquired the commercial interests of PS Business Parks at three sites, totaling five properties, jointly occupied with certain of our self-storage facilities in Maryland and Virginia, for $47.3 million.

Other Arrangements with PS Business Parks. Until closing of the PSB Merger, Public Storage and PS Business Parks had the following additional arrangements:

•

Management Agreements. PS Business Parks managed certain of the commercial facilities that we own pursuant to management agreements for a management fee equal to 5% of revenues. Public Storage paid a total of approximately $113,000 in management fees with respect to PS Business Parks’ property management services in 2022. In 2022, PS Business Parks allocated approximately $143,000 in operating expenses to Public Storage related to the management of the properties, including payroll and other overhead expenses.

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Additional Information About Trustees, Executive Officers, and Management

PS Business Parks also owns certain commercial facilities that include self-storage space. We manage this self-storage space for PS Business Parks for a management fee equal to 6% of revenues generated by the self-storage space. We recorded management fees with respect to these facilities of approximately $70,000 for the period ended July 20, 2022, which was the effective date of PS Business Parks’ merger with affiliates of Blackstone. In 2022, for the period through July 20, 2022, we allocated approximately $50,000 in operating expenses to PS Business Parks related to the management of the properties, including payroll and overhead expenses. Our management of this self-storage space continued under substantially similar terms following the merger.

•

Cost Sharing and Other Arrangements. Pursuant to a cost sharing and administrative services arrangement, we shared certain administrative services, corporate office space, and certain other third party costs with PS Business Parks that were allocated based upon time, effort, and other methodologies. PS Business Parks reimbursed us approximately $680,000 for the period ended July 20, 2022, for costs paid on their behalf, and we reimbursed PS Business Parks approximately $41,000 in costs that PS Business Parks incurred on our behalf for the period ended July 20, 2022.

•	Trademarks. Public Storage also owns and licensed the PS Business Parks name and logo to PS Business Parks under a royalty-free license.

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Proposal 3:

Advisory Vote to Approve

the Frequency of Future

Advisory Votes on

Executive Compensation

Approve, on an advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s NEOs.
RECOMMENDATION: Vote, on an advisory basis, to hold future advisory votes on the compensation of the Company’s NEOs every 1 YEAR

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Proposal 3: Advisory Vote to Approve the Frequency

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

As required under applicable regulations of the SEC, we are providing shareholders with an advisory vote on how often to hold the advisory shareholder vote to approve executive compensation. Under this proposal, shareholders may vote to hold the advisory vote to approve executive compensation every one, two, or three years.

When we last submitted this proposal for consideration at the Company’s 2017 annual meeting of shareholders, more than 89% of the votes cast supported the holding of executive compensation advisory votes on an annual basis. Even though that vote, as is the vote on this proposal, was advisory in nature and not binding on the Board, the Board considered the result of the vote in deciding to provide for advisory votes to approve executive compensation annually.

The Board believes that the one-year frequency best achieves the intended objectives of the advisory vote to approve executive compensation. This gives shareholders the opportunity to provide feedback to the CHC Committee on how its decisions in the immediately-completed fiscal year, as well as outlook and anticipated decisions in the current fiscal year, are reflective of and further the CHC Committee’s overarching goals of (1) aligning executive compensation with company performance, (2) incentivizing our executive officers to create long-term shareholder value, and (3) emphasizing future pay opportunity over current pay. Having this information on an annual basis gives the CHC Committee the ability to proactively consider incremental adjustments in response to year-to-year changes in the level of shareholder support.

This vote is advisory and not binding on the Board. However, the Board and the CHC Committee value all shareholder feedback and will consider the outcome of the vote in deciding on the frequency of future advisory votes to approve executive compensation.

VOTE REQUIRED AND RECOMMENDATION

Shareholders may vote to hold future advisory votes on the compensation of the Company’s NEOs every one year, every two years, or every three years. The affirmative vote of a majority of the votes cast is necessary for the approval, on an advisory basis, of the frequency of future advisory votes to approve the compensation of our NEOs. Since shareholders have several voting choices, it is possible that no single option will receive a majority of the votes cast. In the event no option receives a majority of the votes cast, we will consider the option receiving the most votes to be approved, on an advisory basis, by our shareholders. For purposes of the vote on this proposal, abstentions and broker non-votes will not affect the vote.

The Board recommends a vote to hold

future advisory votes on the compensation of

the Company’s NEOs every 1 YEAR

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Proposal 4:

Ratification of Independent Registered

Public Accounting Firm

The Audit Committee has appointed EY as the Company’s independent registered public accounting firm to audit the Consolidated Financial Statements of Public Storage and its subsidiaries for the year ending December 31, 2023.

RECOMMENDATION: Vote FOR ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023

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Proposal 4: Ratification of Independent Registered Public Accounting Firm

PROPOSAL 4

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

EXECUTIVE SUMMARY

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed EY as the independent registered public accounting firm for Public Storage for the fiscal year ending December 31, 2023. The Audit Committee believes that the selection of EY is in the best interests of the Company and its shareholders and has recommended that the Board submit the appointment of EY to the Company’s shareholders for ratification.

Although we are not required to seek shareholder ratification of the appointment of EY as the independent registered public accounting firm, Public Storage is asking its shareholders to do so because it believes that shareholder ratification of the appointment is a matter of good corporate practice. Ratification of the appointment of EY requires approval by a majority of the votes cast at the meeting. For these purposes, abstentions will not be counted. If the shareholders do not ratify the appointment of EY, the Audit Committee will reconsider whether or not to retain EY as the independent registered public accounting firm for Public Storage, but may nevertheless determine to do so. Even if the shareholders ratify the appointment of EY, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of Public Storage and its shareholders.

A representative of EY will be present at our Annual Meeting, where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

FEES BILLED TO THE COMPANY BY EY FOR 2022 AND 2021

The following table shows the fees billed or expected to be billed to Public Storage by EY for audit and other services provided for fiscal 2022 and 2021:

	2022	2021

Audit Fees	$1,318,000	$1,588,000

Audit-Related Fees	$—	60,000

Tax Fees	$259,000	257,200

All Other Fees	—	—

Total	$1,577,000	$1,905,200

Audit Fees. Audit fees represent fees for professional services provided in connection with the audits of Public Storage’s annual financial statements and internal control over financial reporting, review of the quarterly financial statements included in Public Storage’s quarterly reports on Form 10-Q and services in connection with the Company’s registration statements and securities offerings.

Audit-Related Fees. Audit-related fees represent professional services for auditing the financial statements of the 401(k) Plan.

Tax Fees. In 2022 and 2021, tax fees included $157,000 and $59,200, respectively, for preparation of federal and state income tax returns for Public Storage and its consolidated entities and $102,000 and $198,000, respectively, for various tax consulting matters.

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Proposal 4: Ratification of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policies. The Audit Committee has approved a policy concerning the pre-approval of audit and non-audit services to be provided by EY. The policy requires that all services provided by EY to us, including audit services, audit-related services, tax services, and other services, must be pre-approved by the Audit Committee.

In 2022 and 2021, our Audit Committee pre-approved all services performed for us by EY.

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibilities include appointing the Company’s independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm, and assisting the Board in providing oversight to the Company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the Company’s independent registered public accounting firm, internal auditors, and management to review accounting, auditing, internal controls, and financial reporting matters.

In connection with its oversight responsibilities related to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, the Audit Committee met with management and EY, the Company’s independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. The Audit Committee discussed with EY the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented. The discussion included, but was not limited to, the overall scope and plans for the annual audit, the results of their procedures, including critical audit matters addressed during the audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In addition to providing the required written disclosures and communications, EY also provided to the Audit Committee the letter confirming EY’s independence of the Company as required by the applicable rules of the PCAOB, and the Audit Committee discussed with EY their independence. In addition, the Audit Committee has considered whether EY’s provision of non-audit services to the Company and its affiliates is compatible with EY’s independence.

The Audit Committee met with representatives of management, the internal auditors, legal counsel, and EY regularly throughout the year to discuss the progress of management’s testing and evaluation of the Company’s system of internal controls over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related SEC regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee received from EY its assessment of and opinion on the Company’s internal controls over financial reporting as of December 31, 2022. The Audit Committee reviewed and discussed the results of management’s assessment and EY’s audit.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. The Audit Committee also approved the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and recommended that the Board submit this appointment to the Company’s shareholders for ratification at the Annual Meeting.

The Audit Committee

Kristy M. Pipes (Chair)

Rebecca Owen

Avedick B. Poladian

Tariq M. Shaukat

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Proposal 4: Ratification of Independent Registered Public Accounting Firm

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023. For purposes of the vote on this proposal, abstentions will not affect the vote.

The Board recommends a vote FOR

the Appointment of EY as our

Independent Registered Public Accounting Firm

for the Fiscal Year Ending December 31, 2023.

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Proposal 5:

Shareholder Proposal

Regarding Greenhouse

Gas Reduction Targets

A shareholder has submitted a proposal requesting that the Board issue short- and long-term Scope 1-3 greenhouse gas reduction targets aligned with the Paris Agreement.
RECOMMENDATION: Vote AGAINST the proposal

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Proposal 5: Shareholder Proposal Regarding Greenhouse Gas Reduction Targets

PROPOSAL 5

SHAREHOLDER PROPOSAL REGARDING

GREENHOUSE GAS REDUCTION TARGETS

EXECUTIVE SUMMARY

We received the following proposal from As You Sow, 2020 Milvia Street, Suite 500, Berkeley, California 94704, which it filed on behalf of Longview Largecap 500 Index Fund and Handlery Hotels Inc., each of which has represented to us that it is the beneficial owner of shares of our Common Stock in an amount and for a period of time sufficient to meet the requirements to file the proposal, and whose shareholdings will be provided by us upon request.

In accordance with SEC rules, we are presenting the text of the proposal and supporting statement in this proxy statement as they were submitted to us. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. Additionally, none of the websites referenced in the shareholder proposal shall be considered to be a part of or incorporated by reference into this proxy statement. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting.

As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.

SHAREHOLDER PROPOSAL

WHEREAS: The increasing rate and number of climate-related disasters affecting society are raising alarms globally, making the corporate sector’s contribution to climate mitigation a significant policy issue.

In addition to environmental and social harms, climate change is creating systemic risk to the economy. The latest IPCC publication states that the window for limiting global warming to 1.5 degrees Celsius (1.5°C), and thereby avoiding the most catastrophic impacts of climate change, is quickly narrowing. Immediate, sharp emissions reduction is required of all market sectors and industries.1

Shareholders are increasingly concerned about the growing material climate risk to their companies and to their portfolios. In response, the Climate Action 100+ initiative, a coalition of more than 700 investors with over $68 trillion in assets, issued a Net Zero Benchmark (“Benchmark”) outlining metrics that create climate accountability for companies and transparency for shareholders. Indicators 1 through 5 of the Benchmark seek reporting on companies’ net zero emissions ambition; short, medium, and long-term greenhouse gas (GHG) reductions goals; and strategic actions planned to achieve decarbonization targets.2

Public Storage has not established medium or long-term emissions reduction targets or issued a report addressing if and how it plans to reduce emissions in alignment with the Paris Agreement’s 1.5°C goal. In contrast, 51 North American companies in the real estate sector have committed to establish valid GHG targets through the Science Based Targets initiative.3

As the world’s leading owner and operator of self-storage facilities, Public Storage faces material risks from climate change, including physical risk and regulatory risk associated with its large stock of buildings. By setting 1.5°C, Paris-aligned GHG reduction targets for its Scope 1, 2, and 3 emissions,

[1]	https://report.ipcc.ch/ar6wg3/pdf/IPCC_AR6_WGIII_FinalDraft_FullReport.pdf
[2]	https://www.climateaction100.org/wp-content/uploads/2021/03/Climate-Action-100-Benchmark-Indicators-FINAL-3.12.pdf
[3]	https://sciencebasedtargets.org/companies-taking-action

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Proposal 5: Shareholder Proposal Regarding Greenhouse Gas Reduction Targets

disclosing a net zero climate transition plan, and demonstrating progress toward achieving its goals, Public Storage can provide investors with assurance that management is reducing its climate contribution and addressing the risks and opportunities associated with climate change.

RESOLVED: Shareholders request that the Board issue short and long-term Scope 1-3 greenhouse gas reduction targets aligned with the Paris Agreement’s 1.5°C goal requiring Net zero emissions by 2050.

SUPPORTING STATEMENT: Proponents suggest, at management’s discretion, that the targets:

•	Take into consideration approaches used by advisory groups such as the Science Based Targets initiative;

•	A timeline for setting a net zero by 2050 GHG reduction target, and 1.5°C aligned interim targets;

•	An enterprise-wide climate transition plan to achieve 1.5°C aligned emissions; and

•	Annual progress towards meeting its emissions reduction goals.

STATEMENT FROM PUBLIC STORAGE’S BOARD REGARDING THE SHAREHOLDER PROPOSAL

After careful consideration, the Board recommends a vote “AGAINST” this proposal. Our commitment to sustainability is rooted in our core values, central to our strategy and operations, and supported by our strong governance practices. We are committed to setting and achieving increasingly ambitious emissions reduction targets. As described below, we have taken important actions to address climate-related risks and enhance the overall sustainability of our business, and we have committed to do more. We believe that we must complete necessary foundational steps before setting net zero greenhouse gas reduction targets, particularly in light of the SEC’s pending climate-disclosure rules, the enhanced scrutiny placed on such disclosures by the SEC’s Climate and ESG Task Force within the Division of Enforcement, and the International Sustainability Standards Board’s (ISSB) pending climate and sustainability disclosure rules. Understanding these rules and completing foundational steps, including enhancing our data collection processes and internal controls, will allow us to make informed, responsible decisions about how to set and track our performance against data-driven goals and most effectively manage our resources to achieve our commitments. We honor and strive to achieve the commitments we make and, accordingly, we believe that the proposal’s prescriptive, one-size-fits-all approach is not in the best interest of the Company and its shareholders at this time.

We have taken important steps to address climate-related risks responsibly and enhance our overall sustainability, which efforts have been acknowledged by the proponent during our engagement meetings.

Since our founding over 50 years ago, we have been guided by the fundamental principle of “doing the right thing.” In this regard, and as noted above under “2022 Highlights—Sustainability Framework” beginning on page 3, we recognize the importance of operating in a responsible and sustainable manner that aligns with our long-term strategy and promotes the best interests of our Company and its stakeholders.

We support global efforts to mitigate the impact of climate change. We are fortunate that our property portfolio carries an inherently light environmental footprint, with carbon, water, and waste intensities that are on average 82% lower than other property types. Nevertheless, we take climate change and sustainability seriously, and over the past several years, we have taken important steps to improve our understanding and management of climate-related risks and opportunities.

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Proposal 5: Shareholder Proposal Regarding Greenhouse Gas Reduction Targets

As a result of our ongoing efforts, we now have solar power systems at nearly 200 properties and are committed to installing solar at over 1,000 properties by 2025—an increase of over 400%. In 2022, we generated 11.5 GWh of clean energy at these facilities, which our partners estimate saved CO2 emissions equivalent to 917,053 gallons of gasoline consumed or 9,017,068 pounds of coal burned. We also have 69 facilities that are Green Building certified through either the BREEAM® or LEED® certification programs, and we are working to double the number of certified facilities by the end of 2024. We have completed LED lighting conversions at nearly 2,500 properties, with commitments to complete LED lighting retrofits at all of our properties and to continuing the use of LED lighting at new properties that we acquire or develop. Through our environmentally-focused capital investments, we have realized a 27% reduction in our Scope 1 and Scope 2 greenhouse gas emissions (on a like-for-like basis) since 2018, and our properties emit 24% less carbon per square foot (on a same-store basis) than other public self-storage REITs (EXR, CUBE, and LSI).

These efforts have not gone unrecognized. We are the highest rated U.S. self-storage REIT across leading benchmarks, including GRESB, MSCI, and Sustainalytics, and our scoring has increased across these benchmarks by an average of 16% from 2021. The proponent has also acknowledged the importance of the progress we have made thus far during our engagement meetings regarding the proposal.

We are committed to pursuing and achieving increasingly ambitious emissions reduction targets, and we are laying a strong, data-driven foundation to help realize our goals.

Notwithstanding our strong results and achievements to date, our work to do even more continues. Led by our ESG Committee, as overseen by the Board and its committees, we are committed to continue to:

•	expand our greenhouse gas emissions inventory to include Scopes 1, 2, and 3 for the entire portfolio, while enhancing our data collection processes and internal controls;

•	analyze opportunities to work with our vendors and suppliers on emissions reductions;

•	monitor rapidly changing technologies related to emissions reductions;

•	enhance our internal processes and controls in anticipation of forthcoming SEC climate disclosure rules;

•

continue to evaluate the potential feasible pathways toward adopting medium and/or long-term greenhouse gas emissions reduction targets or other science-based, climate-focused targets aligned with the emissions reduction goals of the Paris Climate Agreement;

•	enhance our environmental management system further to infuse sustainability across our organization, enhance our program, and bolster the results of our sustainability efforts;

•	provide regular updates to our stakeholders on our ongoing efforts through our annual Sustainability Report; and

•

publicly disclose detailed information on our greenhouse gas emissions (consistent with TCFD standards), including through the CDP, as well as information on energy and water usage, green energy generation, and similar metrics.

With the assistance of our external partners, in 2022, we completed an SEC climate disclosure readiness exercise directed at ensuring we are able to source and disclose the climate data and information required by the SEC’s proposed climate rules in a manner consistent with our disclosure controls and procedures. We provided the Audit Committee updates on our SEC climate disclosure readiness exercise throughout the year and engaged with the Audit Committee on charting an appropriate path forward.

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Proposal 5: Shareholder Proposal Regarding Greenhouse Gas Reduction Targets

We view it as essential—and responsible—to gather the necessary data and establish the foundation from which we can set and track future climate-related goals and initiatives. We believe our shareholders and other stakeholders would be ill-served by us setting unverifiable, aspirational goals as opposed to data-driven goals. As discussed further below, we also believe that it is prudent to take time to understand the SEC’s final climate rules, as well as the ISSB disclosure standards—both of which are expected to be issued later this year—before we set additional goals given the heightened scrutiny to which climate-related goals and disclosures likely will soon be subject.

Our Board and management closely review and oversee our strategy, commitments, and progress on climate and sustainability matters.

Our Board is committed to effective oversight of our climate-related risks and ensuring progress across our sustainability initiatives. This commitment is reflected in the oversight responsibilities for these matters which are shared by our standing committees. In particular, our NGS Committee has formal responsibility for leading the Board’s oversight on climate and sustainability matters and overseeing our strategy, goals, targets, and policies. Our Board is supported in its oversight by our ESG Committee, comprising our CEO and other senior executives across functions including executive management, enterprise risk management, audit, real estate, operations, human resources, finance, legal, construction, architecture, and investor relations. Our ESG Committee assists executive management in setting strategy relating to climate and sustainability matters; implementing initiatives and policies based on that strategy; overseeing communications with our stakeholders; and assessing developments relating to, and improving our understanding of, climate-related risks and opportunities. Working together, our Board and management help ensure we are implementing a responsible climate and sustainability strategy that serves the best interests of the Company and all its stakeholders.

The proposal’s prescriptive timeline may hinder our ability to assess the impact of forthcoming regulatory developments properly.

During our engagement meetings with the proponent, we were urged to commit to setting net zero targets for Scopes 1, 2 and 3 emissions within 12 months and to setting near- and long-term targets within 24 months. As described above, we have been expanding our greenhouse gas emissions inventory to include Scopes 1, 2, and 3 for the entire portfolio, while enhancing our data collection processes and internal controls. We note that the SEC proposed expansive rules in March 2022 regarding the disclosure of public companies’ Scopes 1, 2, and 3 emissions and climate-related targets, goals, and transition plans. We are awaiting the SEC’s final rules, currently expected in the second quarter of 2023, to help guide and align our Scope 3 emissions data, disclosure, and strategy. We are cognizant that the SEC has also launched a Climate and ESG Task Force within the Division of Enforcement to identify ESG-related misconduct related to increased investor reliance on climate and ESG-related disclosure. Significant changes are also pending with respect to voluntary climate and sustainability disclosures, with the ISSB currently expected to release its final rules mid-year.

Accordingly, while we are aligned with As You Sow’s mission of addressing the impacts of climate change, we do not believe now is the appropriate time to establish short and long-term Scopes 1,2, and 3 greenhouse gas reduction targets aligned with the Paris Climate Agreement’s goal of net zero emissions by 2050. We do not make commitments lightly, and once made, we honor and strive to achieve them. This is evident in the climate-related achievements we have realized to date, and underlies our belief that the prudent path forward for all of our stakeholders is a thoughtful, reasoned, data-driven approach. As such, we do not believe it is responsible to commit to the proponent’s requested actions without first completing the necessary foundational steps, including reviewing and understanding the full implications of the SEC’s final climate rules and ISSB’s disclosure standards once issued. We believe these actions will allow us to make more informed and responsible decisions

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Proposal 5: Shareholder Proposal Regarding Greenhouse Gas Reduction Targets

about how to set and track our performance against data-driven goals, and prioritize our efforts and allocate our resources to achieve our goals and further climate commitments most effectively. For these reasons, we do not believe it is in our Company’s or our shareholders’ best interests to make the commitments in the proposal at this time.

We encourage our shareholders and other interested stakeholders to read more about our climate achievements and goals, as well as our broader approach to sustainability, in our annual Sustainability Report, which is available on our website at publicstorage.com.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast is necessary for the approval of the shareholder proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will not affect the vote.

The Board recommends a vote AGAINST

the Shareholder Proposal Requesting that

the Board Issue Short- and Long-Term Scope 1-3

Greenhouse Gas Reduction Targets Aligned with

the Paris Agreement

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General Information About the Meeting

GENERAL INFORMATION ABOUT THE MEETING

PURPOSE OF PROXY SOLICITATION

We are providing these materials on behalf of the Board to ask for your vote and to solicit your proxies for the Annual Meeting or any adjournments or postponements thereof.

We have made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder as of March 13, 2023, the record date (the record date) fixed by the Board, and are therefore entitled to receive the Notice of the Annual Meeting (Notice) and to vote on matters presented at the meeting.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

We are pleased to take advantage of the SEC rules that allow us to furnish proxy materials to you on the Internet. These rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Our Annual Report to Shareholders (the Annual Report) includes a copy of our 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 21, 2023, excluding exhibits. On or about March 22, 2023, we mailed you a Notice containing instructions on how to access this proxy statement and our Annual Report and vote over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how you may submit your proxy over the Internet. If you received the Notice by mail and would like a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

All shareholders receiving this proxy statement should have also received a paper copy or access to an electronic copy of the Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2022. Shareholders may request a free copy of our Annual Report on Form 10-K, including financial statements and schedules, by sending a written request to: Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Investor Services. Alternatively, shareholders can access the Annual Report on Form 10-K and other financial information on the Investor Relations section of our website at publicstorage.com. Public Storage will also furnish any exhibit to the Annual Report on Form 10-K upon written request and payment of a copying charge of 20 cents per page.

DATE, TIME, AND PLACE OF THE ANNUAL MEETING

The Annual Meeting will be held on Tuesday, May 2, 2023 at 8:00 a.m. Eastern Time at The Ritz-Carlton Georgetown, 3100 S Street, NW, Washington, DC 20007.

WHO CAN VOTE

If you are a holder of Common Stock at the close of business on the record date, you may vote the shares of Common Stock that you hold on that date at the Annual Meeting. For all matters submitted for vote at the Annual Meeting, each share of Common Stock is entitled to one vote.

QUORUM FOR THE ANNUAL MEETING

If a majority of the shares of Common Stock outstanding on the record date is present in person or represented by proxy at the Annual Meeting, we will have a quorum, permitting business to be conducted at the Annual Meeting. As of the record date of March 13, 2023, we had 175,795,336 shares of Common Stock outstanding and entitled to vote.

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General Information About the Meeting

We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

HOW VOTES ARE COUNTED

For the election of trustees, trustee nominees receiving an affirmative majority of votes cast (i.e., the number of shares cast “for” a trustee nominee must exceed the number of votes cast “against” that nominee) will be elected. Similarly, approval of Proposals 2, 3, 4, and 5 require an affirmative majority of the votes cast (i.e., the number of shares cast “for” the proposal must exceed the number of votes cast “against” that proposal). For Proposal 3, since shareholders have several voting choices, it is possible that no single option will receive a majority of the votes cast. In the event no options receives a majority of the votes cast, we will consider the option receiving the most votes to be the option approved. For each of Proposals 1, 2, 3, 4, and 5 abstentions and broker non-votes will have no effect on the outcome of the vote.

Although the advisory vote to approve the compensation of our NEOs in Proposal 2 is non-binding, the CHC Committee will consider the vote results when making future decisions regarding executive compensation. Similarly, although the advisory vote to approve the frequency of future advisory votes to approve the compensation of our NEOs in Proposal 3 is non-binding, the CHC Committee will consider the vote results when determining the frequency of such future votes.

TRUSTEE NOMINEES WHO DO NOT RECEIVE A MAJORITY OF THE VOTES CAST

If a nominee who is currently serving as a trustee is not re-elected, Maryland law provides that the trustee would continue to serve on the Board as a “holdover” trustee.

However, under our Corporate Governance Guidelines, each trustee nominee who does not receive the required majority vote for election must submit a resignation. The NGS Committee would then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board would act on the NGS Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results were certified. If the Board accepts a trustee’s resignation, it may fill the resulting vacancy or decrease the size of the Board as provided in our Bylaws.

HOW PROXIES WILL BE VOTED

If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

Your broker or nominee will not have the authority to exercise discretion to vote such shares with respect to Proposals 1, 2, 3, and 5 because NYSE rules treat these matters as non-routine. Your broker or nominee will have the authority to exercise discretion to vote such shares with respect to Proposal 4 because that matter is treated as routine under NYSE rules.

Broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

If you are a registered shareholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted (i) FOR each of Proposals 1, 2, and 4, (ii) for the option to hold future advisory votes to approve the compensation of our NEOs every 1 YEAR in Proposal 3, (iii) AGAINST Proposal 5, and (iv) in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.

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General Information About the Meeting

HOW TO CAST A VOTE

You may vote by any one of the following means:

•

BY INTERNET: Shareholders who received a Notice about the Internet availability of our proxy materials may submit proxies over the Internet by following the instructions on the Notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•

BY TELEPHONE: If provided on your proxy card or voting instruction card and if you live in the United States or Canada, you may submit proxies by telephone by calling the telephone number indicated on the card and following the instructions. When voting, you will need to have available the control number that appears on the card.

•

BY MAIL: Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.

•

IN PERSON AT THE ANNUAL MEETING: Shareholders who hold shares in their name as the shareholders of record may vote in person at the Annual Meeting. Shareholders who are beneficial owners but not shareholders of record may vote in person at the Annual Meeting only with a legal proxy obtained from their broker, trustee, or nominee, as applicable.

Properly completed and submitted proxy cards and voting instruction cards, and proxies properly completed and submitted over the Internet, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein.

HOW TO VOTE AS A PARTICIPANT IN THE COMPANY’S 401(K) PLAN

If you hold your shares as a participant in the 401(k) Plan, your proxy will serve as a voting instruction for the trustee of the 401(k) Plan with respect to the number of shares of Common Stock credited to your account as of the record date. If you provide voting instructions via your proxy card or voting instruction card with respect to your shares of Common Stock held in the 401(k) Plan, the trustee will vote those shares of Common Stock in the manner specified. The trustee will vote any shares of Common Stock for which it does not receive instructions in the same proportion as the shares of Common Stock for which voting instructions have been received by the trustee, unless the trustee is required by law to exercise its discretion in voting such shares.

To allow sufficient time for the trustee to vote your shares of Common Stock, the trustee must receive your voting instructions by 11:59 p.m., Pacific Time, on April 27, 2023.

CHANGING YOUR VOTE

You can change your vote at any time before your proxy is voted at the Annual Meeting. To revoke your proxy, you must:

•	file an instrument of revocation with our Corporate Secretary at our principal executive offices, 701 Western Avenue, Glendale, California 91201;

•	mail a new proxy card dated after the date of the proxy you wish to revoke to our Corporate Secretary at our principal executive offices;

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General Information About the Meeting

•	submit a later dated proxy over the Internet in accordance with the instructions set forth on the Internet voting website; or

•

if you are a shareholder of record, or you obtain a legal proxy from your broker, trustee or nominee, as applicable, attend the Annual Meeting and vote in person or via the Internet as provided for herein.

If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card, voting instruction card or, if submitted over the Internet, as indicated on the submission.

COST OF THIS PROXY SOLICITATION

We bear all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers and our regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, electronic transmission, and personal interviews.

We will request brokers, banks, custodians, and other fiduciaries to forward proxy soliciting materials to the beneficial owners of Common Stock. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.

CONTACTING OUR TRANSFER AGENT

Please contact Public Storage’s transfer agent, at the phone number or address listed below, with any questions concerning share certificates, dividend checks, transfer of ownership, or other matters pertaining to your share account:

Computershare Investor Services

P.O. Box 43078

Providence, Rhode Island 02940-3078

Phone: (781) 575-3120

CONSIDERATION OF CANDIDATES FOR TRUSTEE

Shareholder Recommendations. The policy of the NGS Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board. Under this policy, only shareholders who would be entitled to submit shareholder proposals under the SEC rules may submit shareholder recommendations. In evaluating recommendations, the NGS Committee seeks to achieve a balance of knowledge, experience, and capability on the Board and to address the membership criteria described above. Any shareholder recommendations proposed for consideration by the NGS Committee should include the candidate’s name and qualifications for Board membership, including the information required under Regulation 14A under the Exchange Act, and should be addressed to: Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary.

Deadline to Propose or Nominate Individuals to Serve as Trustees for the 2024 Annual Meeting. To nominate an individual for election at the 2024 annual meeting of shareholders (2024 Annual Meeting), a shareholder must give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary no earlier than the close of business on November 23, 2023, and no later than the close of business on December 23, 2023, unless the date of mailing of the notice for the 2024 Annual Meeting is moved by more than 30 days before or after the anniversary of the date of mailing of the notice for this year’s Annual

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General Information About the Meeting

Meeting, in which case the nomination must be delivered no earlier than the close of business on the 120th day and no later than the close of business on the later of the 90th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date of mailing of the notice for the 2024 Annual Meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 3, 2024.

Proxy Access Nominees. Our Bylaws provide that a shareholder, or a group of up to 20 shareholders, owning at least 3% of Public Storage’s outstanding Common Stock continuously for at least three years, may include in our proxy materials trustee nominees constituting up to the greater of two trustees or 20% of the number of trustees on the Board, provided that the shareholder and the nominees satisfy the eligibility requirements in our Bylaws. If you wish to nominate any person for election to our Board at the 2024 Annual Meeting under the proxy access provision of our Bylaws, your nomination notice must be submitted to the Corporate Secretary no earlier than the close of business on October 24, 2023, and no later than the close of business on November 23, 2023, unless the date of mailing of the notice for the 2024 Annual Meeting is moved by more than 30 days before or after the anniversary of the date of mailing of the notice for this year’s Annual Meeting, in which case the nomination must be delivered no earlier than the close of business on the 150th day and no later than the close of business on the later of the 120th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date of mailing of the notice for the 2024 Annual Meeting.

DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal that a holder of our shares wishes to submit for inclusion in our 2024 proxy statement (2024 Proxy Statement) pursuant to SEC Rule 14a-8 must be received by Public Storage no later than November 23, 2023. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless certain conditions specified in the rule are met.

In addition, notice of any proposal that a holder of our shares wishes to propose for consideration at the 2024 Annual Meeting, but does not seek to include in the 2024 Proxy Statement pursuant to Rule 14a-8, must be delivered to Public Storage no earlier than the close of business on November 23, 2023 and no later than the close of business on December 23, 2023 if the proposing holder of our shares wishes for Public Storage to describe the nature of the proposal in its 2024 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. As with shareholder nominations of trustee candidates discussed above, if the date of mailing of the notice for the 2024 Annual Meeting is moved by more than 30 days before or after the anniversary of the date of mailing of the notice for this year’s Annual Meeting, the shareholder proposal must be delivered no earlier than the close of business on the 120th day and no later than the close of business on the later of the 90th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date of mailing of the notice for the 2024 Annual Meeting.

Any shareholder proposals or notices submitted to Public Storage in connection with the 2024 Annual Meeting should be addressed to: Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary.

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General Information About the Meeting

HOUSEHOLDING

If you share an address with one or more other shareholders, you may have received notification that you will receive only a single copy of the Annual Report, Notice and proxy statement for your entire household unless you have notified us that you wish to continue receiving individual copies. This practice, known as “householding,” is designed to reduce printing and mailing costs. If you would like to revoke your consent to “householding,” or if you are receiving multiple copies at your address and would like to enroll in “householding,” please submit your request to Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary or call us at (818) 244-8080. If you own your shares in “street name,” please contact your broker, bank, trustee, or other intermediary to make your request.

YOUR VOTE IS IMPORTANT

We urge you to vote the accompanying proxy/instruction card and sign, date, and return it in the enclosed pre-addressed postage-prepaid envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

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Appendix A – Non-GAAP Measures

APPENDIX A: Description of non-GAAP measures and reconciliation to GAAP measures

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Appendix A – Non-GAAP Measures

CORE FFO PER SHARE

We present “Core FFO per share,” a non-GAAP measure that represents diluted earnings per share excluding the impact of (i) depreciation expense, (ii) gains on the sale of real estate facilities, (iii) foreign currency exchange gains and losses, (iv) charges related to the redemption of preferred securities, and (v) certain other non-cash and/or nonrecurring income or expense items such as loss contingency accruals and casualties, unrealized gain on private equity investments and our equity share of merger transactional costs, severance of a senior executive, and lease termination income. We review Core FFO per share to evaluate our ongoing operating performance, and we believe investors and REIT analysts use it in a similar manner. However, Core FFO per share is not a substitute for net income per share. Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology, or may not present such a measure, Core FFO per share may not be comparable among REITs.

The table below reconciles from diluted earnings per share to Core FFO per share.

2022

Diluted earnings per share	$23.50

Add back depreciation and amortization expense	5.27

Deduct gains on disposition of real estate investments	(0.31)

Deduct gain on sale of equity investment in PS Business Parks, Inc.	(12.00)

Eliminate foreign currency and other noncore items	(0.54)

Core FFO per share	$15.92

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PUBLIC STORAGE

ATTN: INVESTOR SERVICES DEPARTMENT

701 WESTERN AVENUE

GLENDALE, CA 91201-2349

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 1, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2023 for shares held in the 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 1, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2023 for shares held in the 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01331-P86302                     KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

  PUBLIC STORAGE

The Board of Trustees recommends you vote FOR
the following:			For	Against	Abstain

1.	Election of Trustees:

	1a.	Ronald L. Havner, Jr.	☐	☐	☐

	1b.	Tamara Hughes Gustavson	☐	☐	☐

	1c.	Leslie S. Heisz	☐	☐	☐

	1d.	Shankh S. Mitra	☐	☐	☐

	1e.	David J. Neithercut	☐	☐	☐

	1f.	Rebecca Owen	☐	☐	☐

	1g.	Kristy M. Pipes	☐	☐	☐

	1h.	Avedick B. Poladian	☐	☐	☐

	1i.	John Reyes	☐	☐	☐

	1j.	Joseph D. Russell, Jr.	☐	☐	☐

	1k.	Tariq M. Shaukat	☐	☐	☐

	1l.	Ronald P. Spogli	☐	☐	☐

	1m.	Paul S. Williams	☐	☐	☐

The Board of Trustees recommends you vote FOR proposal 2, 1 YEAR with respect to proposal 3, FOR		For	Against	Abstain
proposal 4, and AGAINST proposal 5.

2.	Advisory vote to approve the compensation of the Company’s Named Executive Officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	Advisory vote regarding the frequency of future advisory votes to approve the compensation of the Company’s Named Executive Officers. ☐	☐	☐	☐

		For	Against	Abstain

4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

5.	Shareholder proposal requesting that the Company’s Board of Trustees issue short- and long-term Scope 1-3 greenhouse gas reduction targets aligned with the Paris Agreement.	☐	☐	☐

Note: Other matters: In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be

Held on May 2, 2023:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V01332-P86302

PUBLIC STORAGE

701 Western Avenue

Glendale, California 91201-2349

This Proxy/Instruction Card is Solicited on Behalf of the Board of Trustees

The undersigned, a record holder of Common Shares of beneficial interest (“Common Shares”) of Public Storage and/or a participant in the PS 401(k)/Profit Sharing Plan (the “401(k) Plan”), hereby (i) appoints Joseph D. Russell, Jr. and Nathaniel A. Vitan, or each of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the Common Shares held of record by the undersigned on March 13, 2023, at the Annual Meeting of Shareholders to be held on May 2, 2023 (the “Annual Meeting”) and any adjournments thereof, and/or (ii) authorizes and directs the trustee of the 401(k) Plan (the “Trustee”) to vote or execute proxies to vote, as instructed on the reverse side, all the Common Shares credited to the undersigned’s account in the 401(k) Plan on March 13, 2023, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

THE PROXIES AND/OR THE TRUSTEE WILL VOTE ALL THE COMMON SHARES TO WHICH THIS PROXY/INSTRUCTION CARD RELATES IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON SHARES HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON SHARES FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF PROPOSAL 2, 1 YEAR WITH RESPECT TO PROPOSAL 3, IN FAVOR OF PROPOSAL 4, AND AGAINST PROPOSAL 5. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE COMMON SHARES CREDITED TO THE UNDERSIGNED’S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON SHARES IN THE SAME PROPORTION AS SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED, UNLESS REQUIRED BY LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES.

401(k) Plan Participants—The undersigned, if a participant in the 401(k) Plan, hereby directs Principal Financial Group as Trustee for the 401(k) Plan to vote all Common Shares allocated to my account as of March 13, 2023. I understand that I am to mail this confidential voting instruction card to Broadridge, acting as tabulation agent or vote by phone or internet, as described on the reverse side of this card, and that my instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on April 27, 2023. If my instructions are not received by that time and date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the 401(k) Plan document.

The undersigned acknowledges receipt of the Notice of 2023 Annual Meeting of Shareholders and accompanying Proxy Statement.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.